As filed with the U.S. Securities and Exchange Commission on November 4, 2021.

Registration No. 333-259126

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CANNABIS GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	2836	83-1754057
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation)	Classification Code Number)	Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arman Tabatabaei

520 S Grand Avenue, Suite 320

Los Angeles, California 90071

(310) 986-4929

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mailander Law Office, Inc.

Tad Mailander

4811 49th Street

San Diego, CA 92115

(619) 239-9034

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.001	35,000,000 Shares	$0.012	$420,000	$38.93	(3)

(1)	This preliminary prospectus relates to the registration of 35,000,000 of common stock in Cannabis Global, Inc. a Nevada Corporation (referred to herein as the “Company,” “CBGL,” “we,” “our,” “us,” or other similar pronouns). The Company is registering 35,000,000 shares of common stock, par value $0.001 under a stock purchase agreement with Dutchess Capital Growth Fund LP, a Delaware limited partnership (“Dutchess”) and an indeterminate number of additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) to prevent dilution resulting from stock splits, stock dividends or similar transactions, and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. Our Common Stock closed at a price of $0.012 per share on October 25, 2021. Pursuant to our Common Stock Purchase Agreement with Dutchess, after the effectiveness of this Registration Statement, we have the option, but not the obligation, to issue Dutchess a Drawdown Notice to purchase our registered shares. The number of shares subject to any Drawdown Notice shall not exceed the lesser of; (i) $250,000 or (ii) 200% of the Average Daily Traded Value of the Stock during the five (5) days immediately preceding the Drawdown Notice date or (iii) the Beneficial Ownership Limitation of 4.99% of the number of shares of the Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to a Drawdown Notice. The sale price of the Shares sold to Dutchess pursuant to any Drawdown Notice is ninety-three percent (93%) of the lowest traded price of the Common Stock the five (5) Business Day prior to the Closing Date of each Drawdown Notice.

(3)	The Registrant formerly filed a Form S-1 registration statement on July 26, 2021 (file number 333-258171) and withdrew the registration on August 4, 2021. The registration statement was not made effective. No securities were sold pursuant to the registration statement. Pursuant to Rule 457(p), the Registrant hereby applies the aggregate total dollar amount of the filing fees associated with its prior withdrawn S-1 registration, equaling $109.10 as an offset against the filing fee associated with this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SECTION 8(a) MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 4, 2021

PRELIMINARY PROSPECTUS

CANNABIS GLOBAL, INC.

520 S. Grand Avenue, Suite 320

Los Angeles, California 90071

(310) 986-4929

This preliminary prospectus relates to the registration of 35,000,000 shares of the Common Stock of Cannabis Global, Inc., a Nevada corporation (referred to herein as the “Company,” “we,” “our,” “us,” or other similar pronouns) by Dutchess Capital Growth Fund LP a Delaware limited partnership (“Dutchess” or the “Investor” or the “Selling Security Holder”) pursuant to a Common Stock Purchase Agreement (the “Purchase Agreement”), dated August 23, 2021 and an indeterminate number of additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) to prevent dilution resulting from stock splits, stock dividends or similar transactions, and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416, pursuant to the Purchase Agreement.

We will not receive any proceeds from the sale of the Shares made by Dutchess. However, we will receive proceeds from our initial sale of the Common Shares to Dutchess pursuant to the Purchase Agreement. Subject to the terms of the Purchase Agreement, we have the option, but not the obligation, to issue Dutchess a Drawdown Notice to purchase our registered shares in an amount equal to the lesser of ; (i) $250,000 or (ii) 200% of the Average Daily Traded Value of the Stock during the five (5) days immediately preceding the Drawdown Notice date or (iii) the Beneficial Ownership Limitation defined as shall be 4.99% of the number of shares of the Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to a Drawdown Notice. The Purchase Agreement is attached as an exhibit to this registration statement.

The price at which the Company will sell the Common Shares to Dutchess shall be ninety three percent (93%) of the lowest traded price of the Common Stock the five (5) Business Days prior to the Closing Date of the sales of the Common Shares. The Closing Date shall the date that is five (5) business days after the Clearing Date. The Clearing Date is defined as the first entire Business Day that Dutchess holds the purchased Common Shares in its brokerage account and is eligible to the Purchased Common Shares.

The 35,000,000 Shares registered for resale by Dutchess would represent approximately 24.51% of our issued and outstanding shares of Common Stock as of November 2, 2021 (155,149,236common shares issued and outstanding). Subject to the terms and conditions of the Purchase Agreement, we have the right to sell up to an aggregate of $5,000,000 of shares of our Common Stock to Dutchess. The Purchase Agreement limits Dutchess’ beneficial ownership of our common stock, at any time while the purchase agreement and the registration statement are pending, to 4.99% of the number of shares of the Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to a Drawdown Notice.

The Company will be registering all common stock under the Exchange Act in connection with this Prospectus. Discounts, concessions, commissions, and similar selling expenses attributable to the sale of common stock covered by this Prospectus will be borne by Dutchess. We will pay all expenses (other than discounts, concessions, commissions, and similar selling expenses) relating to the registration of the common stock with the Securities and Exchange Commission.

Dutchess is an “underwriter” within the meaning of the Securities Act in connection with the resale of the Shares under the Purchase Agreement, and any broker-dealers or agents that are involved in such resales may be deemed to be “underwriters” within the meaning of the Securities Act in connection therewith. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by Dutchess may be deemed to be underwriting commissions or discounts under the Securities Act. For more information, please see the section of this Prospectus titled “Plan of Distribution” beginning on page 31.

Our Common Stock is currently quoted on the OTC Markets Pink under the symbol “CBGL”. On October 26, 2021, the closing price as reported was $0.012 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED ON PAGE12 HEREIN AND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED AUGUST 31, 2020, AS WELL AS OUR SUBSEQUENTLY FILED PERIODIC AND CURRENT REPORTS, WHICH WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November 4, 2021

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
SUMMARY FINANCIAL INFORMATION	10
SUMMARY OF THIS OFFERING	11
RISK FACTORS	12
USE OF PROCEEDS	27
THE OFFERING	27
DILUTION	29
PLAN OF DISTRIBUTION	31
DESCRIPTION OF SECURITIES	33
INTERESTS OF EXPERTS	34
DESCRIPTION OF BUSINESS	35
DESCRIPTION OF PROPERTY	48
LEGAL PROCEEDINGS	48
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	49
MANAGEMENT’S DISCUSSION AND ANALYSIS	50
CRITICAL ACCOUNTING POLICIES INVOLVING MANAGEMENT ESTIMATES AND ASSUMPTIONS	55
INTERIM FINANCIAL STATEMENTS	59
DIRECTORS AND EXECUTIVE OFFICERS	60
EXECUTIVE AND DIRECTOR COMPENSATION	67
CERTAIN RELATIONSHIPS AND FEE TRANSACTIONS	71
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2
WHERE YOU CAN FIND MORE INFORMATION	75

You should rely only on the information contained or incorporated by reference to this Prospectus in deciding whether to purchase our Shares. We have not authorized anyone to provide you with information different from that contained in this Prospectus. Under no circumstances should the delivery to you of this Prospectus or any sale made pursuant to this Prospectus create any implication that the information contained in this Prospectus is correct as of any time after the date of this Prospectus. Our business, financial condition, operating results and prospects may have changed since that date. To the extent that any facts or events arising after the date of this Prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this Prospectus, this Prospectus will be updated to the extent required by law.

Cannabis Global, Inc., the Cannabis Global logo, Hemp You Can Feel™, Gummies You Can Feel™, Comply Bag™ and other trademarks or service marks of Cannabis Global, Inc. appearing in this Prospectus are the property of Cannabis Global, Inc. This Prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this Prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

2

GENERAL MATTERS

Unless otherwise noted or the context indicates otherwise “we,” “us,” “our,” “Company” or “CBGL” refers to Cannabis Global, Inc., a Nevada corporation. On December 4, 2019, our shareholders approved and authorized (i) re-domiciling the Company from Delaware to Nevada; (ii) changing the name of the Company from MCTC Holdings, Inc. to Cannabis Global, Inc.; and, (iii) seeking a corresponding change of name and new trading symbol for the Company with FINRA. On March 30, 2020, we filed Articles of Conversion with the Delaware Secretary of State, electing to convert and re-domicile the Company from a Delaware corporation to a newly formed Nevada corporation named Cannabis Global, Inc. Concurrently, we filed Articles of Incorporation and Articles of Domestication with the Nevada Secretary of State incorporating the Company in Nevada under the name Cannabis Global, Inc. and accepting the re-domicile of our former Delaware corporation. There is no change to our fiscal year end. On August 1, 2020, FINRA approved our name change to Cannabis Global, Inc. with a corresponding new trading symbol: “CBGL.”

References to “Management” in this Prospectus mean the senior officers of the Company. See “Directors and Executive Officers.” Any statements in this Prospectus made by or on behalf of Management are made in such persons’ capacities as officers of the Company and not in their individual capacities.

Prospective purchasers should rely only on the information contained in this Prospectus. We have not authorized any other person to provide prospective purchasers with additional or different information. If anyone provides prospective purchasers with additional or different or inconsistent information, including information or statements in media articles about us, prospective purchasers should not rely on it. Prospective purchasers should assume that the information appearing in this Prospectus is accurate only as the date of filing, regardless of its time of delivery or of any distribution of the Offered Shares. Our business, financial conditions, results of operations and prospects may have changed since that date.

Our Consolidated Financial Statements included with this Prospectus are presented in United States dollars.

CAUTIONARY NOTE TO INVESTORS

Our business is focused on the research and development of cannabis, hemp, and associated products, and on the legal sales of cannabis permitted under California law. Cannabis is a Schedule 1 illegal drug under the Controlled Substances Act, 21 U.S.C. § 811 (hereafter referred to as the “CSA”).

As of the date of this filing, thirty-five states, the District of Columbia and four U.S. Territories currently have laws broadly legalizing cannabis in some form for either medicinal or recreational use governed by state specific laws and regulations. Although legalized in some states, cannabis and hemp containing more than 0.3 percent THC are “Schedule 1” drugs under the CSA and are illegal under federal law. Active enforcement of the current CSA regarding cannabis and hemp containing more than 0.3 percent THC may directly and adversely affect our revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain; See “Risk Factors” and “Government Regulation of Cannabis.”

On August 29, 2013, The Department of Justice set out its prosecutorial priorities in light of various states legalizing cannabis for medicinal and/or recreational use. The “Cole Memorandum” provided that when states have implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale, and possession of cannabis, conduct in compliance with those laws and regulations is less likely to threaten the federal priorities. Indeed, a robust system may affirmatively address those priorities by, for example, implementing effective measures to prevent diversion of cannabis outside of the regulated system and to other states, prohibiting access to cannabis by minors, and replacing an illicit cannabis trade that funds criminal enterprises with a tightly regulated market in which revenues are tracked and accounted for. In those circumstances, consistent with the traditional allocation of federal-state efforts in this area, the Cole Memorandum provided that enforcement of state law by state and local law enforcement and regulatory bodies should remain the primary means of addressing cannabis-related activity. If state enforcement efforts are not sufficiently robust to protect against the harms set forth above, the federal government may seek to challenge the regulatory structure itself in addition to continuing to bring individual enforcement actions, including criminal prosecutions, focused on those harms.

3

On January 4, 2018, Attorney General Jeff Sessions issued a memorandum for all United States Attorneys concerning cannabis enforcement under the CSA. Mr. Sessions rescinded all previous prosecutorial guidance issued by the Department of Justice regarding cannabis, including the August 29, 2013 “Cole Memorandum”.

In rescinding the Cole Memorandum, Mr. Sessions stated that U.S. Attorneys must decide whether or not to pursue prosecution of cannabis activity based upon factors including: the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community. Mr. Sessions reiterated that the cultivation, distribution, and possession of marijuana continues to be a crime under the U.S. Controlled Substances Act.

On March 23, 2018, President Donald J. Trump signed into law a $1.3 trillion-dollar spending bill that included an amendment known as “Rohrabacher-Blumenauer,” which prohibits the Justice Department from using federal funds to prevent certain states “from implementing their own State laws that authorize the use, distribution, possession or cultivation of medical cannabis.”

On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, was classified as a Schedule 1 controlled substance, and so illegal under the federal CSA.

With the passage of the Farm Bill, hemp cultivation containing less than 0.3 percent THC is now broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under the CSA and would not be legally protected under this new legislation and would be treated as an illegal Schedule 1 drug.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is a still a lot to learn about hemp and its products from commercial and market perspectives.

 The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, which is not guaranteed or certain, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown and processed; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, any hemp products containing CBD we may develop for sale may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business.

4

PROSPECTUS SUMMARY

The following summary highlights material information contained in this Prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this Prospectus and any amendment or supplement hereto.

Our Business and Corporate History

Current Operations

Cannabis Global operates multiple cannabis businesses in California. The Company also has an active research and development programs in hemp and cannabis. Our previous research and development of industrial hemp, and industrial hemp-based CBD products, are currently suspended pending regulatory guidance from the U.S. Food and Drug Administration.

The Company operates and manages Natural Plant Extract of California, Inc. (NPE) which holds two active California cannabis licenses: (i) a Type 7 Manufacturing License; and, (ii) a Distribution License. These licenses allow NPE to distribute cannabis products in the State of California. Our operations at the NPE facility emphasize product manufacturing and distribution. We began taking customer orders for products manufactured at the NPE facility on April 21, 2021. These products included several types of cannabis products, including:

•	Cannabis flower packaged in various weights, which are sold to California licensed cannabis retailers and distributors;
•	Cannabis Pre-rolls, which are sold to California licensed cannabis retailers and distributors; and,
•	Cannabis edible products, which are sold to California licensed cannabis retailers and distributors

The cannabis products are Schedule 1 Controlled Substances under the CSA, and so are illegal under federal law (see Cautionary Note to Investors and Risk Factors).

Our sales from the above product categories amount to 97% of our operating revenues. Our cannabis research and development efforts have not generated material revenue as of the date of this Prospectus.

On April 18, 2020, we formed a subsidiary Hemp You Can Feel, Inc., a California corporation (“HYCF”), as a wholly owned subsidiary of the Company. HYCF will be engaged in research and development of hemp and CBD products. However, HYCF’s operations are currently suspended pending regulatory guidance from the U.S. Food and Drug Administration.

In April, 2021, we signed a cannabis distribution agreement with Northern Lights Distribution, Inc. (NLD), a wholly owned subsidiary of NPE. NLD has a California cannabis distribution agreement allowing it to distribute cannabis and cannabis products in California.

The following organizational chart discloses our organizational structure:

5

We are located at 520 S. Grand Avenue, Suite 320, Los Angeles, California 90071. Our telephone number is (310) 986-4929 and our website is www.cannabisglobalinc.com. Our shares of Common Stock are quoted on the OTC Markets Pink Tier, operated by OTC Markets Group, Inc., under the ticker symbol “CBGL.”

6

Historical Operations

We incorporated in Nevada in 2005 under the name MultiChannel Technologies Corporation, a wholly owned subsidiary of Octillion Corporation, a development stage technology company focused on the identification, acquisition and development of emerging solar energy and solar related technologies. In April 2005, we changed our name to MicroChannel Technologies, Inc., and in June 2008, began trading on the OTC Markets under the trading symbol “MCTC.” On June 25, 2015, our majority shareholders and directors abandoned the Company, resulting in our corporate charter in Nevada to be revoked. On August 21, 2017, Custodial Management, LLC, a shareholder of the Company, filed a complaint with the Eighth Judicial District Court of Nevada for custodianship over the corporation (Case No. A-17-760130-P). The Court granted a receivership over the Company and Custodial Management brought the Company back into compliance with the State of Nevada and the 1934 Securities and Exchange Act.

On June 27, 2018, we changed domiciles from the State of Nevada to the State of Delaware, and thereafter reorganized under the Delaware Holding Company Statute. On or about July 12, 2018, we formed two subsidiaries for the purpose of effecting the reorganization. We incorporated MCTC Holdings, Inc. and MCTC Holdings Inc. incorporated MicroChannel Corp. We then effected a merger involving the three constituent entities, and under the terms of the merger we were merged into MicroChannel Corp., with MicroChannel Corp. surviving and our separate corporate existence ceasing. Following the merger, MCTC Holdings, Inc. became the surviving publicly traded issuer, and all of our assets and liabilities were merged into MCTC Holdings, Inc.’s wholly owned subsidiary MicroChannel Corp. Our shareholders became the shareholders of MCTC Holdings, Inc. on a one for one basis.

On May 25, 2019, Lauderdale Holdings, LLC, a Florida limited liability company, and beneficial owner 70.7% of our issued and outstanding common stock, sold 130,000,000 common shares, to Mr. Robert Hymers, Mr. Edward Manolos and Mr. Dan Nguyen, all of whom were previously unaffiliated parties of the Company. Each individual purchased 43,333,333 common shares for $108,333 or an aggregate of $325,000. These series of transactions constituted a change in control.

On August 9, 2019, we filed a DBA in California registering the operating name Cannabis Global. On July 1, 2019, the Company entered into a 100% business acquisition with Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei in exchange for $1,000 (see “Related Party Transactions”).

Subsequent to the closing of the fiscal year ending August 31, 2019, we affected a reverse split of our common shares effective as of September 30, 2019, at the rate of 1:15.

On September 11, 2019, we formed a subsidiary Aidan & Co, Inc. (“Aidan”) a California corporation as a wholly owned subsidiary of the Company. Aidan will be engaged in various related business opportunities. Currently Aidan has no operations.

On December 4, 2019, our shareholders approved and authorized (i) re-domiciling the Company from Delaware to Nevada; (ii) changing the name of the Company from MCTC Holdings, Inc. to Cannabis Global, Inc.; and, (iii) seeking a corresponding change of name and new trading symbol for the Company with FINRA.

On March 30, 2020, we filed Articles of Conversion with the Delaware Secretary of State, electing to convert and re-domicile the Company from a Delaware corporation to a newly formed Nevada corporation named Cannabis Global, Inc. Concurrently, the Registrant filed Articles of Incorporation and Articles of Domestication with the Nevada Secretary of State incorporating the Registrant in Nevada under the name Cannabis Global, Inc. and accepting the re-domicile of Registrant’s Delaware corporation. There was no change to the Registrant’s fiscal year end. As a result of our FINRA corporate action, our name was changed to Cannabis Global, Inc. and our trading symbol changed to “CBGL.”

On April 18, 2020, we formed a subsidiary Hemp You Can Feel, Inc., a California corporation (“HYCF”), as a wholly owned subsidiary of the Company. HYCF will be engaged in research and development of hemp and CBD products . However, HYCF’s operations are currently suspended pending regulatory guidance from the U.S. Food and Drug Administration.

7

On July 22, 2020, we signed a management agreement with Whisper Weed, Inc., a California corporation (“Whisper Weed”). Edward Manolos, our director, is a shareholder in Whisper Weed (see “Related Party Transactions”). Whisper Weed conducts licensed delivery of cannabis products in California. The material definitive agreement requires the parties to create a separate entity, CGI Whisper W, Inc. in California as a wholly owned subsidiary of the Company. The business of CGI Whisper W, Inc. will be to provide management services for the licensed delivery of cannabis in the State of California. The Company will manage CGI Whisper W, Inc. operations. In exchange for the Company providing management services to Whisper Weed through the auspices of CGI Whisper W, Inc., the Company will receive as consideration a quarterly fee of 51% of the net profits earned by Whisper Weed. As separate consideration for the transaction, the Company agreed to issue to Whisper Weed $150,000 in the Company’s restricted common stock, valued for purposes of issuance based on the average closing price of the Company’s common stock for the twenty days preceding the entry into the material definitive agreement. Additionally, the Company agreed to amend its articles of incorporation to designate a new class of preferred shares. The preferred class will be designated and issued to Whisper Weed in an amount equal to two times the quarterly payment made to the Company. The preferred shares will be convertible into the Company’s common stock after 6 months and shall be senior to other debts of the Company. The conversion to common stock will be based on a value of common stock equal to at least two times the actual sales for the previous 90-day period The Company agreed to include in the designation the obligation to make a single dividend payment to Whisper Weed equal to 90% of the initial quarterly net profits payable by Whisper Weed. As of November 4, 2021, the Company has not issued the common or preferred shares, and the business is in the development stage. The management agreement may be terminated, at the unanimous election of the Whisper Weed Board of Directors as follows: Upon the occurrence of any event, or the existence of any condition beyond the reasonable control of the Parties, which prevents the business operation outlined in this Agreement from functioning in a manner consistent with the purpose of the Agreement or to otherwise to make it possible to carry out its purpose, and such event or condition cannot be corrected within a reasonable time, at a reasonable expense (see Exhibit 10.38).

On August 31, 2020, we entered into a stock purchase agreement with Robert L. Hymers III (“Hymers”). Pursuant to the Stock Purchase Agreement, the Company purchased 266,667 shares of common stock of NPE from Hymers in exchange for $2,040,000. The purchased shares of common stock represent 18.8% of the outstanding capital stock of NPE on a fully diluted basis. In connection with the stock purchase agreement, we became a party to a Shareholders Agreement, dated June 5, 2020, by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. On June 11, 2021, the Company and Hymers amended the stock purchase agreement to exchange the Registrant’s obligations to make monthly payments, for our issuance of a Convertible Note for the same amount, with principal and interest due on June 11, 2022. The Convertible Note also provides Hymers with the right to convert outstanding principal and interest into our common stock at a fixed price of $0.04 per share, unless, at the time the amounts due under this Note are eligible for conversion, the Securities and Exchange Commission has not enacted any amendment to the provisions of Rule 144(d)(iii) or other provision in a manner that would adversely affect the tacking of variable rate securities. In such event the Conversion Price shall equal 60% of the lowest trading price of the Company’s Common Stock for the 10 trading days immediately preceding the delivery of a Notice of Conversion to the Company. The Company also agreed, in the event that it determined to prepare and file a registration statement concerning its common stock, to include all the shares issuable upon conversion of this Note.

On September 30, 2020, the Company entered into a securities exchange agreement with Marijuana Company of America, Inc., a Utah corporation (“MCOA”). By virtue of the agreement, the Company issued 7,222,222 shares of its unregistered common stock to MCOA in exchange for 650,000,000 shares of MCOA unregistered common stock. The Company and MCOA also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold. On June 9, 2021, the parties amended their securities exchange agreement to delete the lock up leak out agreement, and the requirement to conduct quarterly reviews of each party’s respective stock price for purposes of evaluating whether additional share issuances are required to maintain the value of exchanged common shares equal to $650,000. As consideration for the amendment, we issued MCOA 618,000 shares of restricted common stock. We issued the common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities.

8

On November 16, 2020, we entered into a business acquisition agreement with Ethos Technology LLC, dba Comply Bag, a California limited liability company (“Ethos”). Ethos is a development stage business in the process of entering the market for cannabis trackable storage bags. By virtue of the agreement, Ethos sold, assigned, and transferred to the Company all of Ethos’ business, including all of its assets and associated liabilities, in exchange for the Company’s issuance of an aggregate of 6,000,000 common shares. 3,000,000 shares were due at signing, with 1,500,000 shares being issued to Edward Manolos, and 1,500,000 shares being issued to Thang Nguyen. Mr. Manolos is our director and a related party. Mr. Nguyen is the brother of Dan Van Nguyen, our director, and a related party. After Ethos ships orders for Ethos products equaling $1,000,000 to unaffiliated parties, the Company will issue to Messrs. Manolos and Nguyen an additional 1,500,000 shares of common stock each. At the closing we issued an aggregate 3,000,000 shares of Company common stock, par value $0.001, equal in value to $177,000 based on the closing price on November 16, 2020. We issued the above shares of its common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder since it was an isolated issuance and did not involve a public offering of securities.

On January 27, 2021, we closed a material definitive agreement (MDA) with Edward Manolos, our director and related party. Pursuant to the MDA, the Company purchased 266,227 shares of NPE from Mr. Manolos, in exchange for a purchase price of $2,040,000. In lieu of a cash payment, we agreed to issue Mr. Manolos 11,383,929 restricted common shares, valued for purposes of the MDA at $0.1792 per share. The purchased shares represented 18.8% of the outstanding capital stock of NPE on a fully diluted basis. In connection with the MDA, we became a party to a Shareholders Agreement by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares.

On February 16, 2021, we purchased 266,667 shares of common stock of NPE from Alan Tsai, in exchange for the issuance of 1,436,368 common shares. There was no material relationship between us and Mr. Tsai. By virtue of the transaction, we acquired 18.8% of the outstanding capital stock of NPE, bringing our total beneficial ownership in NPE to 56.5%. By virtue of our 56.5% ownership in NPE, we control production, manufacturing, and distribution of NPE and our cannabis products. In connection with the MDA, we became a party to a Shareholders Agreement by and among Edward Manolos, a director of the Company, Robert L. Hymers III, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations concerning operations, management, including restrictions on the transfer of the Shares.

On May 12, 2021, The Company and Marijuana Company of America (MCOA) agreed to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County, and the State of California. We own a controlling interest in NPE. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of our manufacturing and distribution licenses; access to the Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Our ownership of the joint venture was agreed to be 60% to us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture were also agreed to be distributed as 60% to us and 40% to MCOA. MCOA contributed $135,000 of cash to the joint venture for its operations. The joint venture may be terminated by the unanimous election of the board of directors and shareholders; if an unforeseeable event occurs which prevents the joint venture from carrying out its purpose; or, if events otherwise occur which prevents the joint venture from carrying out its purpose, and those events cannot be corrected in a reasonable amount of time.

For more information about current business operations, please see the section of this Prospectus entitled “Description of Business” beginning on page 35.

9

SUMMARY FINANCIAL INFORMATION

The following tables summarize our financial data for the periods presented and should be read together with the sections of this Prospectus entitled “Risk Factors,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes appearing elsewhere in this Prospectus. We derived the summary financial information for the period ended August 31, 2020, from our audited financial statements and related notes appearing elsewhere in this Prospectus. The audited historical results are not necessarily indicative of the results we expect in the future.

The Company sustained continued operating losses during the fiscal years ended August 31, 2020, and 2019. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

Our independent registered public accounting firm included in its opinion for the year ended August 31, 2020 an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to develop profitable operations and to obtain additional funding sources. Our financial statements as of August 31, 2020 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital or enter into strategic alliances.

The Company’s consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

CONSOLIDATED BALANCE SHEETS	May 31, 2021	Aug. 31, 2020	Aug. 31, 2019
Cash	$268,007	$2,338	$152,082
Total Current Assets	909,888	77,676	154,381
TOTAL ASSETS	12,247,405	2,325,185	214,829
Total Liabilities	8,671,622	3,760,471	153,414
Working Capital (Deficit)	(6,430,490)	(3,682,795)	967
Stockholder’s Deficit
Total Stockholder’s Deficit	(365,828)	(1,435,286)	61,415
Accumulated Deficit	(11,329,224)	(6,056,949)	(1,127,601)

CONSOLIDATED STATEMENTS OF OPERATIONS	9 Months Ended
	May, 31, 2021	May 31, 2020
Revenues	$970,717	$24,753
Total Operating Expenses	1,585,866	2,023,358
Operating Loss	(1,352,691)	(2,013,293)
Total Other Income (Expense)	(3,827,266)	(1,882,909)
Net Income (Loss)	$(5,179,957)	$(3,896,202)
Basic & Diluted Loss per Common Share	$(0.11)	$(0.31)
Weighted Average Common Shares	49,661,819	12,549,491

CONSOLIDATED STATEMENTS OF OPERATIONS	12 Months Ended
	Aug 31, 2020	Aug 31, 2019
Revenues	$27,004	$-
Total Operating Expenses	3,626,375	549,918
Operating Loss	(3,623,892)	(549,918)
Total Other Income (Expense)	(1,305,456)	160,321
Net Income (Loss)	$(4,929,348)	$(389,597)
Basic & Diluted Loss per Common Share	$(0.29)	$(0.03)
Weighted Average Common Shares	17,101,743	12,261,293

10

SUMMARY OF THIS OFFERING

Securities being offered by the Selling Security Holder	Up to 35,000,000 shares of Common Stock. Our Common Stock is described in further detail in the section of this Prospectus titled “Description of Securities – Common Stock.”

Common Stock Outstanding Before the Offering	155,149,236 Shares

Common Stock Outstanding After the Offering	177,756,018 Shares, assuming the sale of all 35,000,000 Shares being registered in this Registration Statement.

Offering Price per Share

The Selling Security Holder may re-sell all or a portion of the Shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds

We will not receive any proceeds from the resale or other disposition of the Shares covered by this Prospectus by the Selling Security Holder.

We will receive proceeds from the sale of Shares to the Selling Security Holder and it has committed to purchase up to $5,000,000 of shares of our Common Stock over a period of time terminating on the earlier of the date on which Dutchess shall have purchased Shares under the Purchase Agreement for an aggregate purchase Price of $5,000,000 or for a period of 36 months, beginning on the effective date of this Registration Statement.

The price at which the Company will sell the Common Shares To Dutchess shall be ninety three percent (93%) of the lowest Traded price of the Common Stock the five (5) Business Days prior to the Closing Date of the sales of the Common Shares as reported by Bloomberg Finance L.P. The Closing Date shall be the date that is five (5) business days after the Clearing Date. The Clearing Date is defined as the first entire Business Day that Dutchess holds the purchased Common Shares in its brokerage account and is eligible to sell the Purchased Common Shares. For further information, see “The Offering” beginning on page 27.

OTC Markets Symbol	CBGL
Plan of Distribution

Dutchess may, from time to time, sell any or all of the Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

For further information, see “Plan of Distribution” beginning on page 31.

Risk Factors	You should read the “Risk Factors” section of this Prospectus and the other information in this Prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

11

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this Prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our shares of Common Stock. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our shares of Common Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

RISKS RELATED TO OUR BUSINESS

The novel coronavirus (COVID-19) pandemic may have unexpected effects on our business, financial condition and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, supply chains, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn across many global economies.

The COVID-19 pandemic has rapidly escalated in the United States, creating significant uncertainty and economic disruption, and leading to record levels of unemployment nationally. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures, work stoppages, slowdowns, and travel restrictions, among other effects, thereby adversely impacting our operations. In addition, we expect to be impacted by a downturn in the United States economy, which could have an adverse impact on discretionary consumer spending and may have a significant impact on our business operations and/or our ability to generate revenues and profits.

In response to the COVID-19 disruptions, we have implemented a number of measures designed to protect the health and safety of our staff and contractors. These measures include restrictions on non-essential business travel, the institution of work-from-home policies wherever feasible and the implementation of strategies for workplace safety at our facilities that remain open. We are following the guidance from public health officials and government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and wearing of masks.

12

The extent to which COVID-19 ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. Additionally, while the extent to which COVID-19 ultimately impacts our operations will depend on a number of factors, many of which will be outside of our control. The COVID-19 outbreak is evolving and new information emerges daily; accordingly, the ultimate consequences of the COVID-19 outbreak cannot be predicted with certainty.

In addition to the COVID-19 disruptions possibility adversely impacting our business and financial results, they may also have the effect of heightening many of the other risks described in “Risk Factors,” including risks relating to changes due to our limited operating history; our ability to generate sufficient revenue, to generate positive cash flow; our relationships with third parties, and many other factors. We will endeavor to minimize these impacts, but there can be no assurance relative to the potential impacts that may be incurred.

Uncertainty of profitability

Our business strategy may result in meaningful volatility of revenues, loses and/or earnings. As we will only develop a limited number of business efforts, services and products at a time, our overall success will depend on a limited number of business initiatives, which may cause variability and unsteady profits and losses depending on the products and/or services offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our products. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

•	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

•	Our ability to source strong opportunities with sufficient risk adjusted returns.
•	Our ability to manage our capital and liquidity requirements based on changing market conditions.
•	The amount and timing of operating and other costs and expenses.
•	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we obtain more customers or increase sales to our existing customers, there is no guarantee we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably.

We do not have sufficient cash on hand.

As of May 31, 2021, we had $358,813 of cash on hand.  Our cash resources are not sufficient for us to execute our business plan. If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to continue our operations. We estimate that within the next 12 months we will need approximately $3,335,129 in cash from either investors or operations to fully execute our business plan and to repay debts. While we intend to engage in future financings, there is no assurance that these will occur. Nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are dilutive of their interests. You should recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

13

We may not be able to continue our business as a going concern – Our Auditor has issued a “Going Concern” Opinion.

Our independent registered public accounting firm included in its opinion for the year ended August 31, 2020 an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to develop profitable operations and to obtain additional funding sources. Our financial statements as of August 31, 2020 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital or enter into strategic alliances.

If we are not able to raise enough funds, we may not be able to successfully develop and market our products and our business may fail.

We do not have any commitments for financing, and we will need additional financing to meet our obligations and to continue our business.

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity, and good faith of Management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of Management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected. We do not maintain key-man life insurance on any of our executive employees.

The loss of key Management personnel could adversely affect our business.

We depend on the continued services of our executive officer and senior consulting team and are responsible for our day-to-day operations. Our success depends in part on our ability to retain executive officers, to compensate executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have entered into an employment agreement with our Chief Executive Officer and Chief Financial Officer, and do not believe our Chief Executive Officer or Chief Financial Officer is planning to leave or retire in the near term, we cannot assure you that he will remain with us. The loss or limitation of the services of any of our executives or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business.

Our business depends on attracting independent directors, executives, and senior management to advance our business plans. We currently do not have directors and officer’s insurance to protect our directors, officers, and the company against the possible third-party claims. This is due to the significant lack of availability of such policies in the cannabis industry at reasonably competitive prices. As a result, the Company and our executive directors and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

14

If we fail to maintain satisfactory relationships with future customers, our business may be harmed.

Due to competition or other factors, we could lose business from our future customers, either partially or completely. The future loss of one or more of our significant customers or a substantial future reduction of orders by any of our significant customers could harm our business and results of operations. Moreover, our customers may vary their order levels significantly from period to period and customers may not continue to place orders with us in the future at the same levels as in prior periods. In the event that in the future we lose any of our larger customers, we may not be able to replace that revenue source. This could harm our financial results.

Management of growth will be necessary for us to be competitive.

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition, and operating results.

Some of business initiatives in the hemp and cannabis sectors are new and are only in the early stages of commercialization. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will develop or that demand for our products will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition, and operating results would be materially adversely affected.

We are attempting to enter into several new business areas. We plan to address these new business areas with unproven technologies. Our inability to master the technical details of these new technologies could negatively impact our business.

We are attempting to enter several new areas of the hemp and cannabis markets, including THC remediation, the production of highly bioavailable cannabis infused drinks and the production of functional foods based on nanoparticle technologies. These businesses will require extensive technical expertise. There can be no assurances we will have the capital, personnel resources, or expertise to be successful relative to these advanced technologies.

Our chosen method for cannabinoid delivery is controversial with an unproven safety of efficacy.

The safety profile relative to oral consumption of polymeric or other forms of nanoparticles is unproven. There can be no guarantee of a proven safety profile for any of our emerging technologies.

We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business.

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our products and services. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products and services. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our products and services or infrastructures to adapt to these changes. We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. This competition could increase price competition and reduce anticipated profit margins.

15

The failure to enforce and maintain our intellectual property rights could adversely affect the value of the Company.

The success of our business will partially depend on our ability to protect our intellectual property. As of the date hereof, we do not own any federally registered patents or trademarks. We do have provisional patent and trademark applications pending. The unauthorized use of our intellectual property could diminish the value of our business, which would have a material adverse effect on our financial condition and results of operation.

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we obtain customers, there is no guarantee that we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably. Further, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability. If we cannot operate profitably, we may have to suspend or cease operations.

For the fiscal year ended August 31, 2020 we incurred an operating loss of $3,623,892. For the fiscal year ended August 31, 2019, we incurred an operating loss of $549,918. At August 31, 2020 we had an accumulated deficit of $6,056,949. Although we anticipate generating revenue in future periods, such revenues may be insufficient to make the Company profitable. We plan to increase our expenses associated with the development of our business. There is no assurance we will be able to derive revenues from the development of our business to successfully achieve positive cash flow or that our business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

We may not able to deduct some of our business expenses.

Section 280E of the Internal Revenue Code prohibits marijuana businesses from deducting their ordinary and necessary business expenses, forcing us to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a marijuana business depends on how large its ratio of nondeductible expenses is to its total revenues. Therefore, our marijuana business may be less profitable than it could otherwise be.

Laws and regulations affecting the medical and adult use marijuana industry are constantly changing, which could detrimentally affect our operation.

Local, state, and federal medical and adult use marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to certain aspects of our businesses. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

We are reliant on single source suppliers for several components of our products. In the future, such supplies could be difficult or impossible to obtain, which would affect our ability to produce our products.

We purchase components for our products from several larger corporations and from single source providers. Any difficulty in obtaining such supplies could restrict our ability to manufacture products for sales, which would affect our ability to generate revenues. There can be no assurances such suppliers of the components we require will not become difficult or impossible to obtain in the future.

16

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

Our participation in the medical and adult use marijuana industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against us. Litigation, complaints, and enforcement actions could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability, and growth prospects.

RISKS OF GOVERNMENT ACTION AND REGULATORY UNCERTAINTY

We could be found to be violating laws related to cannabis.

Our future business activities, including providing management services for cannabis delivery services in California, and the research and development of cannabis infused drinks, will fall outside of the CSA. Currently, many U.S. states plus the District of Columbia and Guam, have laws and/or regulations that recognize, in one form or another, legitimate medical and adult uses for cannabis and consumer use of cannabis in connection with medical treatment or for recreational use. Many other states are considering similar legislation. Conversely, under the CSA, the policies and regulations of the federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is illegal and prohibited as a Schedule 1 drug. Unless and until Congress amends the CSA with respect to cannabis, for which there can be no assurance, there is a risk that federal authorities may enforce current federal law, and we may be deemed to be producing, cultivating, dispensing and/or aiding or abetting the possession and distribution of cannabis in violation of federal law. Active enforcement of the current CSA on cannabis may thus directly and adversely affect our revenues and profits.

High tax rates on cannabis and compliance costs in California may limit our customer base.

The State of California imposes a 15.0% excise tax on products sold at licensed cannabis dispensaries. Local jurisdictions typically impose additional taxes on cannabis products. In addition, we incur significant costs complying with state and local laws and regulations. As a result, our products may likely cost more than similar products sold by other licensed vendors and we may lose market share to those vendors.

The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. The details and scopes of each state’s plans are not known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by the states and the USDA, may materially limit our business depending upon the scope of the regulations.

Laws and regulations affecting our industry to be developed under the Farm Bill are in development.

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state, and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations, or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the hemp industry generally, which could directly affect our financial condition.

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown and processed; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, any hemp-based products we develop and sell containing CBD may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business.

17

The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.

As a result of the conflicting state and federal laws regarding cannabis, our investments, and operations of cannabis businesses in the U.S. are subject to inconsistent laws and regulations. Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state, and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition.

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, our powdered drink products, which we plan to introduce will likely contain CBD and may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration, as may be prescribed by the FDA, we may be unable to continue to operate the hemp segments of our business.

The scheduling status of Tetrahydrocannabivarin (THC-V) and other cannabinoids with the Drug Enforcement Administration is uncertain.

During August of 2020, Drug Enforcement Administration (the “DEA”) issued a rule regarding the scheduling of hemp and marijuana. The ruling could affect our ability to successfully market our THC-V beverage line.

Should the DEA determine the manufactured cannabinoids we use in some of our products are scheduled under the CSA, our future business opportunities could be negatively impacted.

The Company is currently working with the supplier of THC-V to determine the impact, if any, the ruling may have on our ability to market THC-V products.

The DEA published the following summary:

The purpose of this interim final rule is to codify in the Drug Enforcement Administration (DEA) regulations and statutory amendments to the Controlled Substances Act (CSA) made by the Agriculture Improvement Act of 2018 (AIA), regarding the scope of regulatory controls over marihuana, tetrahydrocannabinols, and other marihuana-related constituents. This interim final rule merely conforms DEA's regulations to the statutory amendments to the CSA that have already taken effect, and it does not add additional requirements to the regulations.

18

The Agriculture Improvement Act of 2018, Public Law 115-334 (the AIA), was signed into law on December 20, 2018. It provided a new statutory definition of “hemp” and amended the definition of marihuana under 21 U.S.C. 802(16) and the listing of tetrahydrocannabinols under 21 U.S.C. 812(c). The AIA thereby amends the regulatory controls over marihuana, tetrahydrocannabinols, and other marihuana-related constituents in the Controlled Substances Act (CSA).

The rulemaking makes four conforming changes to DEA's existing regulations:

•	It modifies 21 CFR 1308.11(d)(31) by adding language stating that the definition of “Tetrahydrocannabinols” does not include “any material, compound, mixture, or preparation that falls within the definition of hemp set forth in 7 U.S.C. 1639 o.”

•	It removes from control in schedule V under 21 CFR 1308.15(f) a “drug product in finished dosage formulation that has been approved by the U.S. Food and Drug Administration that contains cannabidiol (2-[1R-3-methyl-6R-(1-methylethenyl)-2-cyclohexen-1-yl]-5-pentyl-1,3-benzenediol) derived from cannabis and no more than 0.1% (w/w) residual tetrahydrocannabinols.”

•	It also removes the import and export controls described in 21 CFR 1312.30(b) over those same substances.

•	It modifies 21 CFR 1308.11(d)(58) by stating that the definition of “Marihuana Extract” is limited to extracts “containing greater than 0.3 percent delta-9-tetrahydrocannabinol on a dry weight basis.”

According to the DEA, the AIA does not impact the control status of synthetically derived tetrahydrocannabinols (for Controlled Substance Code Number 7370) because the statutory definition of “hemp” is limited to materials that are derived from the plant Cannabis sativa L. For synthetically derived tetrahydrocannabinols, the concentration of Δ9-THC is not a determining factor in whether the material is a controlled substance. All synthetically derived tetrahydrocannabinols remain schedule I controlled substances.

We could become subject to other FDA regulations.

The cannabinoid delivery technologies we are developing could later become subject to increased government regulation. Such additional regulations and could have an adverse effect on our business operations.

We may not obtain the necessary permits and authorizations to operate the medical and adult use marijuana business.

We may not be able to obtain or maintain the necessary licenses, permits, authorizations, or accreditations for our cultivation, production, and dispensary businesses, or may only be able to do so at great cost. In addition, we may not be able to comply fully with the wide variety of laws and regulations applicable to the medical and adult use marijuana industry. Failure to comply with or to obtain the necessary licenses, permits, authorizations, or accreditations could result in restrictions on our ability to operate the medical and adult use marijuana business, which could have a material adverse effect on our business.

We operate a cannabis extraction facility, which is subject to strict local, state and other regulations and codes.

We operate a licensed cannabis manufacturing and distribution business in Lynwood, California, holding a Type 7 California Manufacturing and a distribution license, allowing for cannabis product distribution anywhere in the state. The existing Type 7 license allows us to produce cannabis products using volatile solvents. While we plan to operate a business unit that will process cannabis using volatile solvents, the business operation will be subject to regulatory approval. Delays in gaining compliance and/or approval could negatively affect our business operations and our ability to produce revenue and profits.

19

RISKS ASSOCIATED WITH BANK AND INSURANCE LAWS AND REGULATIONS

We and our customers may have difficulty accessing the service of banks, which may make it difficult to sell our products and services and manage our cash flows.

Since the commerce in cannabis is illegal under federal law, federally most chartered banks will not accept deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our customers to operate. There does appear to be recent movement to allow state-chartered banks and credit unions to provide banking to the industry, but as of the date of this report there are only nominal entities that have been formed that offer these services.

Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the U.S. Bank Secrecy Act. Despite guidance from the U.S. Department of the Treasury suggesting it may be possible for financial institutions to provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan. Similarly, many of our customers are directly involved in cannabis sales and further restrictions to their ability to access banking services may make it difficult for them to purchase our products, which could have a material adverse effect on our business, financial condition, and results of operations.

We are subject to certain federal regulations relating to cash reporting.

The Bank Secrecy Act, enforced by FinCEN, requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect, or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurance(s) in the future, or that the cost will be affordable to us. If we are forced to go without such insurance(s), it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities

RISK ASSOCIATED WITH OUR INDUSTRY

Our Business Can be Affected by Unusual Weather Patterns.

Cannabis and hemp cultivation can be impacted by weather patterns and these unpredictable weather patterns may impact our ability to obtain cannabis for our products. If suppliers are unable to provide sufficient cannabis or hemp, our ability to conduct research and development and meet possible customer demand, generate sales, and maintain operations will be impacted.

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell.

Demand for our products is often affected by general economic conditions as well as product-use trends in our target markets. These changes may result in decreased demand for our products. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations. The inability or unwillingness of our customers to pay a premium for our products due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

Changes within the cannabis industry may adversely affect our financial performance.

Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance. New competitors may include foreign-based companies and commodity-based domestic producers who could enter our specialty markets if they are unable to compete in their traditional markets. The paper industry has also experienced consolidation of producers and distribution channels. Further consolidation could unite other producers with distribution channels through which we intend to sell our products, thereby limiting access to our target markets.

We may be subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking-controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

20

We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business.

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our products. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our products and services or infrastructures to adapt to these changes.

We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating, communications and computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar products and services. This competition could increase price competition and reduce anticipated profit margins.

RISKS RELATED TO OUR COMMON STOCK

 We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our shares of common stock, who may experience dilution of their ownership interest of our shares of Common Stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional shares of Common Stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our shares of Common Stock.

Our shares of Common Stock qualify as a penny stock. As such, we are subject to the risks associated with "penny stocks". Regulations relating to "penny stocks" limit the ability of our shareholders to sell their shares and, as a result, our shareholders may have to hold their shares indefinitely.

Our shares of Common Stock are deemed to be "penny stock" as that term is defined in Regulation Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Securities Exchange Act of 1934 and Regulation 240.15g(c)2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our shares of Common Stock are urged to obtain and read such disclosure carefully before purchasing any shares of Common Stock that are deemed to be "penny stock".

Moreover, Regulation 240.15g-9 of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our shares of Common Stock to resell their shares to third parties or to otherwise dispose of them. Holders should be aware that, according to SEC Release No. 34-29093, dated April 17, 1991, the market for penny stocks suffers from patterns of fraud and abuse.

21

Our Management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be able to dictate the behavior of the market or of broker-dealers who participate in the market, Management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

We will be controlled by existing shareholders.

Our directors and officers currently in place control a significant portion of our shares and have super voting rights relative to preferred shares. Thus, they will continue to oversee the Company’s operations. As a result, our directors and officers will likely have a significant influence on the affairs and management of the Company, as well as on all matters requiring stockholder approval, including electing and removing members of its board of directors, causing the Company to engage in transactions with affiliated entities, causing or restricting the sale or merger of the Company and changing the company’s dividend policy. Such concentration of ownership and control could have the effect of delaying, deferring, or preventing a change in control of the Company, even when such a change of control would be in the best interests of the company’s other stockholders.

We can issue additional shares of our shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 1,000,000,000 shares of Common Stock. The power of the Board of Directors to issue shares of Common Stock, preferred stock or warrants or options to purchase shares of Common Stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our shares of Common Stock, or shares of preferred stock that may be convertible into Common Stock, may have the effect of diluting your investment. Currently authorized are ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Company Preferred Stock in one or more series, and expressly authorized the Board of Directors of the Company, subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series. On December 16, 2019, the Board of Directors authorized the issuance of eight million (8,000,000) preferred shares as “Series A Preferred Stock.” The Series A Preferred Stock is not convertible into any other form of Securities, including common shares, of the Company. Holders of Series A Preferred Stock shall be entitled to fifty (50) votes for every Share of Series A Preferred Stock beneficially owned as of the record date for any shareholder vote or written consent. On May 28, 2020, Mr. Robert L. Hymers III, a former director and former chief financial officer, returned 2,000,000 Series A Preferred shares to the corporate treasury. As of the date of this filing, there were 6,000,000 Series A Preferred shares issued and outstanding. On February 28, 2021 the Company filed a Certificate of Designation of Preferences, Rights of Series B Preferred Stock. The Series B Convertible Preferred stock has 1,000,000 shares authorized, has a par value of $0.001 per share and a stated value of $1.00. Each share of Series B Preferred Stock will carry an annual dividend in the amount of eight percent (8%) of the Stated Value, which shall be cumulative, payable solely upon redemption, liquidation, or conversion. Upon the occurrence of an Event of Default, the Dividend Rate shall automatically increase to twenty two percent (22%). Based on the terms of the Series B Preferred Stock Purchase Agreement, and in accordance with ASC 480-10, the instruments are accounted for as a liability. During the nine months ended May 31, 2021, the Company entered into four Series B Preferred Stock Purchase Agreements for an aggregate amount of $329,500, with an accredited investor. As of May 31, 2021, the carrying value of the liability was $60,660, net of discount of $268,840, and accrued interest was $4,852.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock and to deposit certificates in paper form or to clear shares for trading under Safe Harbor exemptions and regulations for unregistered shares.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker- dealers to recommend that their customers buy our shares of Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares. FINRA requirements make it more difficult for our investors to deposit paper stock certificates or to clear our shares of Common Stock that are transferred electronically to brokerage accounts. There can be no assurances that our investors will be able to clear our shares for eventual resale.

22

Costs and expenses of being a reporting company under the 1934 Securities Exchange Act may be burdensome and prevent us from achieving profitability.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

Since our shares of Common Stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of Common Stock are thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): the trading volume of our shares, the number of analysts, market-makers and brokers following our shares of Common Stock, new products or services introduced or announced by us or our competitors, actual or anticipated variations in quarterly operating results, conditions or trends in our business industries, additions or departures of key personnel, sales of our shares of Common Stock and general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of Common Stock are thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of Common Stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Markets Pink and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

We do not expect to pay any dividends on our common stock.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

23

RISKS RELATED TO THE OFFERING

Our existing shareholders may experience significant dilution from the sale of our shares of Common Stock pursuant to the Purchase Agreement with Dutchess.

The sale of our shares of Common Stock to Dutchess in accordance with the Purchase Agreement may have a dilutive impact on our shareholders. As a result, the market price of our shares of Common Stock could decline. In addition, the lower our stock price is at the time we issue a drawdown notice under the terms of the Purchase Agreement, the more shares of our Common Stock we will have to issue to Dutchess. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our shareholders to sell their shares, which may cause a decline in the price of our shares of Common Stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our shares of Common Stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our shares of Common Stock.

The issuance of Shares pursuant to the Purchase Agreement with Dutchess may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the Purchase Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Purchase Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue) the information set out below indicates the potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Purchase Agreement is realized.

Dilution is based upon shares of Common Stock sold to Dutchess and the stock price discounted to Dutchess’s purchase price of 93% of the lowest traded price of the Common Stock the five (5) Business Day prior to the Closing Date of the sale.

Dutchess will pay less than the then-prevailing market price for our Common Stock

Dutchess will pay less than the then-prevailing market price of our shares of Common Stock, which could cause the price of our shares of Common Stock to decline. The price at which the Company will sell the Common Shares to Dutchess shall be ninety three percent (93%) of the lowest traded price of the Common Stock the five (5) Business Days prior to the Closing Date of the sales of the Common Shares as reported by Bloomberg Finance L.P. The Closing Date shall the date that is five (5) business days after the Clearing Date. The Clearing Date is defined as the first entire Business Day that Dutchess holds the purchased Common Shares in its brokerage account and is eligible to sell the Purchased Common Shares. Dutchess has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Dutchess sells our shares, the price of our shares of Common Stock may decrease. If our stock price decreases, Dutchess may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Purchase Agreement may cause the price of our shares of Common Stock to decline.

We are registering an aggregate of 35,000,000 Shares to be issued under the Purchase Agreement with Dutchess. The sale of such shares could depress the market price of our shares of Common Stock.

We are registering an aggregate of 35,000,000 Shares under the Registration Statement of which this Prospectus forms a part for issuance pursuant to the Purchase Agreement. The sale of these Shares into the public market by Dutchess could depress the market price of our shares of Common Stock.

Unless an active trading market develops for our securities, investors may not be able to sell their shares.

We are a reporting company, and our shares of Common Stock are quoted on the OTC Markets under the symbol “CBGL”. However, there is not currently an active trading market for our shares of Common Stock and an active trading market may never develop or, if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our shares of Common Stock, and you may be unable to sell your shares of Common Stock or any attempted sale of such shares of Common Stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

24

Since our shares of Common Stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of Common Stock are thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): the trading volume of our shares, the number of analysts, market-makers and brokers following our shares of Common Stock, new products or services introduced or announced by us or our competitors, actual or anticipated variations in quarterly operating results, conditions or trends in our business industries, additions or departures of key personnel, sales of our shares of Common Stock and general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of Common Stock are thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of Common Stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Markets Pink and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers, and option traders.

Our existing directors, executive officers and principal stockholders will continue to have substantial control over us after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

After this offering our directors, executive officer, principal stockholders, and their affiliates will beneficially own or control, directly or indirectly, a significant majority of our shares. As a result, these stockholders, acting together, could have significant influence over the outcome of matters submitted to our stockholders for approval, including the election or removal of directors, any amendments to our certificate of incorporation or bylaws and any merger, consolidation, or sale of all or substantially all of our assets, and over the management and affairs of our company. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company or discouraging others from making tender offers for our shares and might affect the market price of our common stock.

Because we do not expect to pay any dividends on our common stock for the foreseeable future, investors in this offering may never receive a return on their investment.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

25

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This Prospectus may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent the registrant’s expectations or beliefs, including but not limited to, statements concerning the registrant’s operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the registrant’s control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company and its subsidiary, volatility of stock price, federal enforcement and state enforcement, and any other factors discussed in this and other registrant filings with the Securities and Exchange Commission.

The risks and uncertainties and other factors include but are not limited to those set forth under “Risk Factors” of this Prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this Prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Prospectus.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this Prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

26

USE OF PROCEEDS

The Selling Security Holder is selling all of the shares of our Common Stock covered by this Prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of our Common Stock made by Dutchess. However, we will receive proceeds from any sale of the shares of Common Stock to Dutchess under the Purchase Agreement.

We intend to use the net proceeds received for working capital or general corporate needs. We assume a price of $0.011 (93% of the closing trading price of $0.012 on October 26, 2021 per share to complete the offering.

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised
Aggregated Amount (Raised Amount)	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Equipment	$385,000	$770,000	$1,155,000	$1,541,925
Product Supplies	$287,876	$575,750	$863,625	$1,152,940
Inventories	$329,500	$659,000	$988,500	$1,344,475
Working Capital	247,625	495,250	742,875	970.660
Total Use of Proceeds	$1,250,000	$2,500,00	$3,750,000	$5,000,000

The Company may change the use of proceeds if it feels it is in the best interest of the shareholders to carry out the development of its business. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent costs and costs of its legal counsel applicable to the sale of its shares.

THE OFFERING

We will not receive any proceeds from the resale or other disposition of the Shares covered by this Prospectus by the Selling Security Holder. We will receive proceeds from the sale of Shares to the Selling Security Holder and it has committed to purchase up to an aggregate of $5,000,000 of shares of our Common Stock over a period of time terminating on the earlier of the date on which Dutchess shall have purchased Shares under the Purchase Agreement for an aggregate purchase price of $5,000,000 or for a period of 36 months, beginning on the effective date of this Registration Statement.

Dutchess may offer and resale of up to 35,000,000 shares of our Common Stock, par value $0.001 per share, pursuant to this Prospectus.  All of such shares represent shares that Dutchess has agreed to purchase from us pursuant to the terms and conditions of a Purchase Agreement we entered into with them on August 23, 2021 (the “Purchase Agreement”).

Subject to the terms and conditions of the Purchase Agreement, we have the right to sell up to $5,000,000 worth of shares of our Common Stock to Dutchess.   Unless terminated earlier, Dutchess’s purchase commitment will automatically terminate on the earlier of the date on which Dutchess shall have purchased shares pursuant to the Purchase Agreement for an aggregate purchase price of $5,000,000 or thirty-six (36) months from the effective date of the Registration Statement that this Prospectus is a part of. We have no obligation to sell any shares under the Purchase Agreement.

As provided in the Purchase Agreement, the Company shall have the right, but not the obligation, to direct the Dutchess, by its delivery to the Dutchess of a Drawdown Notice from time to time, to purchase Drawdown Notice Shares provided that the amount of Purchase Notice Shares shall not exceed the lesser of; (i) $250,000 or (ii) 200% of the Average Daily Traded Value of the Stock during the five (5) days immediately preceding the Drawdown Notice date or (iii) the Beneficial Ownership Limitation set at 4.99% and as futhrer outlined in the Purchase Agreement. Notwithstanding the foregoing, the Company may not deliver a subsequent Drawdown Notice until the Closing of an active Drawdown Notice, except if waived by the Investor in writing. Further, Dutchess will have no obligation to purchase shares under the Purchase Agreement to the extent that such purchase would cause Dutchess to own more than 4.99% of our Common Stock.

A Drawdown Notice shall be deemed delivered on (i) the Business Day it is received by email by the Investor if such notice is received on or prior to 8:00 a.m. New York time or (ii) the immediately succeeding Business Day if it is received by email after 8:00 a.m. New York time on a Business Day or at any time on a day which is not a Business Day. The Closing of a Drawdown Notice shall occur after the market close five (5) Business Days after the Clearing Date, whereby the Investor, shall deliver the Investment Amount (minus the Clearing Costs), by wire transfer of immediately available funds to an account designated by the Company.

The price at which the Company will sell the Common Shares to Dutchess shall be ninety three percent (93%) of the lowest traded price of the Common Stock the five (5) Business Days prior to the Closing Date of the sales of the Common Shares as reported by Bloomberg Finance L.P. The Closing Date shall the date that is five (5) business days after the Clearing Date. The Clearing Date is defined as the first entire Business Day that Dutchess holds the purchased Common Shares in its brokerage account and is eligible to sell the Purchased Common Shares.

27

The Purchase Agreement contains covenants, representations, and warranties of us and Dutchess that are typical for transactions of this type. In addition, we and Dutchess have granted each other customary indemnification rights in connection with the Purchase Agreement.

In connection with the Purchase Agreement, we also entered into Registration Rights Agreement with Dutchess requiring us to prepare and file a Registration Statement registering the resale by Dutchess of shares to be issued under the Purchase Agreement, to use commercially reasonable efforts to cause such Registration Statement to become effective, and to keep such Registration Statement effective until (i) three months after the last closing of a sale of shares under the Purchase Agreement, (ii) the date when Dutchess may sell all the shares under Rule 144 without volume limitations, or (iii) the date Dutchess no longer owns any of the shares. In accordance with the Registration Rights Agreement, we are obligated to file one or more registration statements with the SEC to register the resale by Dutchess of shares of common stock issued or issuable under the Purchase Agreement. The aggregate number of shares registered prior to this registration statement is zero. We have agreed that, in the event that this registration fails to register all of the shares necessary to fulfill our contractual obligations, we will amend this statement and file new registration statements. This registration process will continue until such time as all of the dollar amounts available under the credit line, using shares of common stock issuable under the Purchase Agreement, have been registered for resale on effective registration statements.

The foregoing description of the terms of the Purchase Agreement and Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the agreements and instruments themselves, copies of which are filed as Exhibits to this filing. The benefits and representations and warranties set forth in such agreements and instruments are not intended to and do not constitute continuing representations and warranties of the Company or any other party to persons not a party thereto.

We intend to sell Dutchess periodically shares of Common Stock under the Purchase Agreement and Dutchess may, in turn, sell such shares to investors in the market at the market price or at negotiated prices. This may cause our stock price to decline, which will require us to issue increasing numbers of shares of Common Stock to Dutchess to raise the intended amount of funds, as our stock price declines.

Statement of which this Prospectus is a part will be subject to our filing a subsequent Registration Statement with the SEC and the SEC declaring it effective.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

28

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock is currently listed on the OTC Markets Pink quotation system under the symbol CBGL. We are authorized to issue up to 1,000,000,000 shares of Common Stock with a par value of $.001 per share and have issued 155,149,236   common shares as of November 2, 2021. Of these common shares 42,497,380 are restricted as of the filing.

The Company is authorized to issue up to 10,000,000 shares of preferred stock. As of this filing date there is two classes of preferred stock, designated Series A and Series B. There are 6,000,000 Series A shares outstanding. The Series A shares have no conversion rights. Please see Section “Description of Securities” on Page 33 for information on the designations for the class of preferred stock.

On February 28, 2021, the Company designated 1,000,000 shares of Series B Convertible Preferred Stock (“Series B Convertible Preferred Stock”). The Series B Convertible Preferred Stock earns dividends at 8% per year, and is convertible into shares of common stock at a rate of 63% of the market price, based on the average of the two lowest trading prices during the previous 15 days. Additionally, the Series B Convertible Preferred Stock is mandatorily redeemable 16 months from the issuance date in cash. The Company entered into an agreement with an investor for 153,500 shares of Series B Convertible Preferred Stock on February 28, 2021 for a total purchase amount of $153,500, and an agreement with the same investor for 78,500 shares of Series B Convertible Preferred Stock for a purchase amount of $78,500. In March 2021, the Company received proceeds of $225,000.

As of the end of the three-month reporting period ending May 31, 2021, there were 670,750 shares of Series B Convertible Preferred Stock issued and outstanding.

Holders

We had 63 shareholders of record of our common stock as of October 26, 2021.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

Please see “Dividend Policy” above.

DILUTION

From time to time during the term of the Purchase Agreement, and at our sole discretion, we may present Dutchess with a Drawdown Notice requiring Dutchess to purchase shares of our Common Stock. As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by Dutchess. Dutchess may resell some, if not all, of the shares that we issue to it under the Purchase Agreement and such sales could cause the market price of our Common Stock to decline significantly. To the extent of any such decline, any subsequent sales would require us to issue and sell a greater number of shares to Dutchess Capital in exchange for each dollar of the sale amount. Under these circumstances, the existing shareholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our shares of Common Stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Dutchess, and because our existing shareholders may disagree with a decision to sell shares to Dutchess at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price. If we draw down amounts under the Purchase Agreement when our share price is decreasing, we will need to issue more shares to raise the same amount of funding.

29

SELLING SECURITY HOLDER

We agreed to register for resale 35,000,000 Shares that we will sell to Dutchess pursuant to the Purchase Agreement. The Purchase Agreement with Dutchess provides that Dutchess is committed to purchase up to $5,000,00 of our shares of Common Stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement.

Dutchess is the purchaser of our shares of Common Stock under the Purchase Agreement. The 35,000,000 Shares offered in this Prospectus are based on the Purchase Agreement of August 23, 2021 between Dutchess and the Company. Dutchess may from time to time offer and sell any or all of the Shares that are registered under this Prospectus. The price at which the Company will sell the Common Shares to Dutchess shall be ninety three percent (93%) of the lowest traded price of the Common Stock the five (5) Business Days prior to the Closing Date of the sales of the Common Shares as reported by Bloomberg Finance L.P. The Closing Date shall the date that is five (5) business days after the Clearing Date. The Clearing Date is defined as the first entire Business Day that Dutchess holds the purchased Common Shares in its brokerage account and is eligible to sell the Purchased Common Shares. For further information, see “The Offering” beginning on page 27.

We are unable to determine the exact number of Shares that will actually be sold by Dutchess according to this Prospectus due to:

•	the ability of Dutchess to determine when and whether it will sell any of the Shares under this Prospectus; and

•	the uncertainty as to the number of Shares that will be issued upon exercise of drawdown rights options under the Purchase Agreement.

The following information contains a description of how Dutchess acquired (or shall acquire) the shares to be sold in this offering. Dutchess has not held a position or office, or had any other material relationship with us, except as follows.

Dutchess is a limited partnership organized and existing under the laws of the State of Delaware. Dutchess acquired, or will acquire, all shares being registered in this offering in the financing transaction with us. The transaction involves a private offering, Dutchess is an “accredited investor” and/or qualified institutional buyer and Dutchess has access to information about the Company and its investment. The Company has taken reasonable steps to verify that Dutchess and all members of Dutchess are accredited investors.

In the event that we sell the entire 35,000,000 Put Shares to Dutchess and fail to receive $5,000,000 in gross proceeds, we may be required to register additional shares to obtain the remaining balance of $5,000,000 under the Purchase Agreement. Dutchess has agreed, subject to certain exceptions listed in the Purchase Agreement, to refrain from holding a number of shares which would result in Dutchess or its affiliates from owning more than 4.99% of the then-outstanding shares of the Company’s Common Stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our Common Stock under the Purchase Agreement. These risks include dilution of shareholders and significant decline in our stock price. Please see section “Risk Factors” for more information.

Dutchess will periodically purchase shares of our Common Stock under the Purchase Agreement and will in turn, sell the Shares to investors in the market at the prevailing market price. This may cause our stock price to decline, which will require us to issue increasing numbers of Shares to Dutchess to raise the same amount of funds, as our stock price declines.

Dutchess and any participating broker-dealers are “underwriters” within the meaning of the Securities Act. All expenses incurred with respect to the registration of the shares of Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of such Shares.

Except as indicated below, neither the Selling Security Holder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

30

The following table sets forth the name of the Selling Security Holder, the number of shares of Common Stock beneficially owned by the Selling Security Holder as of the date hereof and the number of shares of Common Stock being offered by the Selling Security Holder. The Shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holder may offer all or part of the Shares for resale from time to time. However, the Selling Security Holder is under no obligation to sell all or any portion of such Shares nor is the Selling Security Holder obligated to sell any Shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the Selling Security Holder. The column entitled “Amount Beneficially Owned After the Offering” assumes the sale of all Shares offered.

Name	Shares Beneficially Owned Prior to Offering (1)	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering (1)(2)
Dutchess	0	35,000,000	35,000,000	15.01%

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	The amount and percentage of Shares of our Common Stock that will be beneficially owned by the Selling Security Holder after completion of the offering assume that they will sell all Shares being offered pursuant to this Prospectus. Based on 155,149,236 shares of our Common Stock issued and outstanding as of November 2, 2021. All shares of our Common Stock being offered pursuant to this Prospectus by the Selling Security Holder are counted as outstanding for computing the percentage beneficial ownership of such Selling Security Holder.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of up to 35,000,000 Shares issued pursuant to the Purchase Agreement held by Dutchess (the “Selling Security Holder”).

The Selling Security Holder may, from time to time, sell any or all of their shares of our Common Stock on any stock exchange, market, or trading facility on which the Shares are traded or in private transactions. The Selling Security Holder may use any one or more of the following methods when selling Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will sell the Shares as agent;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such Shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

31

The Selling Security Holder may be deemed an underwriter. Pursuant to the terms of the Purchase Agreement, the Selling Security Holder may not engage in any short sales of the Company’s shares of Common Stock or other hedging activities. The Selling Security Holder may sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for itself or its customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that the Selling Security Holder will attempt to sell shares of the Company’s Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holder cannot assure that all or any of the Shares offered in this Prospectus will be issued to, or sold by, the Selling Security Holder. In addition, any brokers, dealers, or agents, upon effecting the sale of any of the Shares offered in this Prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Security Holder. The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of our Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell such the shares of Common Stock from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee or transferee as selling security holders under this Prospectus.

The Selling Security Holder also may transfer the shares of Common Stock in other circumstances, in which case the transferees or pledgees will be the selling beneficial owners for purposes of this Prospectus and may sell the shares of Common Stock from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee or transferee as selling security holders under this Prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of Common Stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our shares of Common Stock offered hereby will be paid by the Selling Security Holder.

The Selling Security Holder acquired the securities offered hereby in the ordinary course of its business under the Purchase Agreement and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Common Stock by the Selling Security Holder. We will file a supplement to this Prospectus if the Selling Security Holder enters into a material arrangement with a broker-dealer for sale of shares of Common Stock being registered. If the Selling Security Holder uses this Prospectus for any sale of the shares of Common Stock, it will be subject to the Prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

32

The anti-manipulation rules of Regulation M under the Exchange Act may prohibit the selling security holder, and any other distribution participants that are participating in the distribution of the company’s securities, from engaging in market making activities (e.g., placing bids or making purchases to stabilize the price of the common stock) and purchasing shares in the open market while the Purchase Agreement is in effect.

We will pay all expenses incident to the registration, offering and sale of the shares of our Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exist, we expect Dutchess to pay these expenses. We have agreed to indemnify Dutchess and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $50,000.00. We will not receive any proceeds from the resale of any of the shares of our Common Stock by Dutchess. We may, however, receive proceeds from the sale of our shares of Common Stock under the Purchase Agreement. Neither the Purchase Agreement nor any rights of the parties under the Purchase Agreement may be assigned or delegated to any other person.

DESCRIPTION OF SECURITIES

General

The corporation is authorized to issue up to 1,000,000,000 shares of Common Stock with a par value of $.001 per share.

As of August 31, 2020, which is the date of the closing of our last fiscal year, there were 27,082,419 shares issued and outstanding. As of November 2, 2021, there were 155,149,236   common shares outstanding. This amount does not include the 35,000,000 shares being offered via this filing.

Our Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") authorizes the issuance of up to ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Corporation ("Preferred Stock") in one or more series, and expressly authorizes the Board of Directors of the Corporation (the "Board"), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences. Two Series of Preferred shares have been designated: Series A Preferred and Series B Convertible Preferred Stock. The number of Shares constituting Series A Preferred is eight million (8,000,000). As of August 31, 2020, 6,000,000 shares have been issued. With respect to payment of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, all Shares of the Series A Preferred Stock shall rank senior to all Junior Securities. Series A is not eligible to participate, receive or accrue dividends. Each holder of outstanding Shares of Series A Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise. Each Share of Series A Preferred Stock shall be entitled to fifty (50) votes for every Share of Series A Preferred Stock.

33

On February 28, 2021, the Company designated 1,000,000 shares of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock earns dividends at 8% per year, and is convertible into shares of common stock at a rate of 63% of the market price, based on the average of the two lowest trading prices during the previous 15 days. Additionally, the Series B Convertible Preferred Stock is mandatorily redeemable 16 months from the issuance date in cash. The Company entered into an agreement with an investor for 153,500 shares of Series B Convertible Preferred Stock on February 28, 2021 for a total purchase amount of $153,500, and an agreement with the same investor for 78,500 shares of Series B Convertible Preferred Stock for a purchase amount of $78,500. In March 2021, the Company received proceeds of $225,000.

As of the end of the three-month reporting period ending May 31, 2021, there were 670,750 shares of Series B Convertible Preferred Stock issued and outstanding.

Subject to the preferences that may be applicable to any outstanding classes of stock, the holders of the shares of Common Stock will share equally on a per share basis any dividends, when and if declared by the Board of Directors out of funds legally available for that purpose. If the Company is liquidated, dissolved, or wound up, the holders of the shares of Common Stock will be entitled to a ratable share of any distribution to shareholders, after satisfaction of all the Company’s liabilities and of the prior rights of any outstanding classes of the Company’s stock. Shares of Common Stock carry no preemptive or other subscription rights to purchase shares of the Company’s stock and are not convertible, redeemable, or assessable.

Outstanding Warrants

There are no outstanding warrants.

Options

There are no outstanding options.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Company, with offices at:

6725 Via Austin Parkway

Suite 300

Las Vegas, NV 89119

INTERESTS OF EXPERTS

The consolidated financial statements of the Company as of and for the years ended August 31, 2020, and 2019 appearing in this Prospectus and the Registration Statement of which it is a part, have been audited Boyle CPA, LLC, an independent registered public accounting firm, as set forth in their report dated October 27, 2020 (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein.

INFORMATION WITH RESPECT TO THE REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF CANNABIS GLOBAL, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

34

DESCRIPTION OF BUSINESS

Current Business Operations

We own 56.5% of Natural Plant Extract of California, Inc. (NPE). NPE which operates a cannabis manufacturing and distribution business in Lynwood, California, and holds two active California cannabis licenses: (i) a Type 7 Manufacturing License; and, (ii) a Distribution License. These licenses allow NPE to distribute cannabis products in the State of California. Our operations at the NPE facility emphasize cannabis product manufacturing and distribution. We began taking customer orders for products manufactured at the NPE facility on April 21, 2021. These products consist of several types of cannabis products, including:

•	Cannabis flower packaged in various weights, which are sold to California licensed cannabis retailers and distributors;
•	Cannabis Pre-rolls, which are sold to California licensed cannabis retailers and distributors; and,
•	Cannabis edible products, which are sold to California licensed cannabis retailers and distributors

All cannabis products are Schedule 1 Controlled Substances under the CSA, and so are illegal under federal law (see Cautionary Note to Investors and Risk Factors).

Our sales from the above product categories amount to 97% of our operating revenues. Our cannabis research and development efforts have not generated material revenue as of the date of this Prospectus.

On April 18, 2020, we formed a subsidiary Hemp You Can Feel, Inc., a California corporation (“HYCF”), as a wholly owned subsidiary of the Company. HYCF will be engaged in research and development of hemp and CBD products. However, HYCF’s operations are currently suspended pending regulatory guidance from the U.S. Food and Drug Administration.

Our operations at the Natural Plant Extract facility emphasizes cannabis product manufacturing and distribution. In addition to business opportunities available from cannabis product manufacturing and distribution to all parts of the State of California, we also see strong synergies between NPE operations and our developing technologies in the areas of secure cannabis transport, cannabis infusions, and all-natural polymeric nanoparticle technologies.

We also have an active research and development program primarily focused on creating and commercializing engineered technologies that deliver cannabis extracts and cannabinoids to the human body. Thus far, the Company has filed six provisional patents, three non-provisional patents and recently announced its "Comply Bag" secure cannabis transport system with integrated track and trace capabilities via smartphones, is available for purchase.

On April 9, 2021, we entered into a distribution agreement with Lynwood Roads Delivery, LLC (“LRD”). LRD owns a regulatory permit issued by the City of Lynwood permitting commercial retailer non-storefront operation in Lynwood, California. Under the terms of the agreement, the Company’s majority owned subsidiary, Natural Plant Extract of California, via is licensed Northern Lights Distribution, Inc. operation will distribute selected products for LRD.

On May 12, 2021, we entered into an agreement to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County, and the State of California. The Registrant owns a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of NPE’s manufacturing and distribution licenses; access to its Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Ownership of the joint venture was agreed to be 60% in us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture was also agreed to be distributed as 60% to us and 40% to MCOA. Development of the joint venture is ongoing and is considered in the development stage. The joint venture may be terminated by the unanimous election of the board of directors and shareholders; if an unforeseeable event occurs which prevents the joint venture from carrying out its purpose; or, if events otherwise occur which prevents the joint venture from carrying out its purpose, and those events cannot be corrected in a reasonable amount of time.

35

Comply Bag™

Comply Bag™ features a multi-layer, low-density polyethylene outer shell that protects valuable shipments and allows manufacturers, buyers, and processors full view of contents to assess quality. Each Comply Bag™ contains financial institution-grade tamper-evident seams, self-sealing closures, and sequential numbering to ensure what is sent is what is received. In addition, because all U.S. states have implemented specific regulations for the tracking and tracing of cannabis shipments from seed to sale, Comply Bags™ features regulator demanded tracking features, such as those required in the California Cannabis Track-and-Trace (CCTT) system, including Unique Identifier Tags (UID) mandated by California via its contracted service provider, METRC, Inc. The Comply Bag™ is currently available for purchase.

Cannabis-Related Research and Development

Cannabis Global also has an active research and development program primarily focused on creating and commercialize engineered technologies delivering hemp extracts and cannabinoids to the human body. Additionally, we invest, or provide managerial services, in specialized areas of the regulated hemp and cannabis industries. Thus far, the Company has filed six provisional patents, three non-provisional patents.

Our R&D programs included the following:

1.	Development of new routes and vehicles for hemp extract and cannabinoid delivery to the human body.

2.	Production of unique polymeric nanoparticles and fibers for use in oral and dermal cannabinoid delivery.

3.	Research and commercialization of new methodologies to isolate and/or concentrate various cannabinoids and other substances that comprise industrial hemp oil and other extracts.

4.	Establishment of new methods to increase the bioavailability of cannabinoids to the human body utilizing nanoparticles and other proven bioenhancers, including naturally occurring and insect produced glycosides.

5.	Development of other novel inventions for the delivery of cannabinoids to the human body, which at this time are considered trade secrets by the Company.

The Company’s strategy is to develop a growing portfolio of intellectual property relating to the processing of hemp extracts and cannabinoids into forms that are easily and efficiently delivered to the human body and to companion animals.

36

The Company owns no issued patents. The Company’s patent activity to date is disclosed below. There are two categories of patents: (i) expired provisional patent applications which the Company now maintains as trade secrets; and, (ii) filed patent applications currently pending review by the U.S. Patent and Trademark Office (U.S.P.T.O.) and the International Patent Cooperation Union.

Expired Provisional Patents

A provisional patent application is a document issued by the U.S.P.T.O., that helps protect a new invention from being copied during the 12-month period before a formal patent application is filed. It is intended to give an inventor time to explore the idea, test its commercial feasibility, or refine a product before committing to the expensive and time-intensive process of a formal application. The Company filed the following provisional patent applications but chose not to pursue the filing of formal patent applications. The provisional patents thus lapsed 12 months after each respective filing, and the Company now maintains the intellectual properties related to each expired provisional patent application as a trade secret. Each of the following provisional patent applications were filed with the U.S.P.T.O.

Cannabinoid Delivery System and Method of Making

This provisional patent was filed September 13, 2019 (U.S. #62/900,181). A formal patent application was required to be filed by September 13, 2020. The Company chose to not pursue a formal patent application for this method patent and decided to maintain the intellectual properties as trade secrets. The provisional patent dealt the infusion of cannabis compounds into pharmaceuticals, foods, and beverages.

Water Soluble Compositions With Enhanced Bioavailability

This provisional patent was filed September 24, 2019 (U.S. #62/905,129). A formal patent application was required to be filed by September 24, 2020. The Company chose to not pursue a formal patent application for this method patent and decided to maintain the intellectual properties as trade secrets. The provisional patent dealt the infusion of cannabis compounds into pharmaceuticals, foods, and beverages.

Printed Shape Changing Article for the Delivery of Cannabinoids

This provisional patent was filed October 1, 2019 (U.S. #62/909,189). A formal patent application was required to be filed by October 1, 2020. The Company chose to not pursue a formal patent application for this method patent and decided to maintain the intellectual properties as trade secrets. The provisional patent dealt the infusion of cannabis compounds into pharmaceuticals, foods, and beverages.

Electrosprayed and Electrospun Cannabinoid Compositions

This provisional patent was filed November 4, 2019 (U.S. #62/930,358). A formal patent application was required to be filed by November 4, 2020. The Company chose to not pursue a formal patent application for this method patent and decided to maintain the intellectual properties as trade secrets. The provisional patent dealt the infusion of cannabis compounds into pharmaceuticals, foods, and beverages.

Cannabinoid Enriched Composition and Method of Treating a Medical Condition Therewith

This provisional patent was filed December 11, 2019 (U.S. #62/946,894). A formal patent application was required to be filed by December 11, 2020. The Company chose to not pursue a formal patent application for this method patent and decided to maintain the intellectual properties as trade secrets. The provisional patent dealt the infusion of cannabis compounds into pharmaceuticals, foods, and beverages.

Article, Method and Apparatus for Producing a Cannabinoid Enriched Beverage

This provisional patent was filed January 16, 2020 (U.S. #62/962,040). A formal patent application was required to be filed by January 16, 2021. The Company chose to not pursue a formal patent application for this method patent and decided to maintain the intellectual properties as trade secrets. The provisional patent dealt the infusion of cannabis compounds into pharmaceuticals, foods, and beverages.

Printed Shape Changing Article for Delivery of Cannabinoids

This provisional patent was filed September 23, 2020 U.S. (#62/082,399). A formal patent application was required to be filed by September 23, 2021. The Company chose to not pursue a formal patent application for this method patent and decided to maintain the intellectual properties as trade secrets. The provisional patent dealt the infusion of cannabis compounds into pharmaceuticals, foods, and beverages.

37

Filed Pending Patent Applications

A Cannaboside Composition and Method to Produce

This patent application was filed on January 18, 2021 (U.S.P.T.O. #17/151,607) and is currently pending review by the U.S. Patent and Trademark Office. The Company currently filed this patent application for international patent protection through the Patent Cooperation Treaty (PCT/US2021/013830). The Patent Cooperation Treaty was ratified by the United States and 152 other countries which constitute the International Patent Cooperation Union for the cooperation in the filing, searching, and examination, of applications for the protection of inventions, and for rendering special technical services amongst the treaty members. The application is pending. This patent application seeks protection for a method to allow the easier mixing of cannabis into foods and beverages. Generally, cannabis extracts are oil-based and do not mix well with water-based foods and beverages. The technology invented by the company involves feeding oil-based cannabis extracts to insects. The insects then process the extracts through their bodies resulting in water-based compounds being excreted in the insect bodies. These newly created water-soluble compounds can then be harvested for use in foods, beverages, or pharmaceuticals. The patent claims coverage of both the process to create the compounds, and the use of the compounds in foodstuffs and pharmaceutical preparations.

Electrosprayed and Electrospun Cannabinoid Compositions and Process to Produce

This patent application was filed on November 4, 2020 (U.S.P.T.O. #17/089,497 and is currently pending review by the U.S. Patent and Trademark Office. The Company currently filed this patent application for international patent protection through the Patent Cooperation Treaty (PCT/US2020/058937). The Patent Cooperation Treaty was ratified by the United States and 152 other countries which constitute the International Patent Cooperation Union for the cooperation in the filing, searching, and examination, of applications for the protection of inventions, and for rendering special technical services amongst the treaty members. The application is pending. The compositions invented by the company are nanoparticles and nanofibers made from cannabinoids. Nanoparticles and nanofibers are very small units of a substance. In the case of the technologies invented by the company, the units of cannabinoids created are in the areas between 100 nanometer and 700 nanometers wide. One nanometer is equal to one billionth of a meter. It is thought that cannabinoids of these sizes are more available to the human body and can be utilized in a host of different product applications to increase efficacy. An added feature of the invented technology is that the nanoparticles and nanofibers are based on all natural ingredients. This differs, in the company's opinion, significantly from other preparations that previously existed. Considering growing consumer taste for clean label products, the company believes natural compositions of cannabinoids will be highly preferred by consumers.

Cannabinoid Enriched Composition and Method of Using

This patent application was filed on December 11, 2020 (U.S.P.T.O. 17/120,042) and is currently pending review by the U.S. Patent and Trademark Office. The Company currently filed this patent application for international patent protection through the Patent Cooperation Treaty (PCT/US2021/64683). The Patent Cooperation Treaty was ratified by the United States and 152 other countries which constitute the International Patent Cooperation Union for the cooperation in the filing, searching, and examination, of applications for the protection of inventions, and for rendering special technical services amongst the treaty members. The application is pending. This patent application was filed on December 11, 2020 (U.S.P.T.O. 17/120,042) and is currently pending review by the U.S. Patent and Trademark Office. The Company currently filed this patent application for international patent protection through the Patent Cooperation Treaty (PCT/US2021/64683). The Patent Cooperation Treaty was ratified by the United States and 152 other countries which constitute the International Patent Cooperation Union for the cooperation in the filing, searching, and examination, of applications for the protection of inventions, and for rendering special technical services amongst the treaty members. The application is pending. Specifically, the technology for which the company seeks protection are cannabinoids in the form of free-flowing powders that can be used in foods and beverages. The Company believes use of the technology could potentially significantly lower manufacturing costs for numerous manufacturers. Cannabinoids are typically sticky and unstable substances that are difficult to work with relative to the manufacturing of foods, beverages, and pharmaceutical products. The cannabinoid containing free-flowing powders invented by the company are significantly easier for manufacturers to utilize, thus potentially reducing manufacturing costs.

38

Article, Method and Apparatus for Producing a Cannabinoid Enriched Beverage

Trademark applications are as follows:

•	Trademark – Hemp You Can Feel™ – On August 27, 2019, the Company filed a trademark application with the U.S.P.T.O. for its Hemp You Can Feel™ trade name. The U.S. Application Serial Number is 88595425. On June 24, 2020, the Company received a Notice of Nonfinal Office Action from the USPTO indicating the Company would have six months to respond to issues presented the Company by USPTO or be abandoned. The Company plans to re-file the application.

•	Trademark – Gummies You Can Feel™. The Company received a Notice of Allowance from the USPTO on March 24, 2020. The U.S. Serial Number for the trademark is 88590925.

•	Trademark – Comply Bag™. During January of 2021, the Company filed a trademark application with the U.S. Patent and Trademark Office (USPTO) for its Comply Bag™ trade name. The application is pending.

•	There can be no assurance any trademark protection will be provided, or that we will be successful in protecting our trademarks if issued.

Hemp You Can Feel Products

Our Hemp You Can Feel products reflect our research and development into hemp infused foods and beverages. Our research and development focus are solely on “Industrial Hemp” containing .3% or less of THC. As of the date of this filing, our Hemp You Can Feel Product research and development operations are suspended pending regulatory guidance from the U.S. Food and Drug Administration. We intend to restart our research and development if and when the FDA issues regulatory guidance on the use of hemp and hemp-based CBD.

 Our research and development consisted of the following products, none of which are available for sale as of the date of this filing:

•	Hemp You Can Feel™ Alcohol Replacement Cocktail Mixers – This is a line of alcohol-free cocktail mixers marketed online via our own website site and via our marketing partners. All products in this line test as having non-detectable levels of THC.

•	Hemp You Can Feel™ Coffee Products – This is a line of hemp infused coffee products. All products in this line test as having non-detectable levels of THC.

•	Hemp You Can Feel™ Gummies – This is a line of all-natural hemp infused candy products. All products in this line test as having non-detectable levels of THC.

•	Hemp You Can Feel™ Sweeteners – A line of natural and artificial sweeteners.

•

Hemp You Can Feel™ Coffee Pod and Single Serving Beverage Pod Infusion System – Based on internally developed technology and those developed by the Company’s contract research organization, the Company developed product lines consisting of infusion technologies designed to easily and to accurately dose single serving coffee and other beverage pods.

39

Coffee Pod and Single Serving Beverage Pod Infusion System

Based on internally developed technology and those developed by the Company’s contract research organization, the Company is marketing product lines consisting of infusion technologies designed to easily and to accurately dose single serving coffee and other beverage pods.

Management Services for Whisper Weed

On July 22, 2020, we signed a management agreement with Whisper Weed, Inc., a California corporation (“Whisper Weed”). Edward Manolos, our director, is a shareholder in Whisper Weed (see “Related Party Transactions”). Whisper Weed conducts licensed delivery of cannabis products in California. The material definitive agreement requires the parties to create a separate entity, CGI Whisper W, Inc. in California as a wholly owned subsidiary of the Company. The business of CGI Whisper W, Inc. will be to provide management services for the lawful delivery of cannabis in the State of California. The Company will manage CGI Whisper W, Inc. operations. In exchange for the Company providing management services to Whisper Weed through the auspices of CGI Whisper W, Inc., the Company will receive as consideration a quarterly fee of 51% of the net profits earned by Whisper Weed. As separate consideration for the transaction, the Company agreed to issue to Whisper Weed $150,000 in the Company’s restricted common stock, valued for purposes of issuance based on the average closing price of the Company’s common stock for the twenty days preceding the entry into the material definitive agreement. Additionally, the Company agreed to amend its articles of incorporation to designate a new class of preferred shares. The preferred class will be designated and issued to Whisper Weed in an amount equal to two times the quarterly payment made to the Company. The preferred shares will be convertible into the Company’s common stock after 6 months and shall be senior to other debts of the Company. The conversion to common stock will be based on a value of common stock equal to at least two times the actual sales for the previous 90-day period The Company agreed to include in the designation the obligation to make a single dividend payment to Whisper Weed equal to 90% of the initial quarterly net profits payable by Whisper Weed. As of February 28, 2021, the Company has not issued the common or preferred shares, and the business is in the development stage. The management agreement may be terminated, at the unanimous election of the Whisper Weed Board of Directors as follows: Upon the occurrence of any event, or the existence of any condition beyond the reasonable control of the Parties, which prevents the business operation outlined in this Agreement from functioning in a manner consistent with the purpose of the Agreement or to otherwise to make it possible to carry out its purpose, and such event or condition cannot be corrected within a reasonable time, at a reasonable expense (see Exhibit 10.38).

Company History

The Company was incorporated on February 28, 2005, in Nevada as MultiChannel Technologies, Inc. (“MultiChannel”), a wholly owned subsidiary of Octillion Corp. (“Octillion”), a Canadian corporation traded on the OTC Markets under the symbol “OCTL”. On April 4, 2005, MultiChannel changed its name to MicroChannel Technologies Corporation (“MicroChannel”).

On June 25, 2015, our majority shareholders and directors abandoned the Company, resulting in our corporate charter in Nevada to be revoked. On August 21, 2017, Custodial Management, LLC, a shareholder of the Company, filed a complaint with the Eighth Judicial District Court of Nevada for custodianship over the corporation (Case No. A-17-760130-P). The Court granted a receivership over the Company and Custodial Management brought the Company back into compliance with the State of Nevada and the 1934 Securities and Exchange Act.

On June 27, 2018, we changed domiciles from the State of Nevada to the State of Delaware, and thereafter reorganized under the Delaware Holding Company Statute. On or about July 12, 2018, we formed two subsidiaries for the purpose of effecting the reorganization. We incorporated MCTC Holdings, Inc. and MCTC Holdings Inc. incorporated MicroChannel Corp. We then effected a merger involving the three constituent entities, and under the terms of the merger we were merged into MicroChannel Corp., with MicroChannel Corp. surviving and our separate corporate existence ceasing. Following the merger, MCTC Holdings, Inc. became the surviving publicly traded issuer, and all of our assets and liabilities were merged into MCTC Holdings, Inc.’s wholly owned subsidiary MicroChannel Corp. Our shareholders became the shareholders of MCTC Holdings, Inc. on a one for one basis.

On May 25, 2019, Lauderdale Holdings, LLC, a Florida limited liability company, and beneficial owner 70.7% of our issued and outstanding common stock, sold 130,000,000 common   shares, to Mr. Robert Hymers, Mr. Edward Manolos and Mr. Dan Nguyen, all of whom were previously unaffiliated parties of the Company. Each individual purchased 43,333,333 common shares for $108,333 or an aggregate of $325,000. These series of transactions constituted a change in control.

40

On August 9, 2019, we filed a DBA in California registering the operating name Cannabis Global. On July 1, 2019, the Company entered into a 100% business acquisition with Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei in exchange for $1,000 (see “Related Party Transactions”).

Subsequent to the closing of the fiscal year ending August 31, 2019, we affected a reverse split of our common shares effective as of September 30, 2019, at the rate of 1:15.

On September 11, 2019, we formed a subsidiary Aidan & Co, Inc. (“Aidan”) a California corporation as a wholly owned subsidiary of the Company. Aidan will be engaged in various related business opportunities. Currently Aidan has no operations.

On December 4, 2019, our shareholders approved and authorized (i) re-domiciling the Company from Delaware to Nevada; (ii) changing the name of the Company from MCTC Holdings, Inc. to Cannabis Global, Inc.; and, (iii) seeking a corresponding change of name and new trading symbol for the Company with FINRA.

On March 30, 2020, we filed Articles of Conversion with the Delaware Secretary of State, electing to convert and re-domicile the Company from a Delaware corporation to a newly formed Nevada corporation named Cannabis Global, Inc. Concurrently, the Registrant filed Articles of Incorporation and Articles of Domestication with the Nevada Secretary of State incorporating the Registrant in Nevada under the name Cannabis Global, Inc. and accepting the re-domicile of Registrant’s Delaware corporation. There was no change to the Registrant’s fiscal year end. As a result of our FINRA corporate action, our name was changed to Cannabis Global, Inc. and our trading symbol changed to “CBGL.”

On April 18, 2020, we formed a subsidiary Hemp You Can Feel, Inc., a California corporation (“HYCF”), as a wholly owned subsidiary of the Company. HYCF will be engaged in various related business opportunities. Currently HYCF has no operations.

On May 6, 2020, we signed a joint venture agreement with RxLeaf, Inc. (“RxLeaf”) a Delaware corporation, creating a joint venture for the purpose of marketing the Company’s products to consumers. Under the terms of the agreement, the Company will produce products, which will be sold by RX Leaf via its digital marketing assets. The Company agreed to share the profits from the joint venture on a 50/50 basis.

On July 22, 2020, we signed a management agreement with Whisper Weed, Inc., a California corporation (“Whisper Weed”). Edward Manolos, our director, is a shareholder in Whisper Weed (see “Related Party Transactions”). Whisper Weed conducts licensed delivery of cannabis products in California. The material definitive agreement requires the parties to create a separate entity, CGI Whisper W, Inc. in California as a wholly owned subsidiary of the Company. The business of CGI Whisper W, Inc. will be to provide management services for the lawful delivery of cannabis in the State of California. The Company will manage CGI Whisper W, Inc. operations. In exchange for the Company providing management services to Whisper Weed through the auspices of CGI Whisper W, Inc., the Company will receive as consideration a quarterly fee of 51% of the net profits earned by Whisper Weed. As separate consideration for the transaction, the Company agreed to issue to Whisper Weed $150,000 in the Company’s restricted common stock, valued for purposes of issuance based on the average closing price of the Company’s common stock for the twenty days preceding the entry into the material definitive agreement. Additionally, the Company agreed to amend its articles of incorporation to designate a new class of preferred shares. The preferred class will be designated and issued to Whisper Weed in an amount equal to two times the quarterly payment made to the Company. The preferred shares will be convertible into the Company’s common stock after 6 months and shall be senior to other debts of the Company. The conversion to common stock will be based on a value of common stock equal to at least two times the actual sales for the previous 90-day period The Company agreed to include in the designation the obligation to make a single dividend payment to Whisper Weed equal to 90% of the initial quarterly net profits payable by Whisper Weed. As of November 4, 2021, the Company has not issued the common or preferred shares, and the business is in the development stage. The management agreement may be terminated, at the unanimous election of the Whisper Weed Board of Directors as follows: Upon the occurrence of any event, or the existence of any condition beyond the reasonable control of the Parties, which prevents the business operation outlined in this Agreement from functioning in a manner consistent with the purpose of the Agreement or to otherwise to make it possible to carry out its purpose, and such event or condition cannot be corrected within a reasonable time, at a reasonable expense (see Exhibit 10.38).

41

On August 31, 2020, we entered into a stock purchase agreement with Robert L. Hymers III (“Hymers”). Pursuant to the Stock Purchase Agreement, the Company purchased from Hymers 266,667 shares of common stock of Natural Plant Extract of California Inc., a private California corporation (“NPE”), in exchange for $2,040,000. The purchased shares of common stock represents 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. In connection with the stock purchase agreement, we became a party to a Shareholders Agreement, dated June 5, 2020, by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. On June 11, 2021, the Company and Hymers amended the stock purchase agreement to exchange the Registrant’s obligations to make monthly payments, for our issuance of a Convertible Note for the same amount, with principal and interest due on June 11, 2022. The Convertible Note also provides Hymers with the right to convert outstanding principal and interest into our common stock at a fixed price of $0.04 per share, unless, at the time the amounts due under this Note are eligible for conversion, the Securities and Exchange Commission has not enacted any amendment to the provisions of Rule 144(d)(iii) or other provision in a manner that would adversely affect the tacking of variable rate securities. In such event the Conversion Price shall equal 60% of the lowest trading price of the Company’s Common Stock for the 10 trading days immediately preceding the delivery of a Notice of Conversion to the Company. The Company also agreed, in the event that it determined to prepare and file a registration statement concerning its common stock, to include all the shares issuable upon conversion of this Note.

On September 30, 2020, the Company entered into a securities exchange agreement with Marijuana Company of America, Inc., a Utah corporation (“MCOA”). By virtue of the agreement, the Company issued 7,222,222 shares of its unregistered common stock to MCOA in exchange for 650,000,000 shares of MCOA unregistered common stock. The Company and MCOA also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold. On June 9, 2021, the parties amended their securities exchange agreement to delete the lock up leak out agreement, and the requirement to conduct quarterly reviews of each party’s respective stock price for purposes of evaluating whether additional share issuances are required to maintain the value of exchanged common shares equal to $650,000. As consideration for the amendment, we issued MCOA 618,000 shares of restricted common stock. We issued the common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder since it was an isolated issuance and did not involve a public offering of securities.

On November 16, 2020, we entered into a business acquisition agreement with Ethos Technology LLC, dba Comply Bag, a California limited liability company (“Ethos”). Ethos is a development stage business in the process of entering the market for cannabis trackable storage bags. By virtue of the agreement, Ethos sold, assigned, and transferred to the Company all of Ethos’ business, including all of its assets and associated liabilities, in exchange for the Company’s issuance of an aggregate of 6,000,000 common shares. 3,000,000 shares were due at signing, with 1,500,000 shares being issued to Edward Manolos, and 1,500,000 shares being issued to Thang Nguyen. Mr. Manolos is our director and a related party. Mr. Nguyen is the brother of Dan Van Nguyen, our director and a related party. After Ethos ships orders for Ethos products equaling $1,000,000 to unaffiliated parties, the Company will issue to Messrs. Manolos and Nguyen an additional 1,500,000 shares of common stock each. At the closing we sold an aggregate 3,000,000 shares of Company common stock, par value $0.001, equal in value to $177,000 based on the closing price on November 16, 2020. Of the total sold, 1,500,000 shares of common stock were sold to Edward Manolos and 1,500,000 shares of common stock were sold to Thang Nguyen. We issued the above shares of its common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder since it was an isolated issuance and did not involve a public offering of securities.

On January 27, 2021, we closed a material definitive agreement (MDA) with Edward Manolos, our director and related party. Pursuant to the MDA, the Company purchased from Mr. Manolos 266,667 shares of common stock in Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. NPE is a privately held corporation. Under the terms of the MDA, we acquired all beneficial ownership over the NPE shares in exchange for a purchase price of two million forty thousand dollars ($2,040,000). In lieu of a cash payment, we agreed to issue Mr. Manolos 11,383,929 restricted common shares, valued for purposes of the MDA at $0.1792 per share. In connection with the MDA, we became a party to a Shareholders Agreement by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. Mr. Manolos is our director as well as a directly of Marijuana Company of America and is therefore a related party.

42

On February 16, 2021, we purchased 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), from Alan Tsai, in exchange for the issuance of 1,436,368 common shares. Other than with respect to the transaction, there was no material relationship between Mr. Tsai and the Registrant. By virtue of the transaction, the Registrant acquired 18.8% of the outstanding capital stock of NPE, bringing its total beneficial ownership in NPE to 56.5%. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. By virtue of its 56.5% ownership over NPE, the Company will control production, manufacturing, and distribution of both NPE and Company products. In connection with the MDA, the Registrant became a party to a Shareholders Agreement by and among Edward Manolos, a director of the Company, Robert L. Hymers III, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations concerning operations, management, including restrictions on the transfer of the Shares.

On May 12, 2021, The Company and Marijuana Company of America (MCOA) agreed to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County and the State of California. We own a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of our manufacturing and distribution licenses; access to the Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Our ownership of the joint venture was agreed to be 60% to us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture were also agreed to be distributed as 60% to us and 40% to MCOA. MCOA contributed $135,000 of cash to the joint venture for its operations. The joint venture may be terminated by the unanimous election of the board of directors and shareholders; if an unforeseeable event occurs which prevents the joint venture from carrying out its purpose; or, if events otherwise occur which prevents the joint venture from carrying out its purpose, and those events cannot be corrected in a reasonable amount of time.

Industry Overview

Industrial Hemp

The market for hemp and cannabis, and for products based on extracts of hemp and cannabis, is expected to grow substantially over the coming years. Arcview Market Research and BDS Analytics are forecasting the combined market to reach nearly $45 billion within the U.S. in the year 2024. While much of this market is expected to be comprised of high potency THC-based products sold in licensed dispensaries, the research firms are still predicting the market for the product areas of low THC cannabinoids, THC-free Cannabinoids, and pharmaceutical cannabinoids, respectively to grow to $5.3 billion, $12.6 billion, and $2.2 billion by 2024.

Industrial Hemp (Cannabis sativa L.) has been cultivated by humans for thousands of years. Hemp was originally cultivated as a source of fibers with most of this early cultivation occurring in temperate climates, thus most genotypes had very low tetrahydrocannabinol (THC) content. Hemp was introduced into North America in the early part of the 17th century, and it played an important part in early American agriculture throughout the 18th and 19th centuries, with cultivation in virtually every one of the original American colonies.

Hemp seed oil became an important industrial input that was used in inks, paints, varnishes, and many other products. The proliferation of cotton cultivation and the significant profitability of tobacco cultivation in the mid-1800s led to a sharp decline in hemp production. From the mid 1800s through the pre-World War II period, hemp cultivation continued at relatively low levels. During World War II, hemp production increased to meet the military needs for fibers to support various industrial production.

The early 1930’s was a period when higher THC strains of cannabis native to southeast Asia were introduced to North America and Western Europe and as a result, psychoactive strains became associated with very low THC containing industrial strains that were being cultivated in North America. This resulted in efforts to prohibit the cultivation and possession of Cannabis sativa L. in the United States.

43

Since 1937, Cannabis sativa L. has been a federally regulated Schedule I drug under the Controlled Substances Act, 21 U.S.C. § 811 (the “CSA”), regulated by the Drug Enforcement Agency (the “DEA”).

It was not until 2014 when a distinction between the use of Cannabis sativa L. for medical, recreational, and industrial purposes was made via Section 7606 of the Agricultural Act of 2014, which cleared a legal path for industrial hemp to be grown in three limited circumstances, 1) by researchers at an institute of higher education, 2) by state departments of agriculture, or 3) by farmers participating in a research program permitted and overseen by a state department of agriculture.

In 2016 the DEA, U.S. Department of Agriculture, and the Food and Drug Administration (FDA) issued a joint statement detailing the guidelines for growth of industrial hemp as part of state-sanctioned research programs. Those guidelines state that hemp can only be sold in states with pilot programs, plants and seeds can only cross state lines as part of permitted state research programs, and seeds can only be imported by individuals registered with the DEA.

We believe the recent passage of the 2018 Farm Bill will allow the Company to expand its marketplace opportunities. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp-derived CBD were classified as a Schedule I controlled substances, and so illegal under the CSA. With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under the Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3% THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is still a lot to learn about hemp and its products from commercial and market perspectives.

44

 Psychoactive Cannabis

A total of 35 states, District of Columbia, Guam, Puerto Rico, and U.S. Virgin Islands have approved some form of cannabis legalization or decriminalization. These laws are in direct conflict with the United States Federal CSA, which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as having a high potential for abuse, has no currently accepted use for medical treatment in the U.S., and lacks acceptable safety for use under medical supervision.

Medical cannabis decriminalization is generally referred to as the removal of all criminal penalties for the private possession and use of cannabis by adults, including cultivation for personal use and casual, nonprofit transfers of small amounts. Legalization is generally referred to as the development of a legally controlled market for cannabis, where consumers purchase from a safe, legal, and regulated source.

The dichotomy between federal and state laws has limited the access to banking and other financial services by marijuana businesses. The U.S. Department of Justice and the U.S. Department of Treasury have issued guidance for banks considering conducting business with marijuana dispensaries in states where those businesses are legal, pursuant to which banks must file a Marijuana Limited Suspicious Activity Report that states the marijuana business is following the government’s guidelines with regard to revenue that is generated exclusively from legal sales. However, as banks can still face prosecution if they provide financial services to marijuana businesses, there is widespread refusal of the banking industry to offer banking services to marijuana businesses operating within state and local laws.

In November 2016, California approved marijuana use for adults over the age of 21 without a physician’s prescription or recommendation, and permitted the cultivation and sale of marijuana, in each case subject to certain limitations. Despite the changes in state laws, marijuana remains illegal under federal law.

In November 2016, California voters approved Proposition 64, which is also known as the Adult Use of Marijuana Act (“the AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process, and distribute marijuana products under certain conditions. On January 1, 2018, the California Bureau of Marijuana Control enacted regulations to implement the AUMA.

The U.S. Department of Justice (the “DOJ”) has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits.

We are monitoring the Biden administration’s, the DOJ’s and Congress’ positions on federal marijuana law and policy. Since the start of the new Congress in January 2021, there have been positive discussions about the Federal Government’s approach to cannabis. The DOJ has not signaled any change in their enforcement efforts. Based on public statements and reports, we understand that certain aspects of those laws and policies are currently under review, but no official changes have been announced. It is possible that certain changes to existing laws or policies could have a negative effect on our business and results of operations.

Although the possession, cultivation, and distribution of marijuana for medical and adult use is permitted in California, provided compliance with applicable state and local laws, rules, and regulations, marijuana is illegal under federal law. We believe we operate our business in compliance with all state and local laws and regulations. Any changes in federal, state, or local law enforcement regarding marijuana may affect our ability to operate our business. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with our business plans, could expose us to potential criminal liability and could subject our properties to civil forfeiture. Any changes in banking, insurance or other business services may also affect our ability to operate our business.

45

FDA Regulation of Hemp Extracts

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved cannabis, marijuana, hemp or derivatives as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our products that contain CBD derived from industrial hemp or cannabis to be delivered in the State of California. Further, our products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing cannabis, CBD or derivatives are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. Our products containing CBD derived from industrial hemp or cannabis delivered in the State of California are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning generally cannabis and products containing hemp derived CBD and may choose to enact regulations that are applicable to such products. In this event, our industrial hemp-based products containing CBD and cannabis may be subject to regulation (See “Risk Factors”).

Effective on July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a California Corporation (“Action Nutraceuticals”) and its assets from our CEO, Arman Tabatabaei, in exchange for $1,000 (see “Related Party Transactions”). Action Nutraceuticals is a developmental stage company engaged in research and development relating to powdered soft drink, coffee, and tea mixes containing non-psychoactive CBD. No intellectual property, patents or trademarks were acquired in the transaction.

The Company’s research and development efforts will center on methodologies to infuse hemp extracts, CBD, and other cannabinoids into highly bioavailable powders to be used in the Company’s products or sold to other manufacturers. The Company plans to utilize its internally developed infusion technologies, technical knowhow and equipment acquired from Action Nutraceuticals to develop, manufacture and sell consumer-oriented powdered drink mixes that include industrial hemp derived, non-psychoactive CBD as an ingredient. All products sold are being specifically developed with a composition containing less than three-tenths of one percent (0.3%) of THC concentration by dry weight. As of the date of this filing, our Hemp You Can Feel Product research and development operations are suspended pending regulatory guidance from the U.S. Food and Drug Administration. We intend to restart our research and development if and when the FDA issues regulatory guidance on the use of hemp and hemp-based CBD.

46

The Drug Enforcement Administration (the “DEA”) has issued a rule regarding the scheduling of hemp and marijuana.

The ruling creates uncertainty relating to the regulatory status of the manufactured cannabinoids we are using in some of our products. Should the DEA conclude that manufactured cannabinoids are regulated under the CSA, we might not be able to continue to our plans to launch products based on manufactured cannabinoids. This could affect our business opportunities in the future.

The Rule states there are only four conforming changes, The rule reiterates these changes outlined below were already mandated under the 2018 Farm Bill: “DEA’s regulatory authority over any plant with less than 0.3% THC content on a dry weight basis, and any of the plant’s derivatives under the 0.3% THC content limit, is removed as a result.”

1.	The definition of “Tetrahydrocannabinols” on Schedule I of the official “Schedule of Controlled Substances” is modified to carve out “any material, compound, mixture, or preparation that falls within the definition of hemp” (as defined in the 2018 Farm Bill, i.e., any plant with less than 0.3% THC content on a dry weight basis, and any of the plant’s derivatives under the 0.3% THC).

•	Regardless of what any product label may say (i.e., “hemp” or otherwise), if a product has more than 0.3% Delta-9 THC, it is a controlled substance.

•	Regardless of being hemp-derived, if the derivative, extract or product has more than 0.3% Delta-9 THC, it is a controlled substance.

•	None of these changes, alters or affects the FDA’s jurisdiction over products containing cannabis and cannabis-derived compounds.

•	Naturally occurring THCs in cannabis are not controlled substances so long as they are at or under the 0.3% Delta-9 THC threshold. Any of those that are above the 0.3% Delta-9 THC threshold are controlled substances.

•	Synthetically derived THCs are all controlled substances, regardless of THC content.

Marketing Joint Venture Agreement

On May 6, 2020, the Company signed a joint venture agreement with RxLeaf, Inc. (“RxLeaf”) a Delaware corporation, creating a joint venture for the purpose of marketing the Company’s products to consumers. Under the terms of the agreement, the Company will produce products, which will be sold by RX Leaf via its digital marketing assets. The Company agreed to share the profits from the joint venture on a 50/50 basis. Marketing of the Company’s product began during August of 2020.

Sales and Marketing

The Company recently began sales and marketing activities for its products, with new products being released for sales on April 21, 2021. The Company primarily plans to market its non-psychoactive products via its own brands and plans to sell its psychoactive products into permitted and licensed entities only within the State of California.

Competition

We operated and are entering markets that are highly competitive.

Relative to our prospects for commercializing polymeric nanoparticles and nanofibers, there are many competitors with various approaches to cannabinoid infusion for foods, beverages and other consumer products. While these currently available technologies are not directly competitive with us, such technologies may be viewed as being directly competitive by the marketplace in the future. Many of the current market participants are well established with considerable financial backing. We expect the quality and composition of the competitive market in the hemp processing environment to continue to evolve as the industry matures. Additionally, increased competition is possible to the extent that new states and geographies enter into the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate cannabis and hemp products, including the 2018 Farm Bill. We believe the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our expected operations and results relating to our hemp processing businesses.

Relative to our non-psychoactive cannabis extract powdered drink business, there are relatively few market participants in this sector, but management of the Company believes the competitive situation will advance quickly over the coming months as new companies target this potentially lucrative market opportunity. Additionally, while large beverage industry participants have yet to launch products in this area, we believe such market entrances are likely as the regulatory environment is clarified by the FDA. This could significantly affect our ability to achieve market success.

47

We believe the contemporaneous growth of the cannabis beverage sector and the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our expected operations and results relating to hemp cultivation and processing business and joint venture.

The psychoactive cannabis sector is also highly competitive with many participants being better capitalized. The Company plans to distinguish its products based on both quality and brand appearance.

Employees

As of May 31, 2021, we have three employees, including Arman Tabatabaei, our chief executive officer and chief financial officer. The Company also relies on the services of multiple contractors and service providers that perform various R&D, operational and financial related services for the organization.

Market Information

Our common stock trades on the OTC Markets Pink under the stock symbol CBGL.

Transfer Agent

Pacific Stock Transfer Company, located at 6725 Via Austin Pkwy., #300, Las Vegas NV 89119 and telephone number of (702) 361-3033 is the registrar and transfer agent for our common stock. As of August 26, 2021, there were approximately 63 holders of record of our common stock.

DESCRIPTION OF PROPERTY

Our headquarters are located at 520 S. Grand Avenue, Suite 320, Los Angeles, California 90071 where are we lease office space under a contract effective August 15, 2019, which expired on August 14, 2020. We now rent the office space on a month-to-month basis for $800 per month.

Our Company has also entered into a lease for a commercial food production facility, which is also located in Los Angeles, California. The one-year lease at rate of $3,300 per month was entered into as of August 2019. The lease is expired with the location now being rented on a month-to-month basis.

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

LEGAL PROCEEDINGS

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of the date of this filing, there were no legal claims currently pending or threatened against us that in the opinion of Management would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

48

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Company is a reporting public company (a public company that is fully subject to the Securities and Exchange Commission’s reporting requirements). Shares of Common Stock trades under the symbol “CBGL” on the OTC Markets Quotation System.

The OTC Markets Quotation System is quotation service that display real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The market is limited for our stock and any prices quoted may not be a reliable indication of the value of our shares of Common Stock. The following Table 1 sets forth the high and low bid prices per share of our shares of Common Stock by both the OTC Bulletin Board and OTC Markets for the periods indicated.

For the year ended August 31, 2019	High	Low
Fourth Quarter	$0.43	$0.10
Third Quarter	$0.98	$0.12
Second Quarter	$0.60	$0.05
First Quarter	$1.54	$0.48

For the year ended August 31, 2020	High	Low
Fourth Quarter	$0.63	$0.10
Third Quarter	$0.85	$0.10
Second Quarter	$0.60	$0.05
First Quarter	$1.85	$0.48

As of the August 26, 2021, the shares traded at low of $0.037 and a high of $0.042 ask price with a total of 549,515 shares traded.

Holders of Record

As November 2, 2021 and just prior this filing, we have 155,149,236 shares   of our Common Stock issued and outstanding held by approximately 63 shareholders of record.

Dividends

We have not paid, nor declared any cash dividends since our inception and do not intend to declare or pay any such dividends in the foreseeable future. Our ability to pay cash dividends is subject to limitations imposed by state law.

49

MANAGEMENT’S DISCUSSION AND ANALYSIS

This discussion and analysis may include statements regarding our expectations with respect to our future performance, liquidity, and capital resources. Such statements, along with any other non-historical statements in the discussion, are forward-looking. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, factors listed in other documents we file with the SEC (the “SEC”). We do not assume an obligation to update any forward-looking statements. Our actual results may differ materially from those contained in or implied by any of the forward-looking statements contained herein.

Overview and Financial Condition

Going Concern

The Company sustained continued operating losses during the years ended August 31, 2020. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classifications of liabilities that may result, should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our shareholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing shareholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our shares of Common Stock.

Results of Operations

The following table sets forth the results of our operations for the periods ended August 31, 2020 and 2019. Certain columns may not add due to rounding.

	For the years ended August 31
	2020	2019
Revenues	$27,004	$—
Cost of goods sold:	24,521	—
Gross margin	2,483	—
Operating Expense	3,626,375	549,918

Loss from operations	(3,623,892)	(549,918)
Non-operating income (expense):	(1,305,456)	160,321
Net Income (Loss)	$(4,929,348)	$(389,597)

Revenues

For the years ended August 31, 2020 and 2019, revenues were $27,004 and $0, respectively.

50

Cost of goods sold

For the years ended August 31, 2020 and 2019, cost of goods sold were $24,521 and $0, respectively.

Gross Profit

For the years ended August 31, 2020 and 2019, gross profit was $2,483 and $0, respectively.

Selling, general and administrative, and expenses

For the years ended August 31, 2020 and 2019, selling, general and administrative expenses were $3,626,375 and $549,918 respectively. The increase was attributable to the expansion of business operating activities.

Non-operating income expenses

The Company had total non-operating expense of $1,305,456 and $160,321 for the years ended August 31, 2020 and 2019, respectively. The increase is primarily due to increased interest expense and an increase in the fair value of derivatives for the year ended August 31, 2020 compared with the year ended August 31, 2019.

Net loss

Net loss totaled $4,929,348 for the year ended August 31, 2020, compared to a net loss of $389,597 for the year ended August 31, 2019. The increase in net loss was primarily a result of increased expenses due to expansion of business activities.

Outstanding Litigation

On November 22, 2019, the Company filed suit against Jeet Sidhru and Jatinder Bhogal in the District Court of Clark County Nevada, Case number A-19-805943-C. Mr. Sidhru and Mr. Bhogal were formerly directors and officers of the Company. The Company’s complaint alleges that Mr. Sidhru and Mr. Bhogal breached their fiduciary duties to the Company, including their fiduciary duties of due care, good faith, and loyalty, by recklessly and intentionally failing to maintain the Company’s statutory corporate filings with the State of Nevada, OTC Markets and the U.S. Securities and Exchange Commission, and abandoning the Company and its shareholders. The Company’s complaint also alleges that Mr. Sidhru and Mr. Bhogal engaged in conflicted transactions involving the Company, in which each were unjustly enriched. The Company served Mr. Bhogal, and received notice of representation of both defendants. Progress of the action was significantly delayed due to the Covid-19 pandemic. Further, the Company’s retained counsel abandoned the case and his representation of the Company without notice or communication to the Company. As a result, the court dismissed the action without prejudice. The Company intends on re-filing the action.

Related Party Transactions

From October 2017 – August 31, 2018, we incurred a related party debt in the amount of $10,000 to Mr. Peder K. Davisson, Esq., a lawyer representing the legal custodian of the Company for professional fees. As disclosed under “Historical Development” above, on June 25, 2015, our majority shareholders and directors abandoned the Company, resulting in our corporate charter in Nevada being revoked. On August 21, 2017, Custodial Management, LLC, a shareholder of the Company, filed a complaint with the Eighth Judicial District Court of Nevada for custodianship over the Company (Case No. A-17-760130-P). The Court granted a receivership over the Company and Custodial Management, LLC brought the Company back into compliance with the State of Nevada and the 1934 Securities and Exchange Act. As of August 31, 2018, this balance was forgiven and was included as part of the $168,048 Cancellation of Debt Income on the Statement of Operations.

From November 30, 2017 through August 31, 2018, we issued $35,554 in multiple notes payable to an entity related to Custodial Management, LLC, the legal custodian of the Company. The notes payable included interest at an annual rate of 10% and were convertible into common shares of the Company at $0.0001 per share. On May 8, 2018, $13,000 of the principal balance on notes payable were converted to common stock. The remaining principal balance was forgiven and included as Cancellation of Debt Income on the Income Statement for the year ended August 31, 2019.

51

In March 2018 and May 2018, Custodial Management, LLC advanced the Company $600. On August 31, 2018, this amount was reclassified as a note payable, including interest at an annual rate of 10% and is payable upon demand.

In connection with the above notes, we recognized a beneficial conversion feature of $27,954, representing the intrinsic value of the conversion features at the time of issuance. This beneficial conversion feature was accreted to interest expense during the year ended August 31, 2018.

On May 25, 2019, we issued two notes payable to Company Directors Edward Manolos and Dan Nguyen for loans made to the Company, each in the amount of $16,666.67 for a total balance of $33,334. The notes included interest at 5% per annum and do not have a fixed payment schedule or maturity date. These notes are additionally described herein in Footnote 6 - Notes Payable.

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with our Director Edward Manolos, $20,000 to engage in an exploratory research project. An additional $20,000 was loaned to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee.

During the three months ended February 29, 2020, we issued two convertible promissory notes having an aggregate principal amount of $133,101 in exchange for accrued expenses owed to related parties, of which $79,333 is payable to Arman Tabatabaei, our Chief Executive Officer and $53,768 to our previous Chief Financial Officer, Robert L. Hymers III. The note to Mr. Hymers was for outstanding sums due for services rendered as Chief Financial Officer. The notes mature two years from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. Mr. Hymers has the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price of 50% of the average of the previous twenty (20) trading day closing prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $133,101, which is being amortized to interest expense over the term of the notes. On May 22, 2020, Mr. Hymers converted the principal amount of $79,333 and interest of $2,608, for a total amount of $81,941.55 into 694,902 common shares. As of August 31, 2020, the carrying value of the remaining note with Mr. Hymers was $15,884, net of debt discount of $37,884 and accrued interest was $3,138.

On April 30, 2020, the Company entered into a settlement agreement with Robert L. Hymers III, our Chief Financial Officer, whereby Mr. Hymers resigned, and we issued a promissory note for $30,000, which represented the remaining amount owed to Mr. Hymers for services rendered. The note matured December 31, 2020 and included interest at the rate of 10% per annum, payable at maturity. Mr. Hymers has the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a fixed conversion price of $0.02 per share, subject to adjustment. As a result of the beneficial conversion price, upon issuance, the Company recognized debt discount of $30,000, which is being amortized to interest expense over the term of the note. As of August 31, 2020, the carrying value of the note was $15,061, net of debt discount of $14,939 and accrued interest was $1,011.

52

On November 16, 2020, we entered into a business acquisition agreement with Ethos Technology LLC, dba Comply Bag, a California limited liability company (“Ethos”). Ethos is a development stage business in the cannabis trackable storage bags. By virtue of the agreement, Ethos sold, assigned, and transferred to the Company all of Ethos’ business, including all of its assets and associated liabilities, in exchange for the Company’s issuance of an aggregate of 6,000,000 common shares. 3,000,000 shares were due at signing, with 1,500,000 shares being issued to our Director Edward Manolos, and 1,500,000 shares being issued to Thang Nguyen. Mr. Nguyen is the brother of Dan Van Nguyen, a director of the Company and a related party. After Ethos ships orders for Ethos products equaling $1,000,000 to unaffiliated parties, the Company will issue to Messrs. Manolos and Nguyen an additional 1,500,000 shares of common stock each.

On January 27, 2021, we closed a material definitive agreement with our Director Edward Manolos. Pursuant to the agreement, we purchased 266,667 shares of common stock from Mr. Manolos in Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. Under the terms of the agreement, we acquired all beneficial ownership over the NPE shares in exchange for a purchase price of two million forty thousand dollars ($2,040,000). In lieu of a cash payment, we agreed to issue Mr. Manolos 11,383,929 restricted common shares, valued for purposes of the agreement at $0.1792 per share. In connection with the agreement, we became a party to a Shareholders Agreement by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares.

On May 12, 2021, we entered into an agreement to operate a joint venture with Marijuana Company of America, Inc. through a new Nevada corporation named MCOA Lynwood Services, Inc. Our Director, Mr. Edward Manolos, is also a director of Marijuana Company of America, Inc. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County, and the State of California. We own a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of its manufacturing and distribution licenses; access to its Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Ownership of the joint venture was agreed to be 60% in us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture was also agreed to be distributed as 60% in us and 40% to MCOA. Development of the joint venture is ongoing and is considered in the development stage. The joint venture may be terminated by the unanimous election of the board of directors and shareholders; if an unforeseeable event occurs which prevents the joint venture from carrying out its purpose; or, if events otherwise occur which prevents the joint venture from carrying out its purpose, and those events cannot be corrected in a reasonable amount of time.

53

On May 12, 2021, we entered into a material definitive agreement with Marijuana Company of America, Inc., a Utah corporation (“MCOA”). Mr. Edward Manolos is a director of both the Company and MCOA. Previously, on September 30, 2020, the Registrant and MCOA entered into a Share Exchange Agreement whereby the Registrant acquired that number of shares of MCOA’s common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date, in exchange for the number of shares of the Registrant’s common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date. For both parties, the Share Exchange Agreement contained a “true-up” provision requiring the issuance of additional common stock if a decline in the market value of the parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

Complementary to the Share Exchange Agreement, the parties entered into a Lock-Up Agreement dated September 30, 2020 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month. On June 9, 2021, the parties amended their securities exchange agreement to delete the lock up leak out agreement, and the requirement to conduct quarterly reviews of each party’s respective stock price for purposes of evaluating whether additional share issuances are required to maintain the value of exchanged common shares equal to $650,000. As consideration for the amendment, we issued MCOA 618,000 shares of restricted common stock. We issued the common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder since it was an isolated issuance and did not involve a public offering of securities.

As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. The Registrant agreed to provide use of its manufacturing and distribution licenses; access to its Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations.

Ownership of the joint venture was agreed to be 60% in us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture was also agreed to be distributed as 60% to us and 40% to MCOA. The joint venture may be terminated by the unanimous election of the board of directors and shareholders; if an unforeseeable event occurs which prevents the joint venture from carrying out its purpose; or, if events otherwise occur which prevents the joint venture from carrying out its purpose, and those events cannot be corrected in a reasonable amount of time.

On July 15, 2021, our Directors, Edward Manolos and Dan Van Nguyen, each loaned the Company $22,000. The signed promissory notes call for annual interest at the rate of 5% per annum and are due 90 days for issuance.

Operating Activities

For the fiscal year ending August 31, 2020, and the fiscal year ending August 31, 2019, the Company used cash for operating activities of $1,522,141 and $109,408, respectively. Operating activities consisted of corporate overhead and initial research and development projects. The increase in operating activity costs was primarily due to the hiring of staff, the hiring of consultants, increased activities relating to reorganization of the business operations and implementation of new research and development programs.

Investing Activities

For the fiscal years ended August 31, 2020, and August 31, 2019, net cash used in investment activities was $15,499 and $14,000, respectively. Investing activities during the year ended August 31, 2020, consisted of equipment purchases used to produce new products. For the fiscal year ending August 31, 2019, investing activities consisted of equipment purchases of $14,000, which is considered a Related Party Transaction and is described in the section marked “Related Party Transactions”.

Financing Activities

During the fiscal year ended August 31, 2020, the Company had cash inflows from financing activities of $714,612 via the sales of common shares, and $673,284 from a convertible note payable. During the fiscal year ended August 31, 2019, the Company had cash inflows from financing activities of $235,000 via the sales of unregistered common shares, $42,504 from proceeds from a note payable and $33,334 from a convertible note payable. The Company also repaid $40,000 of advances to a related party during the year ended August 31, 2019.

54

Other Contractual Obligations

Our Company entered into a one-year lease during August of 2019 for a commercial food production facility located in Los Angeles, California. The one-year lease at a base rate of $3,600 per month through September of 2020. After the end of the financial reporting period, ending May 31, 2021, the Company agreed to extend the lease for commercial food production facility located in Los Angeles, California, on a month-to-month basis. As of May 31, 2021, the obligation was completed with the month-to-month contact ending in that date.

On June 5, 2020, the Company entered into an Assignment and Amendment to Commercial Lease Agreement whereby it leased commercial property located at 11116 Wright Road, Los Angeles, CA 90262. The monthly rent is $11,000 per month. The lease terminates on June 30, 2022. The premises is used in connection with NPE’s operations including Cannabis delivery and operation in accordance with applicable city, county and California state law including, but not limited to, the state cannabis licensing and program rules and local ordinances.

Results of Recent Operations

For the Nine Months Ended May 31, 2021 and May 31, 2020

Company revenues for the nine-month quarterly financial period ending May 31, 2021, were $970,717 compared to $24,753 for the period ending May 31, 2020. The increase was attributable to: (i) the inclusion in our May 31, 2021 financial disclosures of consolidated revenues after we acquired a controlling position in Natural Plant Extract of California, Inc.; (ii) reorganization of our distribution business and the signing of new customer accounts; and, (iii) the start of contract manufacturing for cannabis products. These factors led to increased revenues for the nine months ended May 31, 2021, whereas no such revenues were included during the period ending May 31, 2020;

A significant portion of the increase seen in the nine-month period ending May 31, 2020 was attributable to new distribution revenues as a result of the reorganization of the distribution business, as noted above. During the three-month period ending, May 31, 2021, the Company reported new distribution related revenues of $633,660. Previous to the three-month period ending May 31, 2021, the Company has minimal distribution revenues.

During the nine-month financial period ending May 31, 2021, cost of goods sold was $737,542 compared to $19,688 for the year earlier period. The increase was mainly attributable the inclusion of consolidated revenues and associated costs of goods sold after acquiring a controlling position in Natural Plant Extract of California, Inc. While quarterly financial period ending May 31, 2021 reports NPE related revenues, no such revenues and cost of goods sold were included during the quarterly financial period ending May 31, 2020,

During the nine-month financial period ending May 31, 2021, the Company decreased operating expense to $1,585,866 from $2,023,358 for the nine-month financial period ending May 31, 2020. These decreases were mainly attributable to lower fees for consulting services and professional fees.

Interest expenses for the nine-month financial period ending May 31, 2021 were $6,336,773 compared to $836,901 for the nine-month financial period ending May 31, 2020. The increase was attributable to increased funding finance product development and infrastructure in anticipation of increased customer orders and shipments.

During the nine-month financial period ending May 31, 2021, net loss was $5,179,957 compared to net loss of $3,896,202 for the nine-month financial period ending May 31, 2020. The increase the relative net loss was mainly attributable to the higher cost of goods sold and the increases in interest expenses incurred, which are only partially offset by the increases in revenues.

The net loss nine-month financial period ending May 31, 2021, results in a loss per share of $0.11, compared to a loss of $0.31 per share during the same period one-year ago.

CRITICAL ACCOUNTING POLICIES INVOLVING MANAGEMENT ESTIMATES AND ASSUMPTIONS

Use of Fair Value

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level l - observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - unobservable inputs which are supported by little or no market activities.

Use of Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principal is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We adopted FASB ASC Topic 606 for our reporting period as of the year ended December 31, 2017, which made our implementation of FASB ASC Topic 606 effective in the first quarter of 2018. We decided to implement the modified retrospective transition method to implement FASB ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, we applied the new standards to all new contracts initiated on/after the effective date. We also decided to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. For the quarter ended March 31, 2019, there were no incomplete contracts. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

55

The Company’s will be to recognizes revenue in accordance with Accounting Standards Codification subtopic 606, Revenue Recognition (“ASC 606”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. Upon adoption of ASC 606 there were no adjustments converting from ASC 605 to ASC 606 because product sales are recorded upon delivery of goods and payment of product.

Product Sales

We have established a policy where revenue from product sales, including delivery fees, is recognized when (1) an order is placed by the customer; (2) the price is fixed and determinable when the order is placed; (3) the customer is required to and concurrently pays for the product upon order; and, (4) the product is shipped. The evaluation of our recognition of revenue after the adoption of FASB ASC 606 did not include any judgments or changes to judgments that affected our reporting of revenues, since our product sales, both pre and post adoption of FASB ASC 606, were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, we are of the opinion that our product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Cash

The Company has operated during the most recent fiscal periods with minimal cash.

From time to time in the future, as we raise funds via sales of equity and notes, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in non-interest-bearing accounts). We have not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

Accounts Receivable

At the present time we have no accounts receivable. In the future, accounts receivable is carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts. We grant unsecured credit to our customer’s deemed credit worthy. Ongoing credit evaluations are performed, and potential credit losses estimated by management are charged to operations on a regular basis. At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts. The Company had accounts receivable net of allowances of $0 as of August 31, 2019, and $0 as of August 31, 2018. The Company had accounts receivable net of allowances of $5,000 as of February 29, 2020.

Inventory

The Company currently has no inventories. In the future, we plan to value inventories using the weighted average costing method (approximate FIFO costing method).

56

We plan to regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. In the future, if the estimated realizable value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value.

Intangible assets, net

Currently the Company has no intangible assets. Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset’s useful life and the impact of an event or circumstance on either an asset’s useful life or carrying value involve significant judgment.

Derivative Instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Stock Based Compensation

Stock based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as an expense over the employee’s requisite service period (generally the vesting period of the award). We estimate the fair value of employee stock options granted using the Black-Scholes-Merton Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our shares of Common Stock on the date of grant, the expected option term, the risk-free interest rate at the date of grant, the expected volatility, and the expected annual dividend yield on our shares of Common Stock.

Income taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their perspective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 as of October 2, 2008 and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as open tax years in these jurisdictions. We have identified the U.S. federal and California as our “major” tax jurisdictions and generally, we remain subject to Internal Revenue Service examination of our 2013 U.S. federal income tax returns. However, we have certain tax attribute carryforwards, which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

57

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes. We have no interest or penalties as of August 31, 2020.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of adoption of this ASU on the consolidated financial statements.

In May 2014, the FASB issued No. 2014-09, Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In August 2015, the FASB approved a one-year deferral of the effective date of the new revenue recognition standard. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods within that reporting period. In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606), Principal versus Agent Considerations (Reporting Revenue versus Net). In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606), Identifying Performance Obligations and Licensing. In May 2016, the FASB issued ASU 2016-11, Revenue from Contracts with Customers (Topic 606) and Derivatives and Hedging (Topic 815) - Rescission of SEC Guidance Because of ASU 2014-09 and 2014-16, and ASU 2016-12, Revenue from Contracts with Customers (Topic 606) - Narrow Scope Improvements and Practical Expedients. These ASUs clarify the implementation guidance on a few narrow areas and adds some practical expedients to the guidance Topic 606. The Company is evaluating the effect that these ASUs will have on its consolidated financial statements and related disclosures.

On March 30, 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which includes amendments to accounting for income taxes at settlement, forfeitures, and net settlements to cover withholding taxes. The amendments in ASU 2016-09 are effective for public companies for fiscal years beginning after December 31, 2016, and interim periods within those annual periods. The Company adopted this new guidance on January 1, 2017 and this standard does not have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements and related disclosures.

58

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. This ASU is effective for public business entities for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted. The Company is currently assessing the potential impact of ASU 2016-15 on its financial statements and related disclosures.

In October 2016, the FASB issued ASU No. 2016-16—Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. This ASU improves the accounting for the income tax consequences of intra-entity transfers of assets other than invent tory. For public business entities, the amendments in this update are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company does not anticipate that the adoption of this ASU will have a significant impact on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, and interim period within those fiscal years. Early adoption is permitted, including adoption in an interim period. The standard should be applied using a retrospective transition method to each period presented. The Company does not anticipate that the adoption of this ASU will have a significant impact on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The standard should be applied prospectively on or after the effective date. The Company will evaluate the impact of adopting this standard prospectively upon any transactions of acquisitions or disposals of assets or businesses.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

 INTERIM FINANCIAL STATEMENTS

The interim financial statements for the quarter ended May 31, 2021, are provided and can found on page F-26. Our unaudited quarterly results of operations data have been prepared on the same basis as our audited consolidated financial statements included elsewhere in this prospectus. In the opinion of management, the financial information set forth in the table below reflects all normal recurring adjustments necessary for the fair statement of results of operations for these periods in accordance with generally accepted accounting principles in the United States. Our historical results are not necessarily indicative of the results that may be expected in the future and the results of a particular quarter or other interim period are not necessarily indicative of the results for a full year. This data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

59

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person, and the date such person became a director or executive officer. Our executive officers are appointed by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

The following table is based on 99,940,028 common shares, which includes 155,149,236   outstanding as of November 2, 2021 and an additional 35,000,000 shares of common stock to be issued under the Purchase Agreement, assuming all shares are sold.

Officers and Directors	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned
Dan Van Nguyen	2,888,889	2.9%
Edward Manolos	15,772,828	15.8%
Arman Tabatabaei	3,330,000	3.3%
All Directors and Executive Officers as a Group	21,961,717	22%

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. We are not aware of any person who controls the issuer as specified in Section 2(a)(1) of the 1940 Act. There are no classes of stock other than common stock issued or outstanding. We do not have an investment advisor.

Changes in Control

As of the date of this Prospectus, we are not aware of any arrangement that may result in a change in control of our company

Family Relationships

There are no family relationships between any director or executive officer.

Leadership Structure

Arman Tabatabaei, who is also a director and serves as chairman, CEO, CFO, treasurer, and corporate Secretary.

Board Committees

We do not have a standing audit committee, an audit committee financial expert, or any committee or person performing a similar function. We do not have any board committees including a nominating, compensation, or executive committee. Presently, we have no independent directors.

60

Code of Ethics

The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Company’s directors and officers, and persons who own more than ten percent (10%) of our Company’s shares of Common Stock, to file with the SEC reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5. Such officers, directors and ten-percent shareholders are also required to furnish our Company with copies of all Section 16(a) reports they file. As of June 14, 2019, we believed such reports were timely filed.

Liquidity and Capital Resources

 As of May 31, 2021, and August 31, 2020 our cash and cash equivalent balances were $268,007 and $2,338, respectively.

Our primary internal sources of liquidity were provided by proceeds from the sale of unregistered common shares and warrants of the Company as follows:

On July 3, 2019, we sold 2,000,000 restricted shares at $0.025 a share for $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 2,000,000 shares at a price of $0.15 per share. The warrants expire on July 3, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 10, 2019, we sold 1,000,000 restricted shares at $0.025 a share for $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on July 10, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 16, 2019, we sold 1,400,000 restricted shares at $0.025 a share for $35,000 to an accredited investor. The investor also received 1,400,000 warrants to purchase 1,400,000 shares at a price of $0.15 per share. The warrants expire on July 16, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 19, 2019, we sold 1,000,000 restricted shares at $0.025 a share for $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on July 19, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On August 15, 2019, we sold 2,000,000 restricted shares at $0.025 a share for $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 2,000,000 shares at a price of $0.15 per share. The warrants expire on August 15, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

61

On August 19, 2019, we sold 1,000,000 restricted shares at $0.025 a share for $50,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on August 19, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On August 27, 2019, we sold 1,000,000 restricted shares at $0.025 a share for $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on August 27, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings. As of the date of this filing, these shares have not yet been issued to the purchaser.

On November 6, 2019, we sold a convertible not to an accredited investor for $20,000. The terms of the six months note allow 7% annual interest and for the conversion into common shares at $0.75. Additionally, the investor received a warrant providing the investor the right to purchase 26,666 common shares at a price of $3.50.

On December 30, 2019, The Company sold a convertible note to an accredited investor. The $63,000 note calls for annualized interest of 10% and is due on December 20, 2020. The note converts in common shares at 40% discount. This note is attached as an exhibit hereto.

On December 16, 2019, the Company’s board of directors by unanimous written consent caused the authorization of ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Company ("Preferred Stock") in one or more series, and expressly authorized the Board of Directors of the Company (the "Board"), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series.

During the quarterly period ended February 29, 2020, the Company issued four convertible promissory notes having an aggregate principal amount of $256,500, aggregate original issue discount (OID) of $10,500, and aggregate legal fees of $11,000, resulting in aggregate net proceeds to the Company of $235,000. The notes mature in one year from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. Commencing one hundred eighty (180) days following the issuance date of $198,750 of the notes and commencing immediately following the issuance of $57,750 of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion prices ranging from 50% - 60% of the lowest previous fifteen (15) to twenty (20) trading day closing trade prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $256,500, which is being amortized to interest expense over the term of the notes. The Company is prohibited from effecting a conversion of the note to the extent that, because of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

On March 19, 2020, the Company entered into a Securities Purchases Agreement and Convertible Promissory Note in the principal amount of $150,000. The note, which is payable one year after issuance, carries interest at 10% per annum. On March 19, 2020, the Company received its first disbursement under this agreement in the amount of $50,000. Less an original discount and other certain fees, the Company netted $43,000. The note converts to common shares at a 40% discount to the lowest traded price during the 25 days prior to conversion. Additionally, the issuer was granted three-year warrant coverage at $0.48. The note shall not be able to be converted in an amount that would result in the beneficial ownership of more than 4.99% of the Company outstanding common stock.

On May 4, 2020, the Company received its Second disbursement under this agreement win the amount of $25,000. Less an original discount and other certain fees, the Company netted $21,000. This note converts to common shares at a 40% discount to the lowest traded price during the 25 days prior to conversion.

On May 28, 2020, Mr. Robert L. Hymers III, a former director and former chief financial officer, returned 2,000,000 Series A Preferred shares to the corporate treasury. As of the date of this filing, there were 6,000,000 Series A Preferred shares issued and outstanding.

62

On June 19, 2020, we sold 352,941 registered common shares to an investor in exchange for $60,000 by subscription from our Form S-1 registration, file number 333-238974.

On June 23, 2020, we sold 116,667 registered common shares to an investor in exchange for a settlement by subscription form our Form S-1 registration, file number 333-238974.

On June 30, 2020, we sold 289,301 registered common shares to an investor in exchange for $50,000 by subscription form our Form S-1 registration, file number 333-238974.

On July 7, 2020, we sold 305,810 registered common shares to an investor in exchange for $35,000 by subscription form our Form S-1 registration, file number 333-238974.

On July 10, 2020, the Company receives a $25,000 disbursement from a previously signed convertible note. On March 19, 2020, the Company entered into a Securities Purchases Agreement and Convertible Promissory Note in the principal amount of $150,000. The note, which is payable one year after issuance, carries interest at 10% per annum. On March 19, 2020, the Company received its first disbursement under this agreement in the amount of $50,000. Less an original discount and other certain fees, the Company netted $43,000. The note converts to common shares at a 40% discount to the lowest traded price during the 25 days prior to conversion. Additionally, the issuer was granted three-year warrant coverage at $0.48. The note shall not be able to be converted in an amount that would result in the beneficial ownership of more than 4.99% of the Company outstanding common stock.

On July 21, 2020, the Company entered into a Securities Purchases Agreement and Convertible Promissory Note in the principal amount of $78,750. The note, which is payable one year after issuance, carries interest at 6% per annum. The note converts to common shares at a 60% discount to the lowest traded price during the 30 days prior to conversion.

On August 6, 2020, we sold 2,899,017 registered common shares to an investor in exchange for $278,338, by subscription form our Form S-1 registration, file number 333-238974. Additionally, the investor was provided with 150,000 commitment shares, and was issued a convertible for $50,000. The note calls for annualized interest of 10% and is due on August 7, 2021. The note converts into common shares at a fixed price of $0.1631.

On August 12, 2020, The Company sold a convertible note to an accredited investor. The $55,000 note calls for annualized interest of 10% and is due on May 21, 2021. The note converts into common shares at a fixed price of $0.1005.

On August 14, 2020, The Company sold a convertible note to an accredited investor. The $50,000 note calls for annualized interest of 10% and is due on May 14, 2021. The note converts into common shares at a fixed price of $0.1005.

On August 17, 2020, we sold 510,204 registered common shares to an investor in exchange for $51,275.50 by subscription form our Form S-1 registration, file number 333-238974.

On August 28, 2020, the Company sold a convertible note to an accredited investor. The $113,000 note calls for annualized interest of 8% and is due on August 28, 2021. The note converts to common shares at a 37% discount to the lowest traded price during the 15 days prior to conversion.

On September 2, 2020, the Company issued two convertible promissory notes with an aggregate principal amount of $107,000, with the Company receiving proceeds of $100,000 after original issue discount of $5,000 and deferred finance costs of $2,000. The notes mature in September 2021 and bear interest at 12% per annum. Commencing one hundred eighty (180) days following the issuance date of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion price of 60% of the lowest previous twenty (20) trading day closing trade prices of the Company’s common stock, subject to adjustment. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

63

On September 22, 2020, the Company issued a convertible note in the amount of $78,000. The note matures on September 22, 2021 and bears 8% interest rate per annum. The note is convertible into common shares at 37% discount for the average of the two lowest trading price of the common stock during the 15 trading day period ending on the latest complete trading day prior to the conversion date.

On September 24, 2020, the Company issued a convertible note in the amount of $78,000. The note matures on June 24, 2021 and bears 10% interest rate per annum. The note is convertible into common shares at a fixed conversion price of $0.06 or a conversion discount at rate of 30% to the lowest trading price during the previous twenty (20) trading days to the date of a conversion notice; whichever is lower.

On September 30, 2020, the Company entered into a securities exchange agreement with Marijuana Company of America, Inc., a Utah corporation (“MCOA”). By virtue of the agreement, the Company issued 7,222,222 shares of its restricted common stock to MCOA in exchange for 650,000,000 shares of MCOA restricted common stock. The Company and MCOA also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold.

On November 16, 2020, the Company sold an aggregate 3,000,000 shares of Company common stock, par value $0.001, equal in value to $177,000 based on the closing price on November 16, 2020. Of the total sold, 1,500,000 shares of common stock were sold to Edward Manolos and 1,500,000 shares of common stock were sold to Thang Nguyen. The sales were made in regard to the Company’s acquisition of Ethos, and its disclosures under Item 1.01 are incorporated herein by reference. The Company issued the above shares of its common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities. Messrs. Manolos and Nguyen were “accredited investors” and/or “sophisticated investors” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning their qualifications as “sophisticated investors” and/or “accredited investors.” The Company provided and made available to Messrs. Manolos and Nguyen full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Messrs. Manolos and Nguyen acquired the restricted common stock for their own accounts, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless subject to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 1, 2020, the Company entered into a Securities Purchase Agreement in connection with the issuance of an 8% convertible note with the principal amount of $33,500, with an accredited investor. The note is convertible any time after 180 days of issuance at a variable conversion price of 63% of the Market Price at time of conversion. Market Price is defined as the average of the two lowest trading prices during the fifteen (15) days prior to conversion. The Note and Purchase Agreement are attached to this filing. The Company received net cash proceeds of $30,000.

On December 1, 2020, the Company entered into an additional Securities Purchase Agreement in connection with the issuance of an 8% convertible note with the principal amount of $33,500, with an accredited investor. The note is convertible any time after 180 days of issuance at a variable conversion price of 63% of the Market Price at time of conversion. Market Price is defined as the average of the two lowest trading prices during the fifteen (15) days prior to conversion. The Company received net cash proceeds of $30,000.

On January 3, 2021, we entered into a settlement agreement with Robert L. Hymers, III (“Hymers”) concerning five delinquent payments totaling $100,000 due under the stock purchase agreement whereby the Company purchased 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), The Company was required to make $20,000 monthly for a period of twenty-seven (27) months to Hymers, with the first payment commencing September 1, 2020 and the remaining payments due and payable on the first day of each subsequent month until Hymers received $540,000. On January 3, 2021, we entered into a settlement concerning the outstanding payments by agreeing to issue to Hymers a total of 1,585,791 shares of registered common stock from our S-1 registration statement made effective during February 2021.

64

On January 5, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of an 10% convertible note with the principal amount of $110,000, with an accredited investor. The note is convertible at a fixed conversion price of $0.005. In the event of default by the Company, or after the public announcement of a change of control transaction as defined in the agreement, the conversion price is $0.001. The Company received net proceeds of $97,500.

On January 5, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of an 10% convertible note with the principal amount of $110,000, with an accredited investor. The note is convertible at a fixed conversion price of $0.05. In the event of default by the Company, or after the public announcement of a change of control transaction as defined in the agreement, the conversion price is $0.01. The Company received net proceeds of $97,500.

On January 12, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of an 10% convertible note with the principal amount of $115,500, with an accredited investor. The note is convertible beginning 61 days from issuance at a fixed conversion price of $0.10 per share or 60% or the lowest trading price for ten days prior to conversion in the event that the Company’s stock trades at less than $0.10 per share. The Company received net proceeds of $100,000.

On January 26, 2021, the Company entered into two Securities Purchase Agreements in connection with the issuance of two 10% convertible note with the principal amount of $487,750, with an accredited investor. The note is convertible at 70% of the average of the three lowest trading prices for 20 days prior to conversion. The Company received net proceeds of $431,000.

On February 3, 2021, the Registrant completed the sale of an aggregate of 4,700,000 registered shares of common stock registered on Form S-1 (File No. 333-250038) in two transactions in exchange for a total purchase price of $282,000. The parties to the transactions were the Registrant and BHP Capital NY, Inc., and Platinum Point Capital, LLC. There was no material relationship, other than in respect of the transactions, between BHP Capital NY, Inc., Platinum Point Capital, LLC and the Registrant or any of its affiliates, or any director or officer of the Registrant, or any associate of any such director or officer. BHP Capital NY, Inc. purchased 2,350,000 registered common shares in exchange for $141,000. Platinum Point Capital, LLC purchased 2,350,000 registered common shares in exchange for $141,000.

On January 27, 2021, we closed a material definitive agreement (MDA) with Edward Manolos, a director and related party. Pursuant to the MDA, the Registrant purchased from Mr. Manolos 266,667 shares of common stock in Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. NPE is a privately held corporation. Under the terms of the MDA, the Registrant acquired all beneficial ownership over the NPE shares in exchange for a purchase price of two million forty thousand dollars ($2,040,000). In lieu of a cash payment, the Registrant agreed to issue Mr. Manolos 11,383,929 restricted common shares, valued for purposes of the MDA at $0.1792 per share. In connection with the MDA, the Registrant became a party to a Shareholders Agreement by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. Additionally, the Registrant intends, upon completion of the terms and conditions of the Material Definitive Agreement, to control the production, manufacturing, and distribution of both NPE and the Registrant’s products.

On February 16, 2021, we purchased 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), from Alan Tsai, in exchange for the issuance of 1,436,368 common shares. Other than with respect to the transaction, there was no material relationship between Mr. Tsai and the Registrant. By virtue of the transaction, the Registrant acquired 18.8% of the outstanding capital stock of NPE, bringing its total beneficial ownership in NPE to 56.5%. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. By virtue of its 56.5% ownership over NPE, the Company will control production, manufacturing and distribution of both NPE and Company products. In connection with the MDA, the Registrant became a party to a Shareholders Agreement by and among Edward Manolos, a director of the Company, Robert L. Hymers III, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations concerning operations, management, including restrictions on the transfer of the Shares.

65

On February 16, 2021, the Company sold 1,133,334 registered common shares to accredited investors, realizing $68,000.

On February 18, 2021, the Company sold 683,333 registered common shares to an accredited investor, realizing proceeds of $41,000.

On February 28, 2021, the Company sold 153,000 Preferred Series B shares to an accredited investor, realizing proceeds of $153,000. The proceeds were not received until March 2021, and the agreement was accounted for as a liability based on the terms of the Preferred Series B designation.

On March 19, 2021, the Company sold 78,500 Preferred Series B shares to an accredited investor, realizing gross proceeds of $78,500, and the agreement was accounted for as a liability based on the terms of the Preferred Series B designation.

On April 22, 2021, the Company sold 53,750 Preferred Series B shares to an accredited investor, realizing gross proceeds of $53,750, and the agreement was accounted for as a liability based on the terms of the Preferred Series B designation.

On May 27, 2021, the Company sold 43,500 Preferred Series B shares to an accredited investor, realizing gross proceeds of $43,500, and the agreement was accounted for as a liability based on the terms of the Preferred Series B designation.

On March 8, 2021, the Company sold a convertible note with a face value of $215,000. The note carries interest at 10% annually with a maturity date of March 8, 2022, with a Conversion Price that shall be equal to the lesser of $0.10 per share (the “Fixed Conversion Price”), or seventy percent (70%) of the average the three (3) lowest traded prices during the twenty (20) consecutive trading day period ending on the trading day immediately prior to the applicable conversion date.

On March 16, 2021, the Company sold a convertible note with a face value of $215,000. The note carries interest at 10% annually with a maturity date of March 16, 2022, with a Conversion Price that shall be equal to the lesser of $0.10 per share (the “Fixed Conversion Price”), or seventy percent (70%) of the average the three (3) lowest traded prices during the twenty (20) consecutive trading day period ending on the trading day immediately prior to the applicable conversion date.

On March 25, 2021, the Company sold 1,314,188 registered common shares at a price of $0.06 for a total purchase price of $78,851.28 from the Registration Statement effective November 19, 2020.

On May 20, 2021, the Company sold a convertible note to an accredited investor for proceeds of $130,000 at 8% per annum with a maturity date of May 20, 2022, with a Conversion Price of Common Stock equal to 60% of the lowest trading price of the Common Stock which the Company’s shares are traded for the fifteen prior trading days of Notice of Conversion.

On June 16, 2021, the Company sold a convertible note to an accredited investor for proceeds of $135,000 at 8% per annum with a maturity date of June 16, 2022, with a Variable Conversion Price at a discount rate of 35% for the average of the two (2) lowest Trading Prices for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

66

Other Disclosures and Event Subsequent to Last Reporting Period Ending May 31, 2021

After May 31, 2021, the Company repaid two convertible notes payable with aggregate principal of $47,009.22.

On June 9, 2021, the Company entered into an amendment of a material definitive agreement previously entered into on September 30, 2020. The parties to the amended agreement are the Registrant and Marijuana Company of America, Inc. There is no material relationship between the Registrant and Marijuana Company of America, Inc. other than with respect to the material definitive agreement. The Registrant and Marijuana Company of America amended the previously disclosed share exchange agreement to:

(i) jointly waive the provisions of a lock up leak out agreement applicable to the share exchange. The lock up leak out agreement prevented sale of the exchanged stock for a period of 12 months following issuance, and limited the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month; and,

(ii) delete Article II, Sections 2.3 and 2.4 providing for quarterly review of each party’s stock price, possibly resulting in additional issuances of shares of common stock to true up the Parties respective holdings of exchanged shares in the event that the Parties price for its respective common stock yielded a value of less than $650,000.

The amended agreement also required the Company to issue an additional 618,000 shares of unregistered common stock to Marijuana Company of America, Inc., in consideration for a release of claims related to the Registrant’s failure to conduct quarterly reviews pursuant to Article II, Sections 2.3 and 2.4.

On June 11, 2021, the Registrant and Robert L. Hymers, III amended a material definitive agreement originally entered into on August 31, 2020, previously reported on Form 8-K on September 1, 2020. The August 31, 2020, agreement obligated the Registrant to pay Mr. Hymers $20,000 per month, to retire a $540,000 debt connected to a stock purchase agreement, whereby the Registrant acquired 266,667 shares of common stock of Natural Plant Extract of California Inc. As of the date of the amendment, the Registrant owed Mr. Hymers $440,000. The parties agreed to exchange the Registrant’s obligations to make monthly payments under the stock purchase agreement for a Convertible Note for the same amount with a conversion price of $0.04 per share.

On June 11, 2021, director Jim Riley resigned. Mr. Riley did not hold any other positions with the Registrant, and did not participate in any committee of the board. Mr. Riley’s decision to resign as director was not due to any disagreement with the Registrant.

On June 16, 2021, the Company sold a convertible note to an accredited investor for proceeds of $135,000 at 8% per annum with a maturity date of June 16, 2022 with a Variable Conversion Price at a discount rate of 35% for the average of the two (2) lowest Trading Prices for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

On June 17, 2021, the Company amended its articles of incorporation to increase the number of its authorized shares from 290 million to 500 million shares, par value $0.001 per share.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation of Directors

Our directors, Tabatabaei, Manolos and Nguyen receive $0 per month in compensation. Relative to any unpaid amounts due to the Director, the Director has the option to convert any monies owed into the Company’s common at the end of his or her term. The Director’s term ends on the earlier of the date of the next annual stockholders meeting and the earliest of the following to occur: (a) the death of the Director; (b) the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director; (c) the removal of the Director from the Board by the majority stockholders of the Company; and (d) the resignation by the Director from the Board. Reimbursements. During the Director’s term, the Company reimburses the Director for all reasonable out-of-pocket expenses incurred by the Director in attending any in-person meetings, provided that the Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the Director in excess of $500.00) must be approved in advance by the Company.

The following table represents our compensation to our directors through the end of fiscal year 2020:

Name	Fees Earned or Paid in Cash	Stock Awards	Stock Options	Non-Equity Incentive Plan Compensation	Nonqualified deferred compensation earnings	All other compensation	Total ($)
Edward Manolos	$0	$52,500	—	—	—	—	$52,000
Arman Tabatabaei	$78,000	$120,000	—	—	—	—	$198,000
Dan van Nguyen	$0	$52,500	—	—	—	—	$52,500
Jim Riley (1)	$0	$20,000	—	—	—	—	$20,000
Melissa Riddell (2)	$0	$15,000	—	—	—	—	$15,000

(1) Mr. Riley resigned June 11, 2021

(2) Ms. Riddell resigned September 10, 2021

67

Director Common Share Ownership Table – Current Directors

The following table is based on 99,940,028 common shares, which includes 155,149,236 outstanding as of November 2, 2021 and an additional 35,000,000 shares of common stock that could be issued under the Purchase Agreement, assuming all shares are sold.

Officers and Directors	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned
Dan Van Nguyen	2,888,889	2.9%
Edward Manolos	15,772,828	15.28%
Arman Tabatabaei (1)	3,300,000	3.3%
All Directors and Executive Officers as a Group	20,961,717	14.68%

(1) Mr. Tabatabaei is chairman, CEO, CFO, treasurer, and Secretary of the corporation.

Directors Compensation Table

Directors	Title	Monthly Compensation
Arman Tabatabaei(1)	Chairman	$0
Edward Manolos(2)	Director	0
Dan Van Nguyen(3)	Director	0
Jim Riley(5)	Director	0
Melissa Riddell(4)	Director	0

(1)	This table represents Mr. Tabatabaei’s zero compensation as a director of the corporation. Please see section marked “Executive Compensation” for other information about Mr. Tabatabaei’s compensation as an executive of the Corporation.

(2)	From July 2019 through January 31, 2019, Director Manolos accumulated $7,500 in monthly compensation as a director. This compensation was terminated on January 31, 2020, via an agreement to cancel the outstanding debt of $53,767.74 in exchange for 309,010 restricted common shares. At this time, Mr. Manolos receives no director compensation.

(3)	From July 2019 through January 31, 2019, Director Nguyen accumulated $7,500 in monthly compensation as a director. This compensation was terminated on January 31, 2020, via an agreement to cancel the outstanding debt of $53,767.74 in exchange for 309,010 restricted common shares. At this time, Mr. Nguyen receives no director compensation.

(4)	Former Dircector Ms. Riddell received no cash compensation as a director. On February 3, 2020, the Company and Ms. Riddell entered into an Independent Directors Agreement providing her with one hundred thousand (100,000) shares of common stock, which vests are the rate of one twelfth (1/12) per month for 12 months. There is no cash compensation under the agreement. Ms. Riddell is also the beneficial owner of 43,333 additional common shares separate from her directorship. A copy of the additional agreement is attached hereto. Ms. Riddell resigned on September 10, 2021.

(5)	Former Director, Mr. Riley received no cash compensation as a director. On October 31, 2020, the Company and Mr. Riley entered into an Independent Directors Agreement providing him with four hundred thousand (400,000) shares of common stock, which vests are the rate of one twelfth (1/12) per month for 12 months. There is no cash compensation under the agreement. . On February 18, 2020, Mr. Riley was compensated with an additional 420,000 restricted common shares. Mr. Riley resigned on June 11, 2021.

Summary Compensation Table

The following tables set forth certain information about compensation paid, earned, or accrued for services by (i) our past Chief Executive Officer, our Directors and (ii) all other executive officers who earned in excess of $100,000 in the fiscal year ended August 31, 2020, and to date (“Named Executive Officers”):

Arman Tabatabaei	2020	$6,500	$78,000
President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary	2019	$16,500	$99,000

Dan Van Nguyen(1)	2020	$7,500	$37,500
Director	2019	$7,500	$60,000

Robert L. Hymers, III(2)	2020	$7,500	$60,000
Chief Financial Officer, Director	2019	$7,500	$60,000

Edward Manolos(1)	2020	$7,500	$37,500
Director	2019	$7,500	$60,000

Melissa Riddell(3)	2020	$—	$—
Director	2019	$—	$—

Jim Riley(4)	2020	$—	$—
	2019	$—	$—

(1)	From July 2019 through January 31, 2019, Directors Manolos and Nguyen accumulated $7,500 in monthly compensation as a director. This compensation was terminated on January 31, 2020, via an agreement to cancel the outstanding debt of $53,767.74 in exchange for 309,010 restricted common shares. Currently, directors Manolos and Nguyen receive no director compensation.

(2)	Mr. Hymers is a former CFO of the Company serving from June 19, 2019, until his resignation as CFO and as a Director on April 30, 2020.
(3)	Ms. Riddell resigned on September 10, 2021.
(4)	Mr. Riley resigned June 11, 2021.

Biographies

Arman Tabatabaei. – Mr. Arman Tabatabaei (Age 38), was appointed to the board of directors and named as Chairman and CEO. Mr. Tabatabaei is a founder and Chairman of Cannabis Global, Inc. Mr. Tabatabaei has served as president of Pacific Pro Financial Services, Inc. for the last 5 years. Pacific Pro is a company that provides commercial and private lending services. Mr. Tabatabaei devotes 95% of his working time to our Company. With over 15 years of management and operations experience, he has earned a strong reputation for a numbers-based analytical approach to the management of organizations. An expert at data collection and analysis relative to resource management, risk forecasting and profit and loss management, he has made significant progress in revamping operations of several companies over the past five years. Most recently, Mr. Tabatabaei has consulted with Cannabis Strategic Ventures (OTC:NUGS) on various growth initiatives relative to both cannabis cultivation and the organization of new hemp-related retail operations.

68

Edward Manolos. – Mr. Edward Manolos (Age 47), was elected to the board of directors. Mr. Manolos is one of the founders and Directors of Cannabis Global, Inc. and is an accomplished pioneer in California’s Medical Marijuana industry. In 2004, he opened the very first Medical Marijuana Dispensary in Los Angeles County under the name CMCA. He has managed and operated over thirty-five dispensaries from Los Angeles to San Jose including twenty in Los Angeles Pre-ICO/Proposition D. He is also credited with starting Los Angeles’ first Medical Marijuana farmers market referred to as “The California Heritage Farmer’s Market,” which attracted local and international media attention and was the first of its kind. He is currently a member of the board of directors of Marijuana Company of America (OTC: MCOA). In 2016, Mr. Manolos was appointed to the advisory board of Marijuana Company of America and Cannabis Strategic Ventures (OTCQB: NUGS) and was tasked with identifying and structuring strategic partnerships and driving product development.

Dan Nguyen. – Dan Nguyen (Age 47) was elected as a director of the Company. Mr. Nguyen has been employed for the last 5 years with Thermalfisher Scientific, Inc. as an equipment product specialist.

Melissa Riddell (Age 38) was added to the board of directors on February 3, 2020. Since the beginning of the Registrant’s last fiscal year to the effective date of Ms. Riddell’s appointment, Ms. Riddell has not been a participant, nor has she had any direct or indirect material interest in any transaction in which the Registrant was or is to be a participant, and the amount involved exceeded $120,000. There is no arrangement or understanding between Ms. Riddell and any other person(s) pursuant to which she was or is to be selected as a director. Ms. Riddell has extensive knowledge in food sciences and substantial industry experience in areas of interest to the Registrant.

Jim Riley. – Jim Riley (Age 52) is President of Baja United Group, a beverage distributor. As former Chief Executive Officer for Intersect Beverage, Jim Riley led all distillery operations, distribution partnerships, public relations, sponsorships, and marketing programs. Jim provides executive leadership and strategic counsel to clients and partners in various capacities, complemented by over 20 years of branding, communications, crisis management, public relations, marketing, and investor relations both in the private and public sector. Prior to Intersect Beverage, Jim spent nearly eight years at Ketel One Vodka as Vice President of Public Relations and Events.

Executive Compensation

As of June 17, 2019, our CEO, Mr. Arman Tabatabaei signed an Executive Compensation Agreement. The Company shall pay the Executive an annual rate of base salary of Sixty thousand dollars ($60,000.00) in monthly installments of five thousand dollars ($5000.00) per month plus an accrued monthly compensation of ten thousand dollars ($10,000.00) per month in accordance with the Company’s customary payroll practices and applicable wage payment laws. The Executive’s base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term. The Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as “Base Salary.” In lieu of the payment of the Executive’s Base Salary, the Executive is hereby granted the option to convert any or all unpaid Base Salary due and owing into common stock of the Company at any time by providing a written notice to the Board.

In addition, Arman Tabatabaei received 800,000 common shares for his one-year employment contract. These shares vested up the effective date of the agreement.

On June 30, 2020, the Company’s Board of Directors extended the Executive Employment Agreement for the Company’s CEO and CFO, Arman Tabatabaei for a term of one (1) additional year. Under the terms of the extension, Mr. Tabatabaei’s monthly salary was increased to $6,500.

Pursuant to the employment agreement, Mr. Tabatabaei is eligible for stock award bonuses from time to time. On May 20, 2020 the Company’s board of directors voted to issue Mr. Tabatabaei 1,500,000 in restricted common shares as a performance bonus.

Mr. Tabatabaei receives no additional compensation as a director of the Company.

Employment Agreements

On June 20, 2019, we signed an employment agreement with our CEO, Arman Tabatabaei. Under the terms of his one-year agreement, he will receive a monthly salary of $5,000 and $10,000 in accrued salary due and payable as the end of his one year term. In addition, he received 12,000,000 common shares for his one-year employment contract. See “Executive Compensation” for additional information. This agreement is attached hereto.

On June 30, 2020, the Company’s Board of Directors extended the Executive Employment Agreement for the Company’s CEO and CFO, Arman Tabatabaei for a term of one (1) additional year. Under the terms of the extension, Mr. Tabatabaei’s monthly salary was increased to $6,500. A copy of the unanimous resolution of the Board of Directors is included as an exhibit.

69

Grants of Stock and Other Equity Awards

The following table discloses our stock and other equity awards to our executive officers.

OPTION AWARDS STOCK AWARDS

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Arman Tabatabaei, CEO, CFO	—	—	—	—	—	—	-–	—	—

Long-Term Incentive Plans

We currently do not have any Long-Term Incentive Plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date hereof, here is information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons, who pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the shares of Common Stock.

The securities are “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

The following table is based on 155,149,236 outstanding as of November 2, 2021 and immediately prior to the filing of this prospectus.

Officers, Directors and Others	Amount and Nature of Beneficial Ownership	Percent of Class Beneficial Ownership
Edward Manolos	15,772,828	18.6%
H Smart, Inc.	7,222,222	8.5%
Arman Tabatabaei	3,330,000	3.9%
Dan Van Nguyen	2,888,889	3.4%
Jim Riley(1)	500,000	0.5%
Melissa Riddell (2)	543,333	0.5%
All Directors and Executives as a Group	34,439,494	40.5%

(1) Mr. Riley resigned as director on June 11, 2021.

(2) Ms. Riddell resigned as a director on September 10, 2021.

Changes in Control

As of the date of this Prospectus, we are not aware of any arrangement that may result in a change in control of our company.

70

CERTAIN RELATIONSHIPS AND FEE TRANSACTIONS

Transactions with Related Persons

Our Company reviews transactions between our Company and persons or entities considered to be related parties (collectively “related parties”). Our Company considers entities to be related parties where an executive officer, director or a 5% or more beneficial owner of our shares of Common Stock (or an immediate family member of these persons) has a direct or indirect material interest. Transactions of this nature require the approval of our Board.

From October 2017 – August 31, 2018, we incurred a related party debt in the amount of $10,000 to Mr. Peder K. Davisson, Esq., a lawyer representing the legal custodian of the Company for professional fees. As disclosed under “Historical Development” above, on June 25, 2015, our majority shareholders and directors abandoned the Company, resulting in our corporate charter in Nevada being revoked. On August 21, 2017, Custodial Management, LLC, a shareholder of the Company, filed a complaint with the Eighth Judicial District Court of Nevada for custodianship over the Company (Case No. A-17-760130-P). The Court granted a receivership over the Company and Custodial Management, LLC brought the Company back into compliance with the State of Nevada and the 1934 Securities and Exchange Act. As of August 31, 2018, this balance was forgiven and was included as part of the $168,048 Cancellation of Debt Income on the Statement of Operations.

From November 30, 2017 through August 31, 2018, we issued $35,554 in multiple notes payable to an entity related to Custodial Management, LLC, the legal custodian of the Company. The notes payable included interest at an annual rate of 10% and were convertible into common shares of the Company at $0.0001 per share. On May 8, 2018, $13,000 of the principal balance on notes payable were converted to common stock. The remaining principal balance was forgiven and included as Cancellation of Debt Income on the Income Statement for the year ended August 31, 2019.

In connection with the above notes, we recognized a beneficial conversion feature of $27,954, representing the intrinsic value of the conversion features at the time of issuance. This beneficial conversion feature was accreted to interest expense during the year ended August 31, 2018.

On May 25, 2019, we issued two notes payable to Company Directors Edward Manolos and Dan Nguyen for loans made to the Company, each in the amount of $16,666.67 for a total balance of $33,334. The notes bear interest at 5% per annum and do not have a fixed payment schedule or maturity date. These notes are additionally described herein in Footnote 6 - Notes Payable.

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project. An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee. Because of Mr. Manolos’ association as a director, the Company considers these transactions as transactions with related persons, promoters, and certain control persons.

During the three months ended February 29, 2020, we issued two convertible promissory notes having an aggregate principal amount of $133,101 in exchange for accrued expenses owed to related parties, of which $79,333 is payable to the Company’s Chief Executive Officer and $53,768 is payable to our previous Chief Financial Officer, Robert L. Hymers III. The notes mature two years from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. Mr. Hymers has the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price of 50% of the average of the previous twenty (20) trading day closing prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $133,101, which is being amortized to interest expense over the term of the notes. On May 22, 2020, Mr. Hymers converted the principal amount of $79,333 and interest of $2,608, for a total amount of $81,941.55 into 694,902 common shares. As of August 31, 2020, the carrying value of the remaining note with the former chief financial officer was $15,884, net of debt discount of $37,884 and accrued interest was $3,138.

71

On April 30, 2020, the Company entered into a settlement agreement with Robert L. Hymers III, its then Chief Financial Officer (the “CFO”), whereby Mr. Hymers resigned, and we issued a promissory note for $30,000, which represented the remaining amount owed to the CFO for services rendered. The note matures December 31, 2020 and bears interest at the rate of 10% per annum, payable at maturity. Mr. Hymers has the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a fixed conversion price of $0.02 per share, subject to adjustment. As a result of the beneficial conversion price, upon issuance, the Company recognized debt discount of $30,000, which is being amortized to interest expense over the term of the note. As of August 31, 2020, the carrying value of the note was $15,061, net of debt discount of $14,939 and accrued interest was $1,011.

On August 31, 2020, the Company issued a convertible note payable and a note payable to Robert L. Hymers III in connection with the acquisition of an 18.8% equity interest in NPE.

On November 16, 2020, we entered into a business acquisition agreement with Ethos Technology LLC, dba Comply Bag, a California limited liability company (“Ethos”). Ethos is a development stage business in the process of entering the market for cannabis trackable storage bags. By virtue of the agreement, Ethos sold, assigned, and transferred to the Company all of Ethos’ business, including all of its assets and associated liabilities, in exchange for the Company’s issuance of an aggregate of 6,000,000 common shares. 3,000,000 shares were due at signing, with 1,500,000 shares being issued to Edward Manolos, and 1,500,000 shares being issued to Thang Nguyen. Mr. Manolos is a director of the Company and a related party. Mr. Nguyen is the brother of Dan Van Nguyen, a director of the Company and a related party. After Ethos ships orders for Ethos products equaling $1,000,000 to unaffiliated parties, the Company will issue to Messrs. Manolos and Nguyen an additional 1,500,000 shares of common stock each.

On November 16, 2020, the Company sold an aggregate 3,000,000 shares of Company common stock, par value $0.001, equal in value to $177,000 based on the closing price on November 16, 2020. Of the total sold, 1,500,000 shares of common stock were sold to Edward Manolos and 1,500,000 shares of common stock were sold to Thang Nguyen. The sales were made in regard to the Company’s acquisition of Ethos, and its disclosures under Item 1.01 are incorporated herein by reference. The Company issued the above shares of its common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities. Messrs. Manolos and Nguyen were “accredited investors” and/or “sophisticated investors” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning their qualifications as “sophisticated investors” and/or “accredited investors.” The Company provided and made available to Messrs. Manolos and Nguyen full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Messrs. Manolos and Nguyen acquired the restricted common stock for their own accounts, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless subject to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 27, 2021, Cannabis Global, Inc. (the “Registrant”) closed a material definitive agreement (MDA) with Edward Manolos, a director and related party. Pursuant to the MDA, the Registrant purchased from Mr. Manolos 266,667 shares of common stock in Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. NPE is a privately held corporation. Under the terms of the MDA, the Registrant acquired all beneficial ownership over the NPE shares in exchange for a purchase price of two million forty thousand dollars ($2,040,000). In lieu of a cash payment, the Registrant agreed to issue Mr. Manolos 11,383,929 restricted common shares, valued for purposes of the MDA at $0.1792 per share. In connection with the MDA, the Registrant became a party to a Shareholders Agreement by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. Additionally, the Registrant intends, upon completion of the terms and conditions of the Material Definitive Agreement, to control the production, manufacturing, and distribution of both NPE and the Registrant’s products.

72

On May 12, 2021, we entered into an agreement to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. Mr. Edward Manolos is a director of both parties to the agreement and this the agreement was an agreement between related parties. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County, and the State of California. We own a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of its manufacturing and distribution licenses; access to its Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Ownership of the joint venture was agreed to be 60% in us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture was also agreed to be distributed as 60% in us and 40% to MCOA. Development of the joint venture is ongoing and is considered in the development stage. The joint venture may be terminated by the unanimous election of the board of directors and shareholders; if an unforeseeable event occurs which prevents the joint venture from carrying out its purpose; or, if events otherwise occur which prevents the joint venture from carrying out its purpose, and those events cannot be corrected in a reasonable amount of time.

On May 12, 2021, we entered into a material definitive agreement not made in the ordinary course of its business. The parties to the material definitive agreement are the Registrant and Marijuana Company of America, Inc., a Utah corporation (“MCOA”). Mr. Edward Manolos is a director of both the Company and MCOA, and thus agreement is between related parties. Previously, on September 30, 2020, the Registrant and MCOA entered into a Share Exchange Agreement whereby the Registrant acquired that number of shares of MCOA’s common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date, in exchange for the number of shares of the Registrant’s common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date. For both parties, the Share Exchange Agreement contained a “true-up” provision requiring the issuance of additional common stock if a decline in the market value of the parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

Complementary to the Share Exchange Agreement, Registrant and MCOA entered into a Lock-Up Agreement dated September 30, 2020 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month. On June 9, 2021, the parties amended their securities exchange agreement to delete the lock up leak out agreement, and the requirement to conduct quarterly reviews of each party’s respective stock price for purposes of evaluating whether additional share issuances are required to maintain the value of exchanged common shares equal to $650,000. As consideration for the amendment, we issued MCOA 618,000 shares of restricted common stock. We issued the common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities.

On May 12, 2021, the parties agreed to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County, and the State of California. The Registrant owns a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California.

As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. The Registrant agreed to provide use of its manufacturing and distribution licenses; access to its Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations.

Ownership of the joint venture was agreed to be 60% in us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture was also agreed to be distributed as 60% to us and 40% to MCOA. The joint venture may be terminated by the unanimous election of the board of directors and shareholders; if an unforeseeable event occurs which prevents the joint venture from carrying out its purpose; or, if events otherwise occur which prevents the joint venture from carrying out its purpose, and those events cannot be corrected in a reasonable amount of time.

On July 15, 2021, two of our Directors, Edward Manolos and Dan Van Nguyen, each loaned the Company $22,000. The signed promissory notes call for annual interest at the rate of 5% per annum and are due 90 days for issuance.

73

LEGAL MATTERS

The validity of the shares sold by us under this Prospectus will be passed upon for us by the Mailander Law Office, Inc., 4811 49th Street, San Diego, CA 92115.

EXPERTS

Boyle CPA, LLC, our independent registered public accounting firm, has audited our financial statements included in this Prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Boyle CPA, LLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Company or its shareholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

●	under Nevada General Corporation Law for the unlawful payment of dividends; or

●	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

74

CANNABIS GLOBAL, INC.

INDEX TO FINANCIAL STATEMENTS

F-1

Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and

Stockholders of Cannabis Global, Inc. (formerly MCTC Holdings, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cannabis Global, Inc. (formerly MCTC Holdings, Inc.) (the “Company”) as of August 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended August 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended August 31 2020, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 2 to the consolidated financial statements, the Company’s continuing net losses and negative operating cash flows raise substantial doubt about its ability to continue as a going concern for a period of one year from the issuance of these consolidated financial statements. Management’s plans are also described in Note 2. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2017

Bayville, New Jersey

October 27, 2020

361 Hopedale Drive SE	P (732) 822-4427
Bayville, NJ 07701	F (732) 510-0665

F-2

CANNABIS GLOBAL, INC.

(formerly MCTC HOLDINGS, INC.)

CONSOLIDATED BALANCE SHEETS

	August 31,	August 31,
	2020	2019

ASSETS
Current Assets:
Cash	$2,338	$152,082
Inventory	75,338	2,299
	77,676	154,381

Machinery & Equipment- Net	25,406	13,248

Other Assets
Long-Term Investments	1,714,903	—
Intangible Assets	500,000	—
Notes Receivable	—	40,000
Security Deposit	7,200	7,200

TOTAL ASSETS	$2,325,185	$214,829
LIABILITIES & STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$233,568	$92,806
Accounts Payable - Related Party	1,139	1,139
Accrued Interest	33,301	—
Accrued Professional and Legal Expenses	—	5,885
Accrued R&D Expenses	—	6,250
Convertible Notes, Net of Debt Discount of $678,246 and $0, respectively	1,866,872	33,334
Derivative Liability	1,125,803	—
Notes Payable - Related Party	499,788	14,000
Total Current Liabilities	3,760,471	153,414

Total Liabilities	3,760,471	153,414

Stockholder's Equity (Deficit)
Preferred Stock, par value $0.0001,
10,000,000 shares Authorized, 6,000,000 shares Issued and
Outstanding at August 31, 2020 and 2019	600	—
Common Stock, par value $0.001,
290,000,000 shares Authorized, 12,524,307 shares Issued and
Outstanding at August 31, 2019 and 27,082,419 at August 31, 2020	2,708	1,253
Additional Paid-in Capital	4,618,168	1,184,923
Shares to be issued	227	2,840
Accumulated Deficit	(6,056,949)	(1,127,601)

Total Stockholder's Equity (Deficit)	(1,435,286)	61,415

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)	$2,325,185	$214,829

 The accompanying notes are an integral part of these audited consolidated financial statements

F-3

CANNABIS GLOBAL, INC.

(formerly MCTC HOLDINGS, INC.)

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Year Ended
	August 31	August 31
	2020	2019

Revenue:
Products Sales	$27,004	$—
Total Revenue	27,004	—

Cost of Goods Sold	24,521	—
Gross Profit	2,483	—

Operating Expenses:
Advertising Expenses	213,302	1,155
Consulting Services	2,033,801	59,865
Professional Fees	717,548	102,765
General and Administrative Expenses	661,724	386,133
Total Operating Expenses	3,626,375	549,918

Operating Loss	(3,623,892)	(549,918)

Other Income (Expense)
Interest Expense	(1,422,469)	(7,827)
Gain on Debt Cancellation	45,745	168,048
Changes in Fair Value of Derivatives	111,268
Uncollectible Note Receivable	(40,000)
Other Income	—	100
Total Other Income (Expense)	(1,305,456)	160,321

Net Loss	$(4,929,348)	$(389,597)

Basic & Diluted Loss per Common Share	$(0.29)	$(0.03)

Weighted Average Common Shares
Outstanding	17,101,743	12,261,293

See the accompanying notes to these audited consolidated financial statements

F-4

CANNABIS GLOBAL, INC.

(FORMERLY MCTC HOLDINGS, INC.)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED AUGUST 31, 2020 AND 2019

	Class A Preferred Stock		Common Stock		Common Stock to be issued		Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, August 31, 2018	—	$—	12,257,640	$1,226	—	$—	$601,825	$(738,004)	$(134,953)
Common stock issued for services rendered	—	—	—	—	1,533,333	153	350,812	—	350,965
Proceeds from common stock subscriptions	—	—	266,667	27	—	—	99,973	—	100,000
Proceeds from common stock subscriptions- to be issued	—	—	—	—	360,000	36	134,964	—	135,000
Net loss	—	—	—	—	—	—	—	(389,597)	(389,597)
Balance, August 31, 2019	—	—	12,524,307	1,253	1,893,333	189	1,187,574	(1,127,601)	61,415

Balance, August 31, 2019	—	$—	12,524,307	$1,253	1,893,333	$189	$1,187,574	$(1,127,601)	$61,415
Stock based compensation	—	—	9,188,888	919	(1,226,579)	(122)	2,347,336	—	2,348,133
Proceeds from common stock subscriptions	—	—	5,180,402	517	510,204	51	714,044	—	714,612
Common stock to be issued for investment	—	—	—	—	—	—	—	—	—
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	—	—	694,900	69	242,566	—	242,635
Discount on convertible notes	—	—	—	—	—	—	126,467	—	126,467
Preferred stock issued	6,000,000	600	—	—	—	—	200	—	800
Effects of Reverse stock-split	—	—	188,822	19	—	—	(19)	—	—
Net Loss	—	—	—	—	—	—	—	$(4,929,348)	(4,929,348)
Balance, August 31, 2020	6,000,000	$600	27,082,419	$2,708	1,871,858	$187	$4,618,168	$(6,056,949)	$(1,435,286)

See the accompanying notes to these audited consolidated financial statements

F-5

CANNABIS GLOBAL, INC.

(formerly MCTC HOLDINGS, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	August 31	August 31
	2020	2019
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss	(4,929,348)	(389,597)
Adjustments to reconcile net loss to net cash
used in operating activities:
Non-Cash Interest Expense	1,299,876	—
Uncollectible Note Receivable	40,000
Depreciation Expense	3,342	752
Stock Based Compensation	2,348,133	350,965
Changes in Fair Value of Derivative Liabilities	(111,268)	—
Gain on Debt Cancellation	(45,745)	(168,048)
Changes In:
Rent Deposit	—	(7,200)
Inventory	(73,039)	(2,299)
Accounts Payable	(75,258)	91,118
Accounts Payable - Related Party	-	(5,061)
Accrued Professional and Legal Expenses	(5,885)	5,885
Accrued R&D Expenses	(6,250)	6,250
Accrued Interest	33,301	5,235
Accrued Interest - Related Party	—	2,592
Net Cash Used in Operating Activities	(1,522,141)	(109,408)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Machinery & Equipment	(15,499)	(14,000)
Net Cash Provided by Investing Activities	(15,499)	(14,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuances of Common Stock	714,612	235,000
Proceeds from Convertible Debentures	673,284	33,334
Proceeds from Note Payable - Related Party	—	42,504
Advances to related party	—	(40,000)
Net Cash Provided by Financing Activities	1,387,896	270,838

Net (Decrease) Increase in Cash	(149,744)	147,430
Cash at Beginning of Period	152,082	4,652

Cash at End of Period	$2,338	$152,082

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—
Taxes	$—	$—

Shares to be issued and loan incurred for investment	$1,714,903	$—

See the accompanying notes to these audited consolidated financial statements

F-6

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

NOTE 1 — Organization and Description of Business

Cannabis Global, Inc. is located at 520 S Grand Avenue, Suite 320, Los Angeles, California 90071. Our telephone number is (310) 986-4929 and our website is accessible at www.cannabisglobalinc.com  Our shares of Common Stock are quoted on the OTC Markets Pink, operated by OTC Markets Group, Inc., under the ticker symbol “CGBL.”

Our aim is to grow our revenues in the marketplace for hemp, hemp extracts, and cannabis. While we are indirectly involved in the cannabis business, we do not directly engage in the cultivation, manufacturing, distribution or sales of regulated cannabis products. By way of our investment in Natural Plant Extract of California Inc., a California corporation (“NPE”) and our management agreement with Whisper Weed, Inc., a California corporation (“Whisper Weed”), we are indirectly involved in the business of the cultivation, manufacturing, distribution or sales of regulated cannabis products. Edward Manolos, a director of the Company, is a shareholder in Whisper Weed, thus the management agreement is Related Party Transaction and is described in the sections marked “Related Party Transactions”.

Our business focus is twofold: 1) Development and commercialization of proprietary engineered technologies to deliver hemp extracts and cannabinoids to the human body. We are achieving this goal by way of an active research and development programs and of the introduction to the industry of new hemp and hemp extract infusion technologies; and, 2) Investments into specialized area of the regulated and licenses cannabis business where are hold either an equity state or provide managerial services.

On April 4, 2005, MultiChannel changed its name to MicroChannel Technologies Corporation. The Company’s original name was MultiChannel Technologies Corporation (“MultiChannel”) which was incorporated on February 28, 2005 under the laws of the State of Nevada (U.S.A.) and was originally formed as a wholly owned subsidiary of Octillion Corp. (“Octillion”). Octillion (a Canadian company was trading in the OTC Markets under the symbol “OCTL”). At the time of Octillion’s existence, Octillion was a development stage technology company focused on the identification, acquisition and development of emerging solar energy and solar related technologies and products.

On January 14, 2009, Octillion Corp. (Symbol: OCTL), parent company of MicroChannel announced that it had changed its name to New Energy Technologies, Inc. (Symbol: NENE) (“New Energy”). The name change became effective on the Over-the-Counter Bulletin Board at the opening of trading on January 14, 2009. On June 24, 2008, MicroChannel announced that it initiated trading of its stocks on the OTC Bulletin Board under the stock symbol “MCTC”. On August 22, 2007, by corporate action taken by MicroChannel’s executive team and board members, the company amended its Articles of Incorporation to increase its authorized capital stock to 300,000,000 million shares of common stock, $0.0001 par value per share. As of September 25, 2007, there were 1,000,000 shares of common stock were issued and outstanding; there were no preferred shares issued and outstanding. The directors and sole shareholder have approved a forward split of their issued and outstanding shares of common stock on the basis of 538,646 for 1 for the purpose of effecting the distribution.

On or about June 27, 2018, we changed domiciles from the State of Nevada to the State of Delaware and thereafter reorganized under the Delaware Holding Company Statute Delaware General Corporation Law Section 251(g). On or about July 12, 2018, two subsidiaries were formed for the purpose of effecting the reorganization. We incorporated MCTC Holdings, Inc. and MCTC Holdings Inc. incorporated MicroChannel Corp. We then effected a merger involving the three constituents and under the terms of the merger we were merged into MicroChannel Corp., with MicroChannel Corp. surviving and our separate corporate existence ceasing. Following the merger MCTC Holdings, Inc. became the surviving publicly traded issuer, and all of our assets and liabilities were merged into MCTC Holdings, Inc.’s wholly owned subsidiary MicroChannel Corp. Our shareholders became the shareholders of MCTC Holdings, Inc. on a one for one basis.

F-7

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our current CEO, Arman Tabatabaei (see “Related Party Transactions”). The transaction value was nominal, at only One Thousand Dollars ($1,000).

On April 18, 2020, we formed a subsidiary Hemp You Can Feel, Inc. a California corporation (“HYCF”) as a wholly owned subsidiary of the Company. HYCF will be engaged in various related business opportunities. At this time HYCF has no operations.

On August 9, 2019, the Company filed a DBA in California registering the operating name Cannabis Global. On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our current CEO, Arman Tabatabaei (see “Related Party Transactions”). The transaction value was nominal, at only One Thousand Dollars ($1,000).

On August 9, 2019, our board of directors determined the Company no longer meets the definition of a Shell Company as defined in Item 1101(b) of Regulation AB (§ 229.1101(b) of this chapter), which defines a Shell Company as one that has: 1) No or nominal operations; and 2) Either: (i) No or nominal assets; (ii) Assets consisting solely of cash and cash equivalents; or (iii) Assets consisting of any amounts of cash and cash equivalents and nominal other assets. By way of the Company: 1) beginning business activities and operations, 2) hiring its CEO, 3) appointing a highly experienced board of directors, 4) retaining consultants, 5) signing two property leases, 6) approval of budgets and business plans for several initiatives, 6) production of product samples, 7) sales initiatives to prospective customers, and other related business activities, the board of directors believes such activities are qualified as non-nominal operations and therefore the board of directors declared its believe the Company is no longer defined by Item 1101(b) of Regulation AB ( § 229.1101(b) of this chapter).

On September 11, 2019, we formed a subsidiary Aidan & Co, Inc. (“Aidan”) a Nevada corporation as a wholly owned subsidiary of the Company. Aidan will be engaged in various related business opportunities. At this time Aidan has minimal operations.

On February 20, 2020, the Company entered into a material definitive agreement with Lelantos Biotech, Inc., a Wyoming corporation (“Lelantos”), and its owners Ma Helen M. Am Is, Inc., a Wyoming corporation (“Helen M.”), East West Pharma Group, Inc., a Wyoming corporation (“East West”), and New Horizons Laboratory Services, Inc., a Wyoming corporation (“New Horizons”). In exchange for intellectual properties owned by Lelantos, the Company agreed to issue 400,000 shares of common stock and convertible promissory notes to Lelantos and its owners. On June 15, 2020, the Company and Lelantos entered into a modification agreement cancelling the Company's obligation to issue 400,000 shares of common stock and the convertible promissory notes. The Company and Lelantos agreed to a purchase price of five hundred thousand dollars ($500,000), payable by the issuance of a promissory note. The aggregate unpaid principal amount of the note is paid in monthly payments of seven thousand, five hundred dollars ($7,500) beginning on September 1, 2020, terminating on February 1, 2025. There is no interest on the note or on the unpaid balance.

On May 6, 2020, the Company signed a joint venture agreement with RxLeaf, Inc. (“RxLeaf”) a Delaware corporation, creating a joint venture for the purpose of marketing the Company’s products to consumers. Under the terms of the agreement, the Company will produce products, which will be sold by RX Leaf via its digital marketing assets. The Company agreed to share the profits from the joint venture on a 50/50 basis.

F-8

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

On July 22, 2020, we signed a management agreement with Whisper Weed, Inc., a California corporation (“Whisper Weed”). Edward Manolos, a director of the Company, is a shareholder in Whisper Weed (see “Related Party Transactions”). Whisper Weed conducts licensed and compliant delivery activity of cannabis products in California. The material definitive agreement requires the parties to create a separate entity, CGI Whisper W, Inc. in California as a wholly owned subsidiary of the Company. The business of CGI Whisper W, Inc. will be to provide management services for the lawful delivery of cannabis in the State of California. The Company will manage CGI Whisper W, Inc. operations. In exchange for the Company providing management services to Whisper Weed through the auspices of CGI Whisper W, Inc., the Company will receive as consideration a quarterly fee of 51% of the net profits earned by Whisper Weed. As separate consideration for the transaction, the Company agreed to issue to Whisper Weed $150,000 in the Company’s restricted common stock, valued for purposes of issuance based on the average closing price of the Company’s common stock for the twenty days preceding the entry into the material definitive agreement. The Company recognized stock-based compensation of $116,282 related to the 666,754 shares to be issued to Whisper Weed. Additionally, the Company agreed to amend its articles of incorporation to designate a new class of preferred shares. The preferred class shall be designated and issued to Whisper Weed in an amount equal to two times the quarterly payment made to the Company. The preferred shares shall be convertible into the Company’s common stock after 6 months, and shall be senior to other debts of the Company. The conversion to common stock will be based on a value of common stock equal to at least two times the actual sales for the previous 90-day period The Company agreed to include in the designation the obligation to make a single dividend payment to Whisper Weed equal to 90% of the initial quarterly net profits payable by Whisper Weed. No preferred share designation or issuance occurred as of August 31, 2020. The management agreement may be terminated, at the unanimous election of the Whisper Weed Board of Directors as follows: Upon the occurrence of any event, or the existence of any condition beyond the reasonable control of the Parties, which prevents the business operation outlined in this Agreement from functioning in a manner consistent with the purpose of the Agreement or to otherwise to make it possible to carry out its purpose, and such event or condition cannot be corrected within a reasonable time, at a reasonable expense (see Exhibit 10.38).

On August 31, 2020, we entered into a stock purchase agreement with Robert L. Hymers III (“Hymers”), an individual. With the exception of the entry into the subject material definitive agreements, no material relationship exists between the Company, or any of the Company’s affiliates or control persons and Hymers. Pursuant to the Stock Purchase Agreement (the “SPA”) the Company purchased 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. NPE is a private corporation and is not publicly traded. Under the terms of the SPA, the Company acquired all rights and responsibilities of the equity stake for a purchase price of Two Million Forty Thousand United States Dollars ($2,040,000) (the “Purchase Price”). In connection with the SPA, the Company became a party to a Shareholders Agreement, dated June 5, 2020, by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares.

NOTE 2 – Going Concern Uncertainties and Liquidity Requirements

During financial reporting period ending August 31, 2020, the Company generated $27,004 in revenues, has an accumulated deficit of $6,056,949, and does not have positive cash flows from operating activities. The Company expects to incur additional losses as begins to execute its business strategy in the cannabinoid marketplace. The Company will be subject to the risks, uncertainties, and difficulties frequently encountered by early-stage companies. The Company may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause the Company’s business, results of operations, and financial condition to suffer. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance date of these financial statements.

The Company’s ability to continue as a going concern is an issue due to its net losses and negative cash flows from operations, and its need for additional financing to fund future operations. Management plans to obtain necessary funding from outside sources and through the sales of Company shares. There can be no assurance that such funds, if available, can be obtained on terms reasonable to the Company. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

Based on the Company’s current level of expenditures, management believes that cash on hand is not adequate to fund operations for the next twelve months. Management of the Company is estimating approximately $1,000,000 will be required over the next twelve months to fully execute its business strategy. These can be no assurance the Company will be able to obtain such funds.

F-9

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

NOTE 3 – Summary of Significant Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts reported in those statements. We have made our best estimates of certain amounts contained in our consolidated financial statements. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities. However, application of our accounting policies involves the exercise of judgment and use of assumptions as to future uncertainties, and, as a result, actual results could differ materially from these estimates. Management believes that the estimates, assumptions, and judgments involved in the accounting policies described below have the most significant impact on our consolidated financial statements.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Variable Interest Entities

The Company accounts for arrangements that are not controlled through voting or similar rights as variable interest entities (“VIEs”). An enterprise is required to consolidate a VIE if it is the primary beneficiary of the VIE. A VIE is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (ii) the entity’s equity holders as a group either: (a) lack the power, through voting or similar rights, to direct the activities of the entity that most significantly impact the entity’s economic performance, (b) are not obligated to absorb expected losses of the entity if they occur, or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, the enterprise that is deemed to have a variable interest, or combination of variable interests, that provides the enterprise with a controlling financial interest in the VIE, is considered the primary beneficiary and must consolidate the VIE. Investments where the Company has significant influence, but not control, and joint ventures which are VIEs in which the Company is not the primary beneficiary, are recorded under the equity method of accounting on the accompanying consolidated financial statements.

As of August 31, 2020, the Company held a variable interest in an entity for which it directly held an 18.8% equity interest, and indirectly controlled 37.6% of the equity. The entity was not determined to be a VIE under ASC 810, as it did not meet the criteria outlined above. Since the Company indirectly controls less than 50% of the voting interest of the entity, the entity is not consolidated, and the Company accounts for the investment under the equity method of accounting in accordance with ASC 321. Since the entity in which the Company holds its investment does not have a readily determinable fair value, the Company elected to account for the investment under the measurement alternative, accounting for the investment at cost less impairment, plus or minus any changes resulting from observable price changes in orderly transactions for the same investment. See Note 8 for additional information on this investment.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

F-10

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

The extent to which the COVID-19 pandemic impacts the Company’s business and financial results will depend on numerous evolving factors including, but not limited to: the magnitude and duration of the COVID-19 pandemic, the extent to which it will impact worldwide macroeconomic conditions, the speed of the anticipated recovery, and governmental and business reactions to the pandemic. The Company assessed certain accounting matters that generally require consideration of forecasted financial information in context with the information reasonably available to the Company and the unknown future impacts of COVID-19 as of August 30, 2020 and through the date of this report. The matters assessed included accounts receivable and the carrying value of investments, intangible assets and other long-lived assets. The Company’s future assessment of the magnitude and duration of COVID-19, as well as other factors, could result in additional material impacts to the Company’s consolidated financial statements in future reporting periods.

Cash and Cash Equivalents

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are held in operating accounts at a major financial institution.

Inventory

Inventory is primarily comprised of work in progress. Inventory is valued at cost, based on the specific identification method, unless and until the net realizable value for the inventory is lower than cost, in which case an allowance is established to reduce the valuation to the net realizable value. As of August 31, 2020, and August 31, 2019, market values of all of our inventory were at cost, and accordingly, no such valuation allowance was recognized.

Deposits

Deposits is comprised of advance payments made to third parties, primarily for inventory for which we have not yet taken title. When we take title to inventory for which deposits are made, the related amount is classified as inventory, then recognized as a cost of revenues upon sale (see “Costs of Revenues” below). There were no deposits as of August 31, 2020 or August 31, 2019.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets is primarily comprised of advance payments made to third parties for independent contractors’ services or other general expenses. Prepaid services and general expenses are amortized over the applicable periods which approximate the life of the contract or service period.

Accounts Receivable

Accounts receivables are recorded at the net value of face amount less any allowance for doubtful accounts. On a periodic basis, we evaluate our accounts receivable and, based on a method of specific identification of any accounts receivable for which we deem the net realizable value to be less than the gross amount of accounts receivable recorded, we establish an allowance for doubtful accounts for those balances. In determining our need for an allowance for doubtful accounts, we consider historical experience, analysis of past due amounts, client creditworthiness and any other relevant available information. However, our actual experience may vary from our estimates. If the financial condition of our clients were to deteriorate, resulting in their inability or unwillingness to pay our fees, we may need to record additional allowances or write-offs in future periods. This risk is mitigated to the extent that we collect retainers from our clients prior to performing significant services.

The allowance for doubtful accounts, if any, is recorded as a reduction in revenue to the extent the provision relates to fee adjustments and other discretionary pricing adjustments. To the extent the provision relates to a client's inability to make required payments on accounts receivables, the provision is recorded in operating expenses. As of August 31, 2020, and August 31, 2019, we had $0 and $0 allowance for doubtful accounts, respectively.

Property and Equipment, net

Property and Equipment is stated at net book value, cost less depreciation. Maintenance and repairs are expensed as incurred. Depreciation of owned equipment is provided using the straight-line method over the estimated useful lives of the assets, ranging from two to seven years. Depreciation of capitalized construction in progress costs, a component of property and equipment, net, begins once the underlying asset is placed into service and is recognized over the estimated useful life. Property and equipment are reviewed for impairment as discussed below under “Accounting for the Impairment of Long-Lived Assets.” We did not capitalize any interest as of August 31, 2020, and as of August 31, 2019.

Accounting for the Impairment of Long-Lived Assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon such an occurrence, recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to forecasted undiscounted net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. For long-lived assets held for sale, assets are written down to fair value, less cost to sell. Fair value is determined based on discounted cash flows, appraised values or management's estimates, depending upon the nature of the assets. We have not recorded any impairment charges related to long-lived assets during the year ended August 31, 2020, and August 31, 2019.

F-11

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”).  We record a BCF as a debt discount pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ACF”) Topic 470-20 Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and we amortize the discount to interest expense over the life of the debt using the effective interest method.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The guidance presents a single five-step model for comprehensive revenue recognition that requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Two options are available for implementation of the standard which is either the retrospective approach or cumulative effect adjustment approach. The guidance becomes effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We determined to implement the cumulative effect adjustment approach to our implementation of FASB ASC Topic 606, with no restatement of the comparative periods presented. We apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

In accordance with FASB ASC Topic 606, Revenue Recognition, we recognize revenue when persuasive evidence of a significant financing component exists in our consulting and product sales contracts. We examine and evaluate when our customers become liable to pay for goods and services; how much consideration is paid as compared to the cash selling price of the goods or services; and, the length of time between our performance and the receipt of payment.

Product Sales

Revenue from product sales, including delivery fees, is recognized at a point in time when control of the promised goods is transferred to our customers in an amount that reflects the consideration we expect to be entitled to in exchange for those goods. Generally, we drop-ship orders to our clients with shipping-point or destination terms. For any shipments with destination terms, the Company defers revenue until delivery to the customer. Given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, we are not of the opinion that our product sales indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Costs of Revenues

Our policy is to recognize costs of revenue in the same manner in conjunction with revenue recognition. Cost of revenues include the costs directly attributable to revenue recognition and includes compensation and fees for services, travel and other expenses for services and costs of products and equipment. Selling, general and administrative expenses are charged to expense as incurred.

Stock-Based Compensation

Restricted shares are awarded to employees and entitle the grantee to receive shares of restricted common stock at the end of the established vesting period. The fair value of the grant is based on the stock price on the date of grant. We recognize related compensation costs on a straight-line basis over the requisite vesting period of the award, which to date has been one year from the grant date.

F-12

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

Income Taxes

We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns in accordance with applicable accounting guidance for accounting for income taxes, using currently enacted tax rates in effect for the year in which the differences are expected to reverse. We record a valuation allowance when necessary to reduce deferred tax assets to the amount expected to be realized.  For the year ended August 31, 2020 and August 31, 2019 we incurred no income taxes. As of August 31, 2020, and August 31, 2019, we had no liabilities related to federal or state income taxes.

Other Tax Related Policies

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the Common Stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the Common Stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any additional gain or loss recognized upon any later disposition of the shares would be a short- or long-term capital gain or loss, depending on whether the shares have been held by the participant for more than one year. Utilization of losses is subject to special rules and limitations.

Nonstatutory Stock Options. A participant who receives a nonstatutory stock option generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise.

Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares or cash received minus any amount paid for the shares, if any.

Stock Units. No taxable income is generally reportable when unvested stock units are granted to a participant. Upon settlement of the vested stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares issued or payment received in connection with the vested stock units.

Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received.

Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2020 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an nonqualified stock option or vesting of restricted stock).

Internal Revenue Code Section 162(m) Deduction Limitation. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one fiscal year with respect to our executive officers and other persons who are subject to Code Section 162(m). Therefore, compensation derived from 2020 Plan awards may not be fully deductible by the Company.

Internal Revenue Code Section 280G. For certain persons, if a change in control of the Company causes an award to vest or become newly payable, or if the award was granted within one year of a change in control and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Section 280G of the Code (generally, this dollar limit is equal to three times the five-year historical average of the individual’s annual compensation received from the Company), then the entire amount exceeding the individual’s average annual compensation will be considered an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount and the Company cannot deduct the excess amount from its taxable income.

F-13

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

Certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2020 Plan (such as stock units). The intent is for the 2020 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

Loss Contingencies

From time to time the Company is subject to various legal proceedings and claims that arise in the ordinary course of business. On at least a quarterly basis, consistent with ASC 450-20-50-1C, if the Company determines that there is a reasonable possibility that a material loss may have been incurred, or is reasonably estimable, regardless of whether the Company accrued for such a loss (or any portion of that loss), the Company will confer with its legal counsel, consistent with ASC 450. If the material loss is determinable or reasonably estimable, the Company will record it in its accounts and as a liability on the balance sheet. If the Company determines that such an estimate cannot be made, the Company's policy is to disclose a demonstration of its attempt to estimate the loss or range of losses before concluding that an estimate cannot be made, and to disclose it in the notes to the financial statements under Contingent Liabilities.

Net Income (Loss) Per Common Share

We report net income (loss) per common share in accordance with FASB ASC 260, “Earnings per Share”. This statement requires dual presentation of basic and diluted earnings with a reconciliation of the numerator and denominator of the earnings per share computations. Basic net income (loss) per share is computed by dividing net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period and excludes the effects of any potentially dilutive securities. Diluted net income (loss) per share gives effect to any dilutive potential common stock outstanding during the period. The computation does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

Note 4 - Net Loss Per Share

During fiscal years ending August 31, 2020 and August 31, 2019, the Company recorded a net loss. Basic and diluted net loss per share is the same for those periods.

Note 5 – Notes Receivable

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project. An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. Because of Mr. Manolos’ association as a director, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited. As of the end of the fiscal year August 31, 2020, the Company determined it is not likely that repayment of the $40,000 note would occur, thus the Company booked an allowance for Bad Debt expense for the amount, bringing the note balance to zero, as of the end of the fiscal year ending August 31, 2020.

F-14

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

Note 6 - Notes Payable

On January 9, 2014, the Company issued a $70,000 note payable to a shareholder of the Company. The note payable bears interest at an annual rate of 7%, which then increased to 10% after it was in default. Principal and accrued interest on the note payable were due on January 9, 2016, with a default annual rate of 10% interest after that date. The outstanding balance of principal and accrued interest may be prepaid without penalty. During the years ended August 31, 2018 and August 31, 2017, the Company recorded an interest expense of $6,999, respectively, related to the note payable. As of August 31, 2018, the original principal balance of $70,000 on the note payable remained outstanding, with accrued interest of $28,306. The note payable was not repaid on January 9, 2016 and was spun out to Lauderdale Holdings, LLC as part of the change in control. During the Fourth Quarter of 2019. Consequently, it is included as part of the $168,048 in Cancellation of Debt income on the Statement of Operations.

In November 30, 2017 – August 31, 2018, the Company issued a $35,554 in multiple notes payable to an entity related to the legal custodian of the Company. The notes payable bear interest at an annual rate of 10% and is convertible to common shares of the Company at $0.0001 per share. On May 8, 2018, $13,000 of the principal balance on notes payable were converted to common stock. As of August 31, 2019 the remaining principal balance was forgiven and included as Cancellation of Debt income on the Income Statement for the year ended August 31, 2019.

On May 25, 2019, the Company issued two notes payable to Company directors Edward Manolos and Dan Nguyen, each in the amount of $16,666,67. The notes, which do not have a defined due date, outline a 5% per annum interest rate. These notes are additionally described herein in Footnote 7- Notes Payable, Related Party and in Footnote 11 – Related Party Transactions.

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project (see “Related Party Transactions”). An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee.

On February 12, 2020, the Company issued three Sellers Acquisition promissory notes having an aggregate principal amount of $500,000 pursuant to an Acquisition Agreement to acquire Lelantos Biotech. The notes mature May 31, 2020; $450,000 (two tranches of $225,000) and $50,000 of the notes bear interest at the rate of 8% and 5% per annum, respectively. In the event, the notes are not paid within the Cash Repayment Period (prior to the Maturity Date), the notes specify the holder shall have two options for repayment including: [a] an Alternative Payment Stake Option equal to a 6.75%, 6.75% and 1.5% (or a pro-rated amount if the debt has been partially paid) fully diluted ownership position in the Company after August 4, 2020, August 12, 2020 and August 30, 2020, respectively; or [b] a Buy Out Option, any time after the note has been outstanding for at least one year, equal to the total outstanding shares of the Company on the day of election, times 6.75%, 6.75% and 1.5%, respectively, times the average closing price of the Company’s common stock over the preceding 30 trading days, times 40% (due and payable within 90 days). Anti-dilution rights are provided for five years on the Sellers Acquisition notes and for 182 days after conversion to an Alternative Payment Stake. The notes include a Leak Out provision, should the Alternative Payment Stake option be elected, whereby no more than 30% of the holdings may be sold during the first 30 days after clearance for trading and no more than 25% of the remaining shares sold during any subsequent 30-day period. The notes are secured by a Security Agreement, require common shares to be reserved, are transferrable and are Senior to other debt of the Company. At maturity, on May 31, 2020, (i) the Company received forbearance agreements for the two tranches of $225,000 each whereby the maturity date was extended to July 15, 2020 and the interest rate was increased to 9%; and (ii) the $50,000 note and all accrued interest thereon, in the amount of $747, was forgiven. Accordingly, the Company recognized a gain for debt forgiveness of $50,747. As of August 31, 2020, the carrying value of the notes was $450,000 and accrued interest payable was $19,824.

F-15

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

The parties to the June 15, 2020 modification agreement were the Company and Lelantos, including its including without limitation its shareholders, owners, affiliates, control persons, successors and assigns, including, but not limited to, Mt. Fire, LLC, a Nevada limited liability company (“Mt. Fire”), Ma Helen M. Am Is, Inc., a Wyoming Corporation (“Helen M.”), New Horizons Laboratory Services, Inc., a Wyoming Corporation (“New Horizons”), and East West Pharma Group, Inc., a Wyoming Corporation (“East – West”) (or collectively, “Lelantos”). There is no material relationship between the Registrant or its affiliates and Lelantos, Helen M., East West, Mt. Fire, New Horizons, or any of their respective affiliates, other than in respect of the June 15, 2020 modification agreement. Pursuant to the June 20, 2020 modification agreement, the Company and Lelantos agreed to the following material modifications to the material definitive agreement as follows; 1) The Registrant shall have no obligation to issue 400,000 common shares under Section 3.1 of the previously disclosed acquisition agreement, 2) The Sellers acquisition notes referenced in the February 20 ,2020 agreement were all cancelled with prejudice to any and all rights of any kind whatsoever pertaining to and in favor of Helen M., New Horizons, and East – West. (The Company and East – West previously terminated their note on May 31, 2020, and 3) As complete and full consideration for the acquisition of the intellectual property, trade secrets, research and development and associated pending patent applications, the agreed to pay to Lelantos, a purchase price of five hundred thousand dollars ($500,000), payable by the issuance of a promissory note. The Company may prepay the note in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid. The aggregate unpaid principal amount of the note is paid in monthly payments of seven thousand, five hundred dollars ($7,500) beginning on September 1, 2020, terminating on February 1, 2025. There is no interest on the note or on the unpaid balance.

On February 12, 2020, the Company entered into an Independent Consulting Agreement with a consultant to provide services from February 12, 2020 through December 14, 2020 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, the Company issued to the consultant a Compensation promissory note having a principal amount of $100,000 for the Deferred Compensation portion of the Consulting Agreement. The note matures August 4, 2020 and bears interest at the rate of 8% per annum. In the event, the note is not paid within the Cash Repayment Period (prior to the Maturity Date), the note specifies the holder shall have two options for repayment including: [a] an Alternative Payment Stake Option equal to a 8.5% (or a pro-rated amount if the debt has been partially paid) fully diluted ownership position in the Company after August 4, 2020; or [b] a Buy Out Option, any time after the note has been outstanding for at least one year, equal to the total outstanding shares of the Company on the day of election, times 8.5% times the average closing price of the Company’s common stock over the preceding 30 trading days, times 40% (due and payable within 90 days). Anti-dilution rights are provided for five years on the Compensation note and for 182 days after conversion to an Alternative Payment Stake. The note includes a Leak Out provision, should the Alternative Payment Stake option be elected, whereby no more than 30% of the holdings may be sold during the first 30 days after clearance for trading and no more than 25% of the remaining shares sold during any subsequent 30-day period. The note is secured by a Security Agreement, requires common shares to be reserved, is transferrable and is Senior to other debt of the Company. As of August 31, 2020, the carrying value of the note was $100,000 and accrued interest payable was $4,405.

Note 7. Related Party Transactions

In October 2017 – August 31, 2018, the Company incurred a related party debt in the amount of $10,000 to an entity related to the legal custodian of the Company for professional fees. As of August 31, 2018, this balance was forgiven and was included as part of the $168,048 Cancellation of Debt Income on the Statement of Operations.

In November 30, 2017 – August 31, 2018, the Company issued a $35,554 in multiple notes payable to an entity related to the legal custodian of the Company. The notes payable bear interest at an annual rate of 10% and is convertible to common shares of the Company at $0.0001 per share. On May 8, 2018, $13,000 of the principal balance on notes payable were converted to common stock. The remaining principal balance was forgiven and included as Cancellation of Debt Income on the Income Statement for the year ended August 31, 2019.

F-16

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

In March 2018 and May 2018, a legal custodian of the Company funded the Company $600 in advances. On August 31, 2018, this amount was reclassified as a note payable, that bears interest at an annual rate of 10% and is payable upon demand.

In connection with the above notes, the Company recognized a beneficial conversion feature of $27,954, representing the intrinsic value of the conversion features at the time of issuance. This beneficial conversion feature was accreted to interest expense during the year ended August 31, 2018.

On May 25, 2019, the Company issued two notes payable to Company directors Edward Manolos and Dan Nguyen for loans made to the Company, each in the amount of $16,666.67 for a total balance of $33,334. The notes bear interest at 5% per annum and do not have a fixed payment schedule or maturity date. These notes are additionally described herein in Footnote 7 - Notes Payable.

On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our current CEO, Arman Tabatabaei for one thousand dollars ($1,000).

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project. An additional $20,000 was supplied to Split Tee on August 23, 2019 (the “Split Tee Note”). The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee. Because of Mr. Manolos’ association as a director, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited. On May 15, 2020, the outstanding balance of the Split Tee Note was reduced via a payment of $15,000.

During the three months ended February 29, 2020, the Company issued two convertible promissory notes having an aggregate principal amount of $133,101 in exchange for accrued expenses owed to related parties, of which $79,333 is payable to the Company’s Chief Executive Officer and $53,768 is payable to the Company’s previous Chief Financial Officer, Robert L. Hymers III. The notes mature two years from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. The noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price of 50% of the average of the previous twenty (20) trading day closing prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $133,101, which is being amortized to interest expense over the term of the notes. On May 22, 2020, Mr. Tabatabaei converted the principal amount of $79,333 and interest of $2,608, for a total amount of $81,941.55 into 694,902 common shares. As of August 31, 2020, the carrying value of the remaining note with the former chief financial officer was $15,884, net of debt discount of $37,884 and accrued interest was $3,138.

On April 30, 2020, the Company entered into a settlement agreement with Robert L. Hymers III, its Chief Financial Officer (the “CFO”), whereby the CFO resigned and the Company issued a promissory note for $30,000, which represented the remaining amount owed to the CFO for services rendered. The note matures December 31, 2020 and bears interest at the rate of 10% per annum, payable at maturity. The noteholder has the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a fixed conversion price of $0.02 per share, subject to adjustment. As a result of the beneficial conversion price, upon issuance, the Company recognized debt discount of $30,000, which is being amortized to interest expense over the term of the note. As of August 31, 2020, the carrying value of the note was $15,061, net of debt discount of $14,939 and accrued interest was $1,011.

On August 31, 2020, the Company issued a convertible note payable and a note payable to Robert L. Hymers III in connection with the acquisition of an 18.8% equity interest in NPE. See Note 8.

See Note 9 for further discussion of the accounting treatment of the embedded conversion options of the above promissory notes payable as derivative liabilities.

F-17

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

Note 8. Convertible Notes Payable

On November 6, 2019, the Company issued a convertible promissory note in the principal amount of $20,000 along with 26,667 three-year warrants exercisable at $3.50 per share in exchange for proceeds of $20,000. The note matures May 6, 2020 and bears interest at the rate of 7% per annum, payable at maturity. Commencing thirty (30) days following the issuance date, the noteholder shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a conversion price equal to the lower of (i) $0.75 per share; or (ii) 80% of the average of the previous twenty (20) trading day closing prices of the Company’s common stock, subject to adjustment. As a result of the issuance of the warrants as well as the beneficial conversion feature, upon issuance, the Company recognized total debt discount of $20,000, which is being amortized to interest expense over the term of the note. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. At maturity, on May 6, 2020, the Company entered into a settlement agreement with the noteholder whereby the Company paid the entire principal balance of $20,000 and accrued interest of $712 in cash and the warrants were canceled. There was no gain or loss recognized for the settlement.

During the three months ended February 29, 2020, the Company issued four convertible promissory notes having an aggregate principal amount of $256,500, aggregate original issue discount (OID) of $10,500, and aggregate legal fees of $11,000, resulting in aggregate net proceeds to the Company of $235,000. The notes mature in one year from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. Commencing one hundred eighty (180) days following the issuance date of $198,750 of the notes and commencing immediately following the issuance of $57,750 of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion prices ranging from 50% - 60% of the lowest previous fifteen (15) to twenty (20) trading day closing trade prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $256,500, which is being amortized to interest expense over the term of the notes. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. In August 2020, the Company repaid the notes in full, consisting of principal of $256,500, accrued interest of $13,772, and early repayment interest and penalties of $127,565.

On March 19, 2020, the Company issued a convertible promissory note, payable in tranches, having an aggregate principal amount of $150,000, aggregate original issue discount (OID) of $15,000, and an aggregate of 468,750 three-year warrants exercisable at $0.48/share, which contain certain exercise price reset provisions in the event of dilutive issuances. The notes mature one year from the respective issuance date of each tranche and bear interest at the rate of 10% per annum, payable at maturity. Commencing immediately following the issuances, the noteholder shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price equal to the lower of 60% of the lowest closing trade price of the Company’s common stock, subject to adjustment, during the 25 trading days prior to: (i) the issuance date; or (ii) the conversion date. On March 19, 2020, the first tranche of $50,000, less OID of $5,000, was received, resulting in net proceeds to the Company of $45,000, and the Company issued 156,250 three-year warrants exercisable at $0.48 per share. On May 4, 2020, the second tranche of $25,000, less OID of $2,500, was received, resulting in net proceeds to the Company of $22,500, and the Company issued 78,125 three-year warrants exercisable at $0.48 per share. On July 10, 2020, the third tranche of $25,000, less OID of $2,500 was received, resulting in net proceeds to the Company of $22,500, and the Company issued 78,125 three year warrants exercisable at an initial price of $0.48 per share. As a result of the OID and the variable conversion price, upon issuance, the Company recognized total debt discount of $75,000, which is being amortized to interest expense over the respective term of the tranches. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As of August 31, 2020, the carrying value of these notes was $37,088, net of debt discount of $62,912 and accrued interest was $3,431.

F-18

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

On July 21, 2020, the Company issued a convertible promissory note with a principal amount of $78,750, with the Company receiving proceeds of $71,250 after original issue discount of $3,750 and deferred finance costs of $3,750. The note matures on July 21, 2021 and bears interest at 6% per annum. Commencing immediately following the issuances, the noteholder shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price equal to the 60% of the lowest closing trade price of the Company’s common stock, subject to adjustment, during the 30 trading days prior to: the conversion date. As a result of the OID and the variable conversion price, upon issuance, the Company recognized total debt discount of $78,750, which is being amortized to interest expense through the maturity date. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As of August 31, 2020, the carrying value of these notes was $8,846, net of debt discount of $69,904 and accrued interest was $531.

In August 2020, the Company issued two convertible promissory notes with an aggregate principal amount of $129,250, with the Company receiving proceeds of $117,500 after original issue discount of $11,750. The notes mature in May 2021 and bear interest at 10% per annum. Commencing immediately following the issuances, the noteholder shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a fixed price of $0.1005 per share of common stock. The conversion price may reset to a lower price if the Company issues common stock to any suppliers or vendors. As a result of the OID and the potential result for dilutive issuances, upon issuance, the Company recognized total debt discount of $129,250, which is being amortized to interest expense through the maturity date. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As of August 31, 2020, the carrying value of these notes was $8,452, net of debt discount of $120,798 and accrued interest was $632.

The Company also entered into common stock subscription agreements with this lender, totaling share issuances of 3,409,221 (of which 510,204 are to be issued as of August 31, 2020), for cash proceeds of $329,613. In connection with these subscriptions, the Company issued a convertible promissory note of $50,000 for no consideration. The note matures on August 7, 2021 and bears interest at 10$% and is convertible at a fixed price of $0.1631 per share, subject to potential rest in the event the Company issues shares to vendors or suppliers. The Company recognized total debt discount of $50,000, which is being amortized to interest expense over the respective term of the tranches. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As of August 31, 2020, the carrying value of these notes was $3,288, net of debt discount of $46,712 and accrued interest was $329.

F-19

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

Related Parties

During the three months ended February 29, 2020, the Company issued two convertible promissory notes having an aggregate principal amount of $133,101 in exchange for accrued expenses owed to related parties, of which $79,333 is payable to the Company’s Chief Executive Officer and $53,768 is payable to the Robert L. Hymers III. The notes mature two years from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. The noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price of 50% of the average of the previous twenty (20) trading day closing prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $133,101, which is being amortized to interest expense over the term of the notes. On May 22, 2020, the Chief Executive Officer converted $79,333 in principal and $2,608 of accrued interest into 694,902 shares of common stock to be issued having a fair value of $232,792. The conversion resulted in the elimination of $70,313 of remaining debt discount, the elimination of $231,632 of derivative liabilities, and a $10,468 gain on conversion that resulted from a related party and was therefore included in Additional paid-in capital. As of August 31, 2020, the carrying value of the remaining note with the former chief financial officer was $15,884, net of debt discount of $37,884 and accrued interest was $3,138.

On April 30, 2020, the Company entered into a settlement agreement with its former Chief Financial Officer (Robert L. Hymers III, hereinafter referred to as the “CFO”) whereby the CFO resigned and the Company issued a promissory note for $30,000, which represented the remaining amount owed to the CFO for services rendered. The note matures December 31, 2020 and bears interest at the rate of 10% per annum, payable at maturity. The noteholder has the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a fixed conversion price of $0.02 per share, subject to adjustment. As a result of the beneficial conversion price, upon issuance, the Company recognized debt discount of $30,000, which is being amortized to interest expense over the term of the note. As of August 31, 2020, the carrying value of the note was $15,061, net of debt discount of $14,939 and accrued interest was $1,011.

On August 21, 2020 the Company, issued a convertible note pursuant to a Stock Purchase Agreement (the “SPA) to acquire 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. With the exception of the entry into the subject material definitive agreements, no material relationship exists between the Registrant, or any of the Registrant’s affiliates or control persons and Hymers. Under the terms of the SPA, the Registrant acquired all rights and responsibilities of the equity stake for a purchase price of Two Million Forty Thousand United States Dollars ($2,040,000) (the “Purchase Price”). Relative to the payment of the Purchase Price, the registrant agreed to: 1) pay Hymers Twenty Thousand United States Dollars ($20,000) each month for a period of twenty-seven (27) months, with the first payment commencing September 1, 2020 and the remaining payments due and payable on the first day of each subsequent month until Hymers has received Five Hundred Forty Thousand United Stated Dollars ($540,000), and 2) issue Hymers a convertible promissory note in the amount of One Million Five Hundred Thousand United States Dollars ($1,500,000) (the “Note”). The Note bears interest at ten percent (10%) per annum. The Holder shall have the right at any time six (6) months after the Issuance Date to convert all or any part of the outstanding and unpaid principal, interest, fees, or any other obligation owed pursuant to the note. Conversion Price shall be calculated as follows: 60% of the lowest Trading Price of the common shares during the ten (10) days preceding the date the Company receive a notice of conversion. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Registrant issue upon conversion of or otherwise pursuant to the note and the other notes issued more than the maximum number of shares of Common Stock that the Company can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded, which shall be 4.99% of the total shares outstanding at any time. A debt discount of $54,212 on the note payable at issuance was calculated based on the present value of the note using an implied interest rate of 10%. A debt discount of $270,886 was recognized. Accordingly, the Company recorded an initial value of its investment in NPE of $1,714,903. At the time the note becomes convertible, the Company will recognize a derivative liability at fair value related to the embedded conversion option at that time. Prior to these transactions, Robert Hymers III and Alan Tsai each sold equity interest representing a total of 18.8% of the outstanding equity interest of NPE to Edward Manolos, a Director and preferred stockholder of the Company in a private transaction. As a result of these two transactions, the Company beneficially controls approximately 37% of the equity of NPE. After this transaction, a venture capital company controls 40% of the equity interests in NPE, the Company, Alan Tsai, and Edward Manolos each control 18.8% and one other entity controls 3.5%.

F-20

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

The Company evaluated its interest in NPE as of August 31, 2020 under ASC 810. Management determined that it had a variable interest in NPE, but that NPE does not meet the definition of a variable interest entity, and does not have an indirect voting interest of greater than 50%. Based on these factors, the investment in NPE by the Company, the investment in NPE will be accounted for as an equity method investment under the measurement alternative available under ASC 321 with the Company recording its share of the profits and losses of NPE at each reporting period. The initial investment balance was $1,714,903 based on the initial fair value estimate of the note payable and convertible note payable issued as consideration for the investment. For the three months ended August 31, 2020, the Company recognized no equity method income or losses due and no impairment of the investment.

See Note 9 for further discussion of the accounting treatment of the embedded conversion options of the above promissory notes payable as derivative liabilities

Note 9. Derivative Liability and Far Value Measurement

Upon the issuance of the convertible promissory notes with variable conversion prices and fixed conversion prices with reset provisions, the Company determined that the features associated with the embedded conversion option embedded in the debentures should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

At the issuance date of the convertible notes payable during the year ended August 31, 2020, the Company estimated the fair value of all embedded derivatives of $1,038,111 using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 389.94% to 398.53%, (3) risk-free interest rate of 0.13% to 1.60%, and (4) expected life of 0.75 to three years.

On August 31, 2020, the Company estimated the fair value of the embedded derivatives of $1,125,803 using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 385%, (3) risk-free interest rate of 0.12%, and (4) expected life of 0.5 to 1.4 years.

F-21

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

The Company adopted the provisions of ASC 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value.

•	Level 1 — Observable inputs that reflect quoted market prices (unadjusted) for identical assets and liabilities in active markets;

•	Level 2 — Observable inputs, other than quoted market prices, that are either directly or indirectly observable in the marketplace for identical or similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and

•	Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to the fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon Level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The Company recognizes its derivative liabilities as Level 3 and values its derivatives using the methods discussed below. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed are that of volatility and market price of the underlying common stock of the Company.

As of August 31, 2020, the Company did not have any derivative instruments that were designated as hedges.

F-22

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

Items recorded or measured at fair value on a recurring basis in the accompanying financial statements consisted of the following items as of August 31, 2020 and August 31, 2019:

	August 31, 2020	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$1,125,803	$—	$—	$1,125,803

	August 31, 2019	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$—	$—	$—	$—

 The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the nine months ended August 31, 2020:

Balance, August 31, 2019	$—
Transfers in due to issuance of convertible promissory notes	1,468,704
Transfers out due to repayments of convertible promissory notes	(449,389)
Transfers out due to conversions of convertible promissory notes	(231,632)
Mark to market to August 31, 2020	787,683
Balance, August 31, 2020	$1,125,803
Loss on change in derivative liability for the year ended August 31, 2020	$338,120

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. As the stock price increases for each of the related derivative instruments, the value to the holder of the instrument generally increases, therefore increasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments. The simulated fair value of these liabilities is sensitive to changes in the Company’s expected volatility. Increases in expected volatility would generally result in higher fair value measurement. A 10% change in pricing inputs and changes in volatilities and correlation factors would not result in a material change in our Level 3 fair value.

Note 10 - Commitments and Contingencies

The Company has entered into a lease for a production and warehouse facility located in Los Angeles, California to produce such products. The term of the lease is 12 months at a base price of $3,600 per month, beginning August 2019. The total financial obligation for the lease is $43,200. At this time the lease agreement has ended and the Company rents to same facility on a month-to-month basis.

Our headquarters are located at 520 S. Grand Avenue, Suite 320, Los Angeles, California 90071 where we leased office space under a contract effective August 15, 2019, expiring on August 14, 2020. We now rent the premises on a month-to-month basis and paying $800 per month.

Note 11 - Common Stock

Subsequent to the closing of the fiscal year ending August 31, 2019, the Company affected a reverse split as of September 30, 2019, which had the effect of reducing the number of outstanding shares from 187,864,600 to 12,524,307. All share and per share amounts in this filing have been retrospectively adjusted to reflect the impact of the reverse stock split. As of August 31, 2020, there were 27,082,419 shares of Common Stock issued and outstanding.

On May 20, 2020, we issued 1,100,000 common shares to a Pinnacle Consulting Services Inc. for consulting service provided to the Company. The agreement is attached hereto.

On May 20, 2020, we issued 1,000,000 common shares to a Tabular Investments LLC for consulting service provided to the Company.

F-23

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

Note 12 - Preferred Stock

There are 10,000,000 shares of preferred stock, par value $0.0001 per share, of the Company Preferred Stock in one or more series, and expressly authorized the Board of Directors of the Company. On December 16, 2019, the Board of Directors authorized the issuance of 8,000,000 preferred shares as “Series A Preferred Stock.” The Series A Preferred Stock is not convertible into any other form of Securities, including common shares, of the Company. Holders of Series A Preferred Stock shall be entitled to 50 votes for every Share of Series A Preferred Stock beneficially owned as of the record date for any shareholder vote or written consent. On May 28, 2020, Mr. Robert L. Hymers III, a former director and former chief financial officer, returned 2,000,000 Series A Preferred shares to the corporate treasury. As of August 31, 2020, there were 6,000,000 Series A Preferred shares issued and outstanding.

Note 13 – Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

	August 31, 2020	August 31, 2019

Expected federal income tax benefit at statutory rate	$1,041,213	$81,815
Nondeductible items	(127,358)	1,068
Change in valuation allowance	(913,855)	(80,747)
Income tax benefit	$—	$—

Significant components of the Company’s deferred tax assets at August 31, 2020 and 2019 are as follows:

	August 31, 2020	August 31, 2019
Deferred tax assets:
Net operating loss carryforwards	$1,126,473	$212,618
Research and development credit carry forward	1,963	1,963
Total deferred tax assets	1,128,436	214,581

Less: valuation allowance	(1,128,436)	(214,581)

Net deferred tax asset	$—	$—

The Company evaluates its valuation allowance on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at August 31, 2020 available to offset future federal taxable income, if any, of approximately $5,337,000 which will fully expire by the fiscal year ended August 31, 2040.  Accordingly, there is no current tax expense for the nine months ended August 31, 2020. In addition, the Company has research and development tax credit carry forwards of $1,963 at August 31, 2020, which are available to offset federal income taxes and fully expire by August 31, 2040. The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock.

The effects of state income taxes were insignificant for the twelve months ended August 31, 2020 and August 31, 2019.

F-24

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

(formerly MCTC HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2020

Note 14. Subsequent Events

In August 2020, the Company issued a convertible promissory note with a principal amount of $113,000, with the Company receiving proceeds of $100,000 after original issue discount of $5,000 and deferred finance costs of $2,000 in September 2020. As a result of the timing of receipt of the proceeds, no amounts related to this convertible note payable were recognized in the Company’s financial statements as of August 31, 2020. The note matures in August 2021 and bears interest at 8% per annum. Commencing one hundred eighty (180) days following the issuance date of the note, the noteholder shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion prices of 63% of the two lowest trading prices during previous fifteen (15) trading day of the Company’s common stock, subject to adjustment. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

On September 2, 2020, the Company issued two convertible promissory notes with an aggregate principal amount of $107,000, with the Company receiving proceeds of $100,000 after original issue discount of $5,000 and deferred finance costs of $2,000. The notes mature in September 2021 and bear interest at 12% per annum. Commencing one hundred eighty (180) days following the issuance date of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion price of 60% of the lowest previous twenty (20) trading day closing trade prices of the Company’s common stock, subject to adjustment. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

On September 22, 2020, the Company issued a convertible note in the amount of $78,000. The note matures on September 22, 2021 and bears 8% interest rate per annum. The note is convertible into common shares at 37% discount for the average of the two lowest trading price of the common stock during the 15 trading day period ending on the latest complete trading day prior to the conversion date.

On September 24, 2020, the Company issued a convertible note in the amount of $78,000. The note matures on June 24, 2021 and bears 10% interest rate per annum. The note is convertible into common shares at a fixed conversion price of $0.06 or a conversion discount at rate of 30% to the lowest trading price during the previous twenty (20) trading days to the date of a conversion notice; whichever is lower.

On September 30, 2020, the Company entered into a securities exchange agreement with Marijuana Company of America, Inc., a Utah corporation (“MCOA”). By virtue of the agreement, the Company issued 7,222,222 shares of its unregistered common stock to MCOA in exchange for 650,000,000 shares of MCOA unregistered common stock. The Company and MCOA also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold.

F-25

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Unaudited)

	May 31,	August 31,
	2021	2020

ASSETS
Current Assets:
Cash	$268,007	$2,338
Accounts Receivable	358,813	—
Notes receivable, current	100,800	—
Inventory	182,268	75,338
Total Current Assets	909,888	77,676

Machinery & Equipment- Net	1,433,408	25,406

Other Assets
Long-Term Investments	650,000	1,714,903
Intangible Assets	500,000	500,000
Notes Receivable	41,000	—
Security Deposit	7,200	7,200
Goodwill	8,098,603	—

TOTAL ASSETS	$12,247,405	$2,325,185

LIABILITIES & STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$624,486	$233,568
Accounts Payable - Related Party	11,137	1,139
Accrued Interest	209,843	33,301
Due to Joint Venture	135,000	—
Right of use liability, current	62,063	—
Notes payable, current	995,043	—
Convertible Notes, Net of Debt Discount of $1,772,267 and $678,246, respectively	1,103,654	1,866,872
Derivative Liability	3,585,535	1,125,803
Notes Payable - Related Party	613,617	499,788
Total Current Liabilities	7,340,378	3,760,471

Right of use liability, long term	545,243	—
Notes payable	786,001	—
Total Liabilities	8,671,622	3,760,471

Stockholder's Equity (Deficit)
Preferred Stock, par value $0.0001,
10,000,000 shares Authorized, 6,000,000 shares Issued and
Outstanding at May 31, 2021 and August 31, 2020	600	600
Common Stock, par value $0.001,
500,000,000 shares Authorized, 78,733,317 and 27,082,419 shares Issued
and Outstanding at May 31, 2021 and August 31, 2020, respectively	78,731	2,708
Additional Paid-In Capital	10,882,705	4,618,168
Shares to be issued	1,360	187
Accumulated Deficit	(11,329,224)	(6,056,949)

Total Stockholder's Equity (Deficit) attributable to Cannabis Global, Inc.	(365,828)	(1,435,286)

Noncontrolling Interest	3,941,611	—
Total Stockholders' Equity (Deficit)	3,575,783	(1,435,286)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)	$12,247,405	$2,325,185

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-26

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2021	2020	2021	2020

Revenue:
Products Sales	$940,491	$19,750	$970,717	$24,753
Consulting Revenue- Related Party	—	—	—	5,000
Total Revenue	940,491	19,750	970,717	29,753

Cost of Goods Sold	729,589	16,788	737,542	19,688
Gross Profit	210,902	2,962	233,175	10,065

Operating Expenses:
Advertising Expenses	16,234	80,705	66,758	96,399
Consulting Services	34,500	631,950	286,551	735,495
Professional Fees	235,521	355,692	415,416	637,806
General and Administrative Expenses	420,649	170,303	817,141	553,658
Total Operating Expenses	706,904	1,238,650	1,585,866	2,023,358

Operating Loss	(496,002)	(1,235,688)	(1,352,691)	(2,013,293)

Other Income (Expense)
Interest Expense	(3,630,290)	(283,448)	(6,336,773)	(836,901)
Changes in FV of Derivatives	1,410,329	(1,280,180)	2,719,241	(1,096,755)
Gain on Debt Cancellation	—	50,747		50,747
Other Income	—	—	1,642	—
Equity method loss	—	—	(211,376)	—
Total Other Income (Expense)	(2,219,961)	(1,512,881)	(3,827,266)	(1,882,909)

Net Loss	(2,715,963)	(2,748,569)	(5,179,957)	(3,896,202)

Net (income) loss attributable to noncontrolling interest	(92,318)	—	(92,318)	—

Net loss attributable to Cannabis Global, Inc.	$(2,808,281)	$(2,748,569)	$(5,272,275)	$(3,896,202)

Basic & Diluted Loss per Common Share	$(0.04)	$(0.22)	$(0.11)	$(0.31)

Weighted Average Common Shares
Outstanding	68,325,203	12,549,491	49,661,819	12,549,491

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-27

CANNABIS GLOBAL INC AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

 FOR THE NINE MONTHS ENDED MAY 31, 2021

	Class A Preferred Stock		Common Stock		Common Stock to be issued		Preferred Stock to be issued	Additional Paid In	Accumulated	Stockholders’ Equity Attributable to Cannabis	Noncontrolling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Capital	Deficit	Global Inc.	Interest	Equity
Balance, August 31, 2019	—	$—	12,524,307	$1,253	1,893,333	$189	$—	$1,187,574	$(1,127,601)	$61,415	$—	61,415
Common stock issued for services rendered	—	—	1,893,333	189	(1,893,333)	(189)	—	—	—	—		—
Shares Issued for Services	—	—	23,333	2				20,881		20,883		20,883
Stock based compensation	—	—	—	—	—	—	—	95,670	—	95,670		95,670
Proceeds from common stock subscriptions	—	—	203,333	20	—	—	—	74,980		75,000		75,000
Proceeds from common stock subscriptions - To be Issued	—	—	—	—	260,000	26	—	64,974	—	65,000		65,000
Discount on convertible note	—	—	—	—	—	—	—	20,000	—	20,000		20,000
Effects of Reverse stock-split			188,822	19				(19)		—		—
Net Loss									(385,437)	$(385,437)		(385,437)
Balance, November 30, 2019	—	—	14,833,128	$1,483	260,000	$26	$—	$1,464,060	$(1,513,038)	$(47,469)	$—	$(47,469)

F-28

CANNABIS GLOBAL INC AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

 FOR THE NINE MONTHS ENDED MAY 31, 2021

(continued)

	Class A Preferred Stock		Common Stock		Common Stock to be issued		Preferred Stock to be issued	Additional Paid In	Accumulated	Stockholders’ Equity Attributable to Cannabis	Noncontrolling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Capital	Deficit	Global Inc.	Interest	Equity
Common stock to be issued for investment	—	—	—	—	400,000	40	—	112,360		$112,400		112,400
Proceeds from common stock subscriptions - To be Issued			260,000	26	(260,000)	(26)	—	—		—		—
Stock based compensation	—	—	—	—	—	—	—	94,618		94,618		94,618
Net Loss	—	—	—	—	—	—	—	—	(762,196)	(762,196)	—	(762,196)
Balance, February 29, 2020	—	—	15,093,128	1,509	400,000	40	—	1,671,038	(2,275,234)	(602,647)	—	(602,647)

Proceeds from common stock subscriptions			1,222,941	122	—	—	—	159,878		$160,000		160,000
Common stock issued in settlement of convertible notes payable and accrued interest				—	694,900	695	—	—		695		695
Discount on convertible notes				—	—	—	—	340,066		340,066		340,066
Common stock issued for services rendered			750,000	75	2,100,000	210	—	737,040		737,325		737,325
Stock based compensation	—	—	—	—	—	—	—	97,772		97,772		97,772
Preferred stock issued	6,000,000	600		—		—	—	200		800		800
Net Loss	—	—	—	—	—	—	—	—	(2,748,569)	(2,748,569)	—	(2,748,569)
Balance, May 31, 2020	6,000,000	600	17,066,069	1,706	3,194,900	945	—	3,005,994	-5,023,803	-2,014,558	—	(2,014,558)

F-29

CANNABIS GLOBAL INC AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

 FOR THE NINE MONTHS ENDED MAY 31, 2021

(continued)

	Class A Preferred Stock		Common Stock		Common Stock to be issued		Preferred Stock to be issued	Additional Paid In	Accumulated	Stockholders’ Equity Attributable to Cannabis	Noncontrolling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Capital	Deficit	Global Inc.	Interest	Equity

Balance, August 31, 2020	6,000,000	600	27,082,419	2,708	1,871,858	$187	$—	$4,618,168	$(6,056,949)	$(1,435,286)	$—	$(1,435,286)
Stock based compensation			3,400,000	3,400				179,600	—	183,000	—	183,000
Proceeds from common stock subscriptions			510,204	510	89,796	90	0	(600)	—	0	—	0
Common stock issued for investment			7,222,222	7,222	—	—	—	642,778	—	650,000	—	650,000
Common stock issued in settlement of convertible notes payable and accrued interest			1,500,000	1,500				28,500	—	30,000	—	30,000
Discount on convertible notes									—	—	—	—
Preferred stock issued								—	—	—	—	—
Effects of Par value adjustment				24,372		1,683	—	(26,055)	—	—	—	—
Net Loss									$(353,224)	(353,224)	—	(353,224)
Balance, November 30, 2020	6,000,000	$600	39,714,845	$39,712	1,961,654	$1,960	$0	$5,442,391	$(6,410,173)	$(925,510)	$—	$(925,510)

F-30

CANNABIS GLOBAL INC AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

 FOR THE NINE MONTHS ENDED MAY 31, 2021

(continued)

	Class A Preferred Stock		Common Stock		Common Stock to be issued		Preferred Stock to be issued	Additional Paid In	Accumulated	Stockholders’ Equity Attributable to Cannabis	Noncontrolling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Capital	Deficit	Global Inc.	Interest	Equity
Stock based compensation	—	—	4,106,543	4,107	(600,000)	(600)		335,827	—	339,334	—	339,334
Proceeds from common stock subscriptions	—	—	6,516,667	6,517	—	—	0	384,483	—	391,000	—	391,000
Common stock issued for investment	—	—	12,820,297	12,820	—	—	—	2,209,355	—	2,222,175	3,849,293	6,071,468
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	3,047,335	3,047	—	—		213,682	—	216,729	—	216,729
Derivative impact of conversions	—	—	—	—	—	—	—	276,975	—	276,975	—	276,975
Net Loss	—	—	—	—	—	—		—	(2,110,770)	(2,110,770)	—	(2,110,770)
Balance, February 28, 2021	6,000,000	600	66,205,687	66,203	1,361,654	1,360	0	8,862,713	$(8,520,943)	409,933	3,849,293	4,259,226

Stock based compensation	—	—	500,000	500	—	—		70,933	—	71,433	—	71,433
Proceeds from common stock subscriptions	—	—	1,314,188	1,314	—	—	0	77,537	—	78,851	—	78,851
Common stock issued for investment	—	—	—	—	—	—	—	—	—	—	—	—
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	10,713,442	10,713	—	—		657,537	—	668,250	—	668,250
Derivative impact of conversions	—	—	—	—	—	—	—	1,213,985	—	1,213,985	—	1,213,985
Net Loss	—	—	—	—	—	—		—	(2,808,281)	(2,808,281)	92,318	(2,715,963)
Balance, May 31, 2021	6,000,000	600	78,733,317	78,731	1,361,654	1,360	0	10,882,705	$(11,329,224)	(365,829)	3,941,611	3,575,782

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-31

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	May 31,	May 31,
	2021	2020
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss	(5,179,957)	(3,896,202)
Adjustments to reconcile net loss to net cash
used in operating activities:
Non-Cash Interest Expense	5,784,092	841,870
Equity method loss from investments	211,376	—
Depreciation Expense	2,697	2,444
Stock Based Compensation	593,767	835,897
Changes in Fair Value of Derivative Liabilities	(2,719,241)	1,096,755
Changes In:
Accounts Receivable	(165,206)	(5,000)
Accounts Receivable - Related Party	—	(5,003)
Rent Deposit		—
Inventory	(106,930)	(36,752)
Other asset	20,447	—
Accounts Payable and accrued expenses	37,570	86,569
Accounts Payable - Related Party	9,998	(1,139)
Accrued Interest	190,300	25,576
Due to Joint Venture	135,000	—
Net Cash Used in Operating Activities	(1,186,087)	(1,054,985)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Machinery & Equipment	(9,511)	(3,500)
Cash acquired in acquisition	2,200	—
Net Cash Provided by Investing Activities	(7,311)	(3,500)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Stock	469,851	300,000
Proceeds from convertible notes payable	1,891,000	691,269
Repayment of convertible notes payable	(854,500)	—
Repayment of notes payable	(47,284)	—
Proceeds from Note Payable - Related Party	—	—
Advances to related party	—	—
Net Cash Provided by Financing Activities	1,459,067	991,269

Net (Decrease) Increase in Cash	265,669	(67,216)
Cash at Beginning of Period	2,338	152,082

Cash at End of Period	268,007	84,866

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$301,135	$—
Income Taxes	$—	$—

Shares issued and loan incurred for acquisition of intangible assets	$650,000	$612,400
Common stock issued for acquisition of NPE	$2,872,175	$—
Increase in noncontrolling interest from acquisition of NPE	$3,849,293
Shares issued for conversion of notes payable and accrued interest	$914,979	$—
Gain on Debt Cancellation	$—	$50,747

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-32

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2021

(Unaudited)

Note 1. Organization and Description of Business

Cannabis Global, Inc. is located at 520 S. Grand Avenue, Suite 320, Los Angeles, California 90071. Our telephone number is (310) 986-4929 and our website is accessible at www.cannabisglobalinc.com. Our shares of Common Stock are quoted on the OTC Markets Pink Tier, operated by OTC Markets Group, Inc., under the ticker symbol “CBGL.”

Historical Development

We incorporated in Nevada in 2005 under the name MultiChannel Technologies Corporation, a wholly owned subsidiary of Octillion Corporation, a development stage technology company focused on the identification, acquisition and development of emerging solar energy and solar related technologies. In April, 2005, we changed our name to MicroChannel Technologies, Inc., and in June, 2008, began trading on the OTC Markets under the trading symbol “MCTC.” Our business focused on research and development of a patented intellectual properties combining physical, chemical, and biological cues at the “cellular” level to facilitate peripheral nerve regeneration.

On June 27, 2018, we changed domiciles from the State of Nevada to the State of Delaware, and thereafter reorganized under the Delaware Holding Company Statute. On or about July 12, 2018, we formed two subsidiaries for the purpose of effecting the reorganization. We incorporated MCTC Holdings, Inc. and MCTC Holdings Inc. incorporated MicroChannel Corp. We then effected a merger involving the three constituent entities, and under the terms of the merger we were merged into MicroChannel Corp., with MicroChannel Corp. surviving and our separate corporate existence ceasing. Following the merger, MCTC Holdings, Inc. became the surviving publicly traded issuer, and all of our assets and liabilities were merged into MCTC Holdings, Inc.’s wholly owned subsidiary MicroChannel Corp. Our shareholders became the shareholders of MCTC Holdings, Inc. on a one for one basis.

On May 25, 2019, Lauderdale Holdings, LLC, a Florida limited liability company, and beneficial owner 70.7% of our issued and outstanding common stock, sold 135,000,000 common shares, to Mr. Robert Hymers, Mr. Edward Manolos and Mr. Dan Nguyen, all of whom were previously unaffiliated parties of the Company. Each individual purchased 43,333,333 common shares for $108,333 or an aggregate of $325,000. These series of transactions constituted a change in control.

On August 9, 2019, we filed a DBA in California registering the operating name Cannabis Global. On July 1, 2019, the Company entered into a 100% business acquisition with Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei in exchange for $1,000 (see “Related Party Transactions”).

Subsequent to the closing of the fiscal year ending August 31, 2019, we affected a reverse split of our common shares effective as of September 30, 2019 at the rate of 1:15.

F-33

On September 11, 2019, we formed a subsidiary Aidan & Co, Inc. (“Aidan”) a California corporation as a wholly owned subsidiary of the Company. Aidan will be engaged in various related business opportunities. At this time Aidan has no operations.

On December 4, 2019, our shareholders approved and authorized (i) re-domiciling the Company from Delaware to Nevada; (ii) changing the name of the Company from MCTC Holdings, Inc. to Cannabis Global, Inc.; and, (iii) seeking a corresponding change of name and new trading symbol for the Company with FINRA.

On March 30, 2020, we filed Articles of Conversion with the Delaware Secretary of State, electing to convert and re-domicile the Company from a Delaware corporation to a newly formed Nevada corporation named Cannabis Global, Inc. Concurrently, the Registrant filed Articles of Incorporation and Articles of Domestication with the Nevada Secretary of State incorporating the Registrant in Nevada under the name Cannabis Global, Inc. and accepting the re-domicile of Registrant’s Delaware corporation. There was no change to the Registrant’s fiscal year end. As a result of our FINRA corporate action, our name was changed to Cannabis Global, Inc. and our trading symbol changed to “CBGL.”

On April 18, 2020, we formed a subsidiary Hemp You Can Feel, Inc., a California corporation (“HYCF”), as a wholly owned subsidiary of the Company. HYCF will be engaged in various related business opportunities. At this time HYCF has no operations.

On May 6, 2020, we signed a joint venture agreement with RxLeaf, Inc. (“RxLeaf”) a Delaware corporation, creating a joint venture for the purpose of marketing the Company’s products to consumers. Under the terms of the agreement, the Company will produce products, which will be sold by RX Leaf via its digital marketing assets. The Company agreed to share the profits from the joint venture on a 50/50 basis.

On July 22, 2020, we signed a management agreement with Whisper Weed, Inc., a California corporation (“Whisper Weed”). Edward Manolos, our director, is a shareholder in Whisper Weed (see “Related Party Transactions”). Whisper Weed conducts licensed delivery of cannabis products in California. The material definitive agreement requires the parties to create a separate entity, CGI Whisper W, Inc. in California as a wholly owned subsidiary of the Company. The business of CGI Whisper W, Inc. will be to provide management services for the lawful delivery of cannabis in the State of California. The Company will manage CGI Whisper W, Inc. operations. In exchange for the Company providing management services to Whisper Weed through the auspices of CGI Whisper W, Inc., the Company will receive as consideration a quarterly fee of 51% of the net profits earned by Whisper Weed. As separate consideration for the transaction, the Company agreed to issue to Whisper Weed $150,000 in the Company’s restricted common stock, valued for purposes of issuance based on the average closing price of the Company’s common stock for the twenty days preceding the entry into the material definitive agreement. Additionally, the Company agreed to amend its articles of incorporation to designate a new class of preferred shares. The preferred class will be designated and issued to Whisper Weed in an amount equal to two times the quarterly payment made to the Company. The preferred shares will be convertible into the Company’s common stock after 6 months, and shall be senior to other debts of the Company. The conversion to common stock will be based on a value of common stock equal to at least two times the actual sales for the previous 90-day period The Company agreed to include in the designation the obligation to make a single dividend payment to Whisper Weed equal to 90% of the initial quarterly net profits payable by Whisper Weed. As of July 12, 2021, the Company has not issued the common or preferred shares, and the business is in the development stage. The management agreement may be terminated, at the unanimous election of the Whisper Weed Board of Directors as follows: Upon the occurrence of any event, or the existence of any condition beyond the reasonable control of the Parties, which prevents the business operation outlined in this Agreement from functioning in a manner consistent with the purpose of the Agreement or to otherwise to make it possible to carry out its purpose, and such event or condition cannot be corrected within a reasonable time, at a reasonable expense (see Exhibit 10.38).

F-34

On August 31, 2020, we entered into a stock purchase agreement with Robert L. Hymers III (“Hymers”). Pursuant to the Stock Purchase Agreement, the Company purchased from Hymers 266,667 shares of common stock of Natural Plant Extract of California Inc., a private California corporation (“NPE”), in exchange for $2,040,000. The purchased shares of common stock represents 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. In connection with the stock purchase agreement, we became a party to a Shareholders Agreement, dated June 5, 2020, by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. On June 11, 2021, the Company and Hymers amended the stock purchase agreement to exchange the Registrant’s obligations to make monthly payments, for our issuance of a Convertible Note for the same amount, with principal and interest due on June 11, 2022. The Convertible Note also provides Hymers with the right to convert outstanding principal and interest into our common stock at a fixed price of $0.04 per share, unless, at the time the amounts due under this Note are eligible for conversion, the Securities and Exchange Commission has not enacted any amendment to the provisions of Rule 144(d)(iii) or other provision in a manner that would adversely affect the tacking of variable rate securities. In such event the Conversion Price shall equal 60% of the lowest trading price of the Company’s Common Stock for the 10 trading days immediately preceding the delivery of a Notice of Conversion to the Company. The Company also agreed, in the event that it determined to prepare and file a registration statement concerning its common stock, to include all the shares issuable upon conversion of this Note.

On September 30, 2020, the Company entered into a securities exchange agreement with Marijuana Company of America, Inc., a Utah corporation (“MCOA”). By virtue of the agreement, the Company issued 7,222,222 shares of its unregistered common stock to MCOA in exchange for 650,000,000 shares of MCOA unregistered common stock. The Company and MCOA also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold. On June 9, 2021, the parties amended their securities exchange agreement to delete the lock up leak out agreement, and the requirement to conduct quarterly reviews of each party’s respective stock price for purposes of evaluating whether additional share issuances are required to maintain the value of exchanged common shares equal to $650,000. As consideration for the amendment, we issued MCOA 618,000 shares of restricted common stock. We issued the common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities.

On November 16, 2020, we entered into a business acquisition agreement with Ethos Technology LLC, dba Comply Bag, a California limited liability company (“Ethos”). Ethos is a development stage business in the process of entering the market for cannabis trackable storage bags. By virtue of the agreement, Ethos sold, assigned, and transferred to the Company all of Ethos’ business, including all of its assets and associated liabilities, in exchange for the Company’s issuance of an aggregate of 6,000,000 common shares. 3,000,000 shares were due at signing, with 1,500,000 shares being issued to Edward Manolos, and 1,500,000 shares being issued to Thang Nguyen. Mr. Manolos is our director and a related party. Mr. Nguyen is the brother of Dan Van Nguyen, our director and a related party. After Ethos ships orders for Ethos products equaling $1,000,000 to unaffiliated parties, the Company will issue to Messrs. Manolos and Nguyen an additional 1,500,000 shares of common stock each. At the closing we sold an aggregate 3,000,000 shares of Company common stock, par value $0.001, equal in value to $177,000 based on the closing price on November 16, 2020. Of the total sold, 1,500,000 shares of common stock were sold to Edward Manolos and 1,500,000 shares of common stock were sold to Thang Nguyen. We issued the above shares of its common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities.

F-35

On January 27, 2021, we closed a material definitive agreement (MDA) with Edward Manolos, our director and related party. Pursuant to the MDA, the Company purchased from Mr. Manolos 266,667 shares of common stock in Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. NPE is a privately held corporation. Under the terms of the MDA, we acquired all beneficial ownership over the NPE shares in exchange for a purchase price of two million forty thousand dollars ($2,040,000). In lieu of a cash payment, we agreed to issue Mr. Manolos 11,383,929 restricted common shares, valued for purposes of the MDA at $0.1792 per share. In connection with the MDA, we became a party to a Shareholders Agreement by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. Mr. Manolos is our director as well as a directly of Marijuana Company of America and is therefore a related party.

On February 16, 2021, we purchased 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), from Alan Tsai, in exchange for the issuance of 1,436,368 common shares. Other than with respect to the transaction, there was no material relationship between Mr. Tsai and the Registrant. By virtue of the transaction, the Registrant acquired 18.8% of the outstanding capital stock of NPE, bringing its total beneficial ownership in NPE to 56.5%. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. By virtue of its 56.5% ownership over NPE, the Company will control production, manufacturing and distribution of both NPE and Company products. In connection with the MDA, the Registrant became a party to a Shareholders Agreement by and among Edward Manolos, a director of the Company, Robert L. Hymers III, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations concerning operations, management, including restrictions on the transfer of the Shares.

On May 12, 2021, The Company and Marijuana Company of America (MCOA) agreed to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County and the State of California. We own a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of our manufacturing and distribution licenses; access to the Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Our ownership of the joint venture was agreed to be 60% in us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture were also agreed to be distributed as 60% to us and 40% to MCOA. MCOA contributed $135,000 of cash to the joint venture for its operations. The joint venture may be terminated by the unanimous election of the board of directors and shareholders; if an unforeseeable event occurs which prevents the joint venture from carrying out its purpose; or, if events otherwise occur which prevents the joint venture from carrying out its purpose, and those events cannot be corrected in a reasonable amount of time.

F-36

Current Business Operations

Cannabis Global manufactures and distributes various cannabis products via its majority ownership of Natural Plant Extract, Inc. and conducts research and development in the areas of hemp, cannabis and consumer food goods.

We recently announced our acquisition of a 56.5%, controlling interest in Natural Plant Extract (NPE), which operates a licensed cannabis manufacturing and distribution business in Lynwood, California, holding a Type 7 California Manufacturing and a distribution license, allowing for cannabis product distribution anywhere in the state. As of the date of this filing, cannabis remains a Schedule 1 controlled substance and so illegal under the CSA. However, As a result of the November, 2020 federal elections, and the election of Joseph R. Biden as president, the federal government may move to amend parts of the CSA and de-schedule cannabis as a Schedule 1 drug. However, as of the date of this filing, cannabis remains an illegal Schedule 1 drug under the CSA.

In late January, 2021, Senate Majority Leader Chuck Schumer said lawmakers are in the process of merging various cannabis bills, including his own legalization legislation. He is working to enact reform in this Congressional session. This would include the Marijuana Freedom and Opportunity Act, that would federally de-schedule cannabis, reinvest tax revenue into communities most affected by the drug war, and fund efforts to expunge prior cannabis records. It is possible that the Marijuana Opportunity, Reinvestment, and Expungement (MORE) Act would be incorporated. Other federal legislation under review for possible submission includes the SAFE Banking Act (or Secure and Fair Enforcement Act), a bill that would allow cannabis companies to access the federally insured banking system and capital markets without the risk of federal enforcement action, and the Strengthening the Tenth Amendment Through Entrusting States Act (or STATES Act), a bill that seeks protections for businesses and individuals in states that have legalized and comply with state laws). However, as of the date of this filing, none of the legislative initiatives have been signed into law and enacted.

Our operations at the Natural Plant Extract facility emphasizes cannabis product manufacturing and distribution. In addition to business opportunities available from cannabis product manufacturing and distribution to all parts of the State of California, we also sees strong synergies between NPE operations and our developing technologies in the areas of secure cannabis transport, cannabis infusions, and all-natural polymeric nanoparticle technologies.

We also have an active research and development program primarily focused on creating and commercializing engineered technologies that deliver hemp extracts and cannabinoids to the human body. Additionally, we invest, or provide managerial services, in specialized areas of the regulated hemp and cannabis industries. Thus far, the Company has filed six provisional patents, three non-provisional patents and recently announced its "Comply Bag" secure cannabis transport system with integrated track and trace capabilities via smartphones, is available for purchase.

On April 9, 2021, we entered into a distribution agreement with Lynwood Roads Delivery, LLC (”LDR”). LRD owns a regulatory permit issued by the City of Lynwood permitting commercial retailer non-storefront operation in Lynwood, California. Under the terms of the agreement, the Company’s majority owned subsidiary, Natural Plant Extract of California, via is licensed Northern Lights Distribution, Inc. operation will distribute selected products for LDR.

F-37

On April 21, 2021, The Company began taking orders for its new product lines produced at the NPE facility, completing its initial product development phase.

On May 12, 2021, we entered into an agreement to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County and the State of California. The Registrant owns a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of NPE’s manufacturing and distribution licenses; access to its Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Ownership of the joint venture was agreed to be 60% in us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture was also agreed to be distributed as 60% to us and 40% to MCOA. Development of the joint venture is ongoing and is considered in the development stage. The joint venture may be terminated by the unanimous election of the board of directors and shareholders; if an unforeseeable event occurs which prevents the joint venture from carrying out its purpose; or, if events otherwise occur which prevents the joint venture from carrying out its purpose, and those events cannot be corrected in a reasonable amount of time.

Our research and development programs included the following:

1.	Development of new routes and vehicles for hemp extract and cannabinoid delivery to the human body.

2.	Production of unique polymeric nanoparticles and fibers for use in oral and dermal cannabinoid delivery.

3.	Research and commercialization of new methodologies to isolate and/or concentrate various cannabinoids and other substances that comprise industrial hemp oil and other extracts.

4.	Establishment of new methods to increase the bioavailability of cannabinoids to the human body utilizing nanoparticles and other proven bioenhancers, including naturally occurring and insect produced glycosides.

5.	Development of other novel inventions for the delivery of cannabinoids to the human body, which at this time are considered our trade secrets.

F-38

Note 2. Going Concern Uncertainties

During this financial reporting period, the Company reported revenues representing a significant historical increase over previous fiscal periods which we do not consider nominal as compared to previously disclosed revenues. Although our revenues are now growing, we are still not generating positive operational cash flow.

The Company has an accumulated deficit of $11,329,224 as of May 31, 2021. Furthermore, as shown in the accompanying financial statements for nine months ended May 31, 2021, the Company had a net loss of $5,179,957 and used cash in operations of $1,186,087. The Company expects to incur additional losses as it executes its business strategy in the cannabis, hemp and cannabinoid marketplaces. The Company will be subject to the risks, uncertainties, and difficulties frequently encountered by early-stage companies. The Company may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause the Company’s business, results of operations, and financial condition to suffer. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance date of these financial statements.

The Company’s ability to continue as a going concern is an issue due to its net losses and negative cash flows from operations, and its need for additional financing to fund future operations. Management plans to obtain necessary funding from outside sources and through the sales of Company shares. There can be no assurance that such funds, if available, can be obtained on terms reasonable to the Company. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

Based on the Company’s current level of expenditures, management believes that cash on hand is not adequate to fund operations for the next twelve months. Management of the Company is estimating approximately $2,500,000 will be required over the next twelve months to fully execute its business strategy. These can be no assurance the Company will be able to obtain such funds.

Note 3.  Summary of Significant Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts reported in those statements. We have made our best estimates of certain amounts contained in our consolidated financial statements. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities. However, application of our accounting policies involves the exercise of judgment and use of assumptions as to future uncertainties, and, as a result, actual results could differ materially from these estimates. Management believes that the estimates, assumptions, and judgments involved in the accounting policies described below have the most significant impact on our consolidated financial statements.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

F-39

Derivative Instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, we use a weighted average Binomial option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Action Nutraceuticals, Inc. and Aidan & Co, Inc. and Natural Plant Extract of California, Inc. All intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are held in operating accounts at a major financial institution.

Inventory

Inventory is primarily comprised of work in progress. Inventory is valued at cost, based on the specific identification method, unless and until the market value for the inventory is lower than cost, in which case an allowance is established to reduce the valuation to market value. As of May 31, 2021, and August 31, 2020, market values of all of our inventory were at cost, and accordingly, no such valuation allowance was recognized.

Deposits

Deposits is comprised of advance payments made to third parties, primarily for inventory for which we have not yet taken title. When we take title to inventory for which deposits are made, the related amount is classified as inventory, then recognized as a cost of revenues upon sale (see “Costs of Revenues” below). There were no deposits as of May 31, 2021.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets is primarily comprised of advance payments made to third parties for independent contractors’ services or other general expenses. Prepaid services and general expenses are amortized over the applicable periods, which approximate the life of the contract or service period.

F-40

Accounts Receivable

Accounts receivables are recorded at the net value of face amount less any allowance for doubtful accounts. On a periodic basis, we evaluate our accounts receivable and, based on a method of specific identification of any accounts receivable for which we deem the net realizable value to be less than the gross amount of accounts receivable recorded, we establish an allowance for doubtful accounts for those balances. In determining our need for an allowance for doubtful accounts, we consider historical experience, analysis of past due amounts, client creditworthiness and any other relevant available information. However, our actual experience may vary from our estimates. If the financial condition of our clients were to deteriorate, resulting in their inability or unwillingness to pay our fees, we may need to record additional allowances or write-offs in future periods. This risk is mitigated to the extent that we collect retainers from our clients prior to performing significant services.

The allowance for doubtful accounts, if any, is recorded as a reduction in revenue to the extent the provision relates to fee adjustments and other discretionary pricing adjustments. To the extent the provision relates to a client's inability to make required payments on accounts receivables, the provision is recorded in operating expenses. As of May 31, 2021, and May 31, 2020, we had $0 and $0 allowance for doubtful accounts, respectively.

Property and Equipment, net

Property and Equipment is stated at net book value, cost less depreciation. Maintenance and repairs are expensed as incurred. Depreciation of owned equipment is provided using the straight-line method over the estimated useful lives of the assets, ranging from two to seven years. Depreciation of capitalized construction in progress costs, a component of property and equipment, net, begins once the underlying asset is placed into service and is recognized over the estimated useful life. Property and equipment are reviewed for impairment as discussed below under “Accounting for the Impairment of Long-Lived Assets.”

Accounting for the Impairment of Long-Lived Assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon such an occurrence, recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to forecasted undiscounted net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. For long-lived assets held for sale, assets are written down to fair value, less cost to sell. Fair value is determined based on discounted cash flows, appraised values or management's estimates, depending upon the nature of the assets.

Beneficial Conversion Feature

market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”). We record a BCF as a debt discount pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ACF”) Topic 470-20 Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and we amortize the discount to interest expense over the life of the debt using the effective interest method.

F-41

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The guidance presents a single five-step model for comprehensive revenue recognition that requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Two options are available for implementation of the standard which is either the retrospective approach or cumulative effect adjustment approach. The guidance becomes effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We determined to implement the cumulative effect adjustment approach to our implementation of FASB ASC Topic 606, with no restatement of the comparative periods presented. We intend to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

In accordance with FASB ASC Topic 606, Revenue Recognition, we will recognize revenue when persuasive evidence of a significant financing component exists in our consulting and product sales contracts. We examine and evaluate when our customers become liable to pay for goods and services; how much consideration is paid as compared to the cash selling price of the goods or services; and, the length of time between our performance and the receipt of payment.

Product Sales

Revenue from product sales, including delivery fees, is recognized when an order has been obtained from the customer, the price is fixed and determinable when the order is placed, the product is shipped, and collectability is reasonably assured. For any shipments with destination terms, the Company defers revenue until delivery to the customer. Given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, we are not of the opinion that our product sales indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Costs of Revenues

Our policy is to recognize the costs of revenue in the same manner in conjunction with revenue recognition. Costs of revenues include the costs directly attributable to revenue recognition and include compensation and fees for services, travel and other expenses for services and costs of products and equipment. Selling, general and administrative expenses are charged to expense as incurred.

F-42

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principle is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We adopted FASB ASC Topic 606 for our reporting period as of the year ended December 31, 2017, which made our implementation of FASB ASC Topic 606 effective in the first quarter of 2018. We decided to implement the modified retrospective transition method to implement FASB ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, we applied the new standards to all new contracts initiated on/after the effective date. We also decided to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. For the years ended August 31, 2020 and 2019, there were no incomplete contracts. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

Identification of Our Contracts with Our Customers.

Contracts included in our application of FASB ASC Topic 606, consist completely of sales contracts between us and our customers that create enforceable rights and obligations. For the years ended August 31, 2020, and 2019, our sales contracts included the following parties: us and our customers. Our sales contracts were offered by us to our customers directly through our web site and Amazon. Our sales contracts are represented by an electronic order form, which contains the contractual elements of offer for sale, acceptance and the provision of consideration consisting of the buyer’s payment, which is concurrent with our delivery of product. Since our product sales contracts are consummated upon receipt of the customer’s acceptance of our offer; our concurrent receipt of our customers payment; and, our delivery of the agreed to product, all parties are equally committed to fulfilling their respective obligations under the sales contracts. Further, the sales contracts specifically identify (1) parties; (2) quantity of product ordered; (3) price; and, (4) subject, and so each respective party’s rights are identifiable, and the payment terms are defined. Since the sales contracts are consummated concurrent with offer, acceptance, payment, and delivery of the product ordered, we recognize revenue and cash flows as the principal from the respective sales contract transactions as they complete. Further, because our sales contracts are offered, accepted, and consummated concurrently, our ability to collect revenue is immediate. We receive no payments for agreements that do not qualify as a contract. If customers agree to multiple sales contracts when they are entered into at or near the same time, our policy is to combine those contracts if: (1) the sales contracts are negotiated as a single package; (2) the payment amount of one sales contract is dependent upon another sales contract; (3) our performance obligations of delivering multiple products can be determined to be part of a single transaction. Since the nature of the entry into and consummation of our sales contracts occur concurrently, there are no changes or modifications to the terms of the sales contracts that would modify the enforceable rights and performance obligations of the parties and that would materially alter the timing of our receipt of revenue from our sales contracts.

Identifying the Performance Obligations in Our Sales Contracts.

In analyzing our sales contracts, our policy is to identify the distinct performance obligations in a sales contract arrangement. In determining our performance obligations under our sales contracts, we consider that the terms and conditions of sales are explicitly outlined in our sales contracts and are so distinct and identifiable within the context of each sales contract, and so are not integrated with other goods, or constitute a modification or customization of other goods in our contracts or are highly dependent or highly integrated with other goods in our sales contracts. Thus, our performance obligations are singularly related to our promise to provide the products upon receipt of payment. We offer an assurance warranty on our products that allows a customer to return any products if not satisfied for any reason. Assurance warranties are not identifiable performance obligations since they are electable at the whim of the customer for any reason. However, we do account for returns of purchase prices if made.

F-43

Determination of the Price in Our Sales Contracts.

The transaction prices in our sales contract is the amount of consideration we expect to be entitled to for transferring promised products. The consideration amount is fixed and not variable. The transaction price is allocated to the identified performance obligations in the contract. These allocated amounts are recognized as revenue when or as the performance obligations are fulfilled, which is concurrently upon receipt of payment. There are no future options for a contract when considering and determining the transaction price. We exclude amounts third parties will eventually collect, such as sales tax, when determining the transaction price. Since the timing between receiving consideration and transferring goods or services is immediate, our sales contract does not have a significant financing component, i.e., recognizing revenue at the amount that reflects the cash payment that the customer would have made at the time the goods or services were transferred to them (cash selling price), rather than significantly before or after the goods or services are provided.

Allocation of the Transaction Price of Our Sales Contracts.

Our sales contracts are not considered multi-element arrangements which require the fulfillment of multiple performance obligations. Rather, our sales contracts include one performance obligation in each contract. As such, from the outset, we allocate the total consideration to each performance obligation based on the fixed and determinable standalone selling price, which we believe is an accurate representation of what the price is in each transaction.

Recognition of Revenue when the Performance Obligation is Satisfied.

A performance obligation is satisfied when or as control of the good or service is transferred to the customer. The standard defines control as “the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset.” (ASC 606-10-20). For performance obligations that are fulfilled at a point in time, revenue is recognized at the fulfillment of the performance obligation. As noted above, our single performance obligation sales contracts are singularly related to our promise to provide the products to the customer upon receipt of payment, which occurs concurrently and when, upon completion, allows us under our revenue recognition policy to realize revenue.

Regarding our offered financial accounting, bookkeeping and/or real property management consulting services, to date no contracts have been entered into, and thus no reportable revenues have resulted for the fiscal years ended 2020 and 2019.

Product Sales

Revenue from product sales, including delivery fees, FOB shipping point, is recognized when (1) an order is placed by the customer; (2) the price is fixed and determinable when the order is placed; (3) the customer is required to and concurrently pays for the product upon order; and, (4) the product is shipped. The evaluation of our recognition of revenue after the adoption of FASB ASC 606 did not include any judgments or changes to judgments that affected our reporting of revenues, since our product sales, both pre and post adoption of FASB ASC 606, were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, we are of the opinion that our product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Consulting Services

We also offer professional services for management consulting services based on consulting agreements. As of the date of this filing, we have not entered into any management consulting contracts for management consulting services that have generated reportable revenues as of the fiscal years ended 2020 and 2019. We intend and expect these arrangements to be entered into on an hourly fixed fee basis.

For hourly based fixed fee service contracts, we intend to utilize and rely upon the proportional performance method, which recognizes revenue as services are performed. Under this method, in order to determine the amount of revenue to be recognized, we will calculate the amount of completed work in comparison to the total services to be provided under the arrangement or deliverable. We only recognize revenues as we incur and charge billable hours. Because our hourly fees for services are fixed and determinable and are only earned and recognized as revenue upon actual performance, we are of the opinion that such arrangements are not an indicator of a vendor or customer based significant financing, that would materially change the amount of revenue we recognize under the contract or would otherwise contain a significant financing component under FASB ASC Topic 606.

The Company determined that upon adoption of ASC 606 there were no quantitative adjustments converting from ASC 605 to ASC 606 respecting the timing of our revenue recognition because product sales revenue is recognized upon customer order, payment, and shipment, which occurs concurrently, and our consulting services offered are fixed and determinable and are only earned and recognized as revenue upon actual performance.

F-44

Stock-Based Compensation

Restricted shares are awarded to employees and entitle the grantee to receive shares of restricted common stock at the end of the established vesting period. The fair value of the grant is based on the stock price on the date of grant. We recognize related compensation costs on a straight-line basis over the requisite vesting period of the award, which to date has been one year from the grant date. Stock-based compensation during the quarterly reporting period ended May 31, 2021 was $0.

Income Taxes

We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns in accordance with applicable accounting guidance for accounting for income taxes, using currently enacted tax rates in effect for the year in which the differences are expected to reverse. We record a valuation allowance when necessary to reduce deferred tax assets to the amount expected to be realized. For the quarterly reporting periods ending May 31, 2021 and February 28, 2021, we incurred no income taxes and had no liabilities related to federal or state income taxes.

Loss Contingencies

From time to time the Company is subject to various legal proceedings and claims that arise in the ordinary course of business. On at least a quarterly basis, consistent with ASC 450-20-50-1C, if the Company determines that there is a reasonable possibility that a material loss may have been incurred, or is reasonably estimable, regardless of whether the Company accrued for such a loss (or any portion of that loss), the Company will confer with its legal counsel, consistent with ASC 450. If the material loss is determinable or reasonably estimable, the Company will record it in its accounts and as a liability on the balance sheet. If the Company determines that such an estimate cannot be made, the Company's policy is to disclose a demonstration of its attempt to estimate the loss or range of losses before concluding that an estimate cannot be made, and to disclose it in the notes to the financial statements under Contingent Liabilities.

Net Income (Loss) Per Common Share

We report net income (loss) per common share in accordance with FASB ASC 260, “Earnings per Share”. This statement requires dual presentation of basic and diluted earnings with a reconciliation of the numerator and denominator of the earnings per share computations. Basic net income (loss) per share is computed by dividing net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period and excludes the effects of any potentially dilutive securities. Diluted net income (loss) per share gives effect to any dilutive potential common stock outstanding during the period. The computation does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

Note 4. Net Loss Per Share

During three and nine months ending May 31, 2021 and May 31, 2020, the Company recorded a net loss. Basic and diluted net loss per share are the same for those periods. The dilutive weighted average shares for each period reported excludes the effect of shares issuable upon conversion of debt, as the effect would have been anti-dilutive. As of May 31, 2021, the Company carried convertible notes with a carrying value of $1,103,654 that are convertible into 43,842,930 shares of common stock.

F-45

Note 5. – Notes Receivable – Related Party

On May 25, 2019, the Company issued two notes payable to Company directors Edward Manolos and Dan Nguyen, each in the amount of $16,666,67. The notes, which do not have a defined due date, outline a 5% per annum interest rate. These notes are additionally described herein in Footnote 5- Notes Receivable, Related Party and in the footnote outlining Related Party Transactions. These notes are additionally described herein in Footnote 6- Notes to Shareholders, Related Party and in the footnote outlining Related Party Transactions. Because of Mr. Manolos’ and Mr. Nguyen’s associations as directors, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited.

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project. An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee. Because of Mr. Manolos’ association as a director, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited.

Note 6. Intangible Assets

On February 20, 2020, the Company entered into a material definitive agreement with Lelantos Biotech, Inc., a Wyoming corporation (“Lelantos”), and its owners. On June 15, 2020, the Company and Lelantos entered into a modification agreement cancelling the Company's obligation to issue 400,000 shares of common stock and the convertible promissory notes. The Company and Lelantos agreed to a purchase price of five hundred thousand dollars ($500,000), payable by the issuance of a promissory note. The aggregate unpaid principal amount of the note is paid in monthly payments of seven thousand, five hundred dollars ($7,500) beginning on September 1, 2020, terminating on February 1, 2025. There is no interest on the note or on the unpaid balance.

Note 7. Acquisition of Natural Plant Extract of California, Inc.

On August 31, 2020 we issued a convertible promissory note pursuant to a Stock Purchase Agreement (the “SPA) with Robert L. Hymers, III (“Hymers”) to acquire 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. With the exception of the entry into the subject material definitive agreements, no material relationship exists between us, or any of our affiliates or control persons and Hymers. Under the terms of the SPA, we acquired all rights and responsibilities of the equity stake for a purchase price of Two Million Forty Thousand United States Dollars ($2,040,000) (the “Purchase Price”). Relative to the payment of the Purchase Price, we agreed to: 1) pay Hymers twenty thousand dollars ($20,000) each month for a period of twenty-seven (27) months, with the first payment commencing September 1, 2020 and the remaining payments due and payable on the first day of each subsequent month until Hymers has received Five Hundred Forty Thousand United Stated Dollars ($540,000), and 2) issue Hymers a convertible promissory note in the amount of One Million Five Hundred Thousand United States Dollars ($1,500,000) (the “Note”). The Note bears interest at ten percent (10%) per annum. Hymers has the right at any time six (6) months after the issuance date to convert all or any part of the outstanding and unpaid principal, interest, fees, or any other obligation owed pursuant to the note. Conversion Price shall be calculated as follows: 60% of the lowest Trading Price of the common shares during the ten (10) days preceding the date the Company receive a notice of conversion. Unless permitted by the applicable rules and regulations of the principal securities market on which the common stock is then listed or traded, in no event shall we issue upon conversion of or otherwise pursuant to the note and the other notes issued, more than the maximum number of shares of common stock that we can issue pursuant to any rule of the principal United States securities market on which the common stock is then traded, which shall be 4.99% of the total shares outstanding at any time. A debt discount of $54,212 on the note payable at issuance was calculated based on the present value of the note using an implied interest rate of 10%. A debt discount of $270,886 was recognized. Accordingly, we recorded an initial value of its investment in NPE of $1,714,903.

F-46

On June 11, 2021, we amended the material definitive agreement with Hymers. The amendment relieved us from having to make monthly payments of $20,000 to Hymers in exchange for our issuing a convertible promissory note to Hymers for the balance owed of $440,000.

On January 27, 2021, the Company acquired an additional 18.8% interest in NPE from Edward Manolos, a Director of the Company and a related party. The Company issued 11,383,929 shares of common stock, which had a fair value of $1,821,429.

On February 16, 2021, we purchased 266,667 shares of common stock of NPE from Alan Tsai, in exchange for the issuance of 1,436,368 common shares of the Company, with a fair value of $400,747. Other than with respect to the transaction, there was no material relationship between Mr. Tsai and us. By virtue of the transaction, we acquired 18.8% of the outstanding capital stock of NPE, bringing our total beneficial ownership in NPE to 56.5%. The transfer of control constituted an acquisition of NPE by the Company (the “NPE Acquisition”). For the three-month period following the one-year anniversary of the closing date, Mr. Tsai has the sole and irrevocable option to require the Company to repurchase the common shares issued to Mr. Tsai. If the value of the shares at the time notice is given is less than $150,000, Mr. Tsai will receive $150,000. If the value of the shares at the time notices is given is greater than $150,000, then Mr. Tsai will receive the market value of the shares.

As a result of the transaction, we became party to a Shareholder Agreement with respect to our ownership over the NPE Shares, dated June 5, 2020, by and among Alan Tsai, Robert Hymers III, Betterworld Ventures, LLC (“BWV”), Marijuana Company of America, Inc. and NPE. The Joinder Agreement contains terms and conditions including, but not limited to: the ownership and management of NPE, rights of shareholders concerning the transfer of shares in NPE, pre-emptive rights, drag-along rights, confidentiality, and term and termination.

The NPE acquisition is being accounted for as a business combination under ASC 805 as a result of the transfer of control. Immediately prior to obtaining control, our total investment in NPE was adjusted to fair value of $3,684,347, resulting in a loss on investment of $359,391.

The following information summarizes the provisional purchase consideration and preliminary allocation of the fair values assigned to the assets at the purchase date:

Preliminary Purchase Price Allocation:
Cash	2,200
Accounts receivable	193,607
Notes receivable	162,247
Property and equipment	1,338,569
Right of use asset – operating lease	607,306
Goodwill	8,098,603
Total assets acquired	$10,402,532

Accounts payable and accrued expenses	289,591
Right of use liability – operating lease	607,306
Notes payable	1,825,101
Notes payable – related party	105,539
Total Liabilities Assumed	$2,827,537

As a result of the NPE acquisition, we recognized a non-controlling interest as of the date of the acquisition of $3,849,293. Our consolidated revenues and net loss for the nine months ended May 31, 2021 included the results of operations since the acquisition date of NPE of $951,989 and net loss of $211,738, respectively. Our consolidated revenues and net loss for the three months ended May 31, 2021 included the results of operations since the acquisition date of NPE of $933,125 and net loss of $193,941, respectively

F-47

Unaudited Pro Forma Financial Information

The following table sets forth the pro-forma consolidated results of operations for the three and nine months ended May 31, 2021 and 2020 as if the NPE acquisition occurred on September 1, 2019. The pro forma results of operations are presented for informational purposes only and are not indicative of the results of operations that would have been achieved if the acquisitions had taken place on the dates noted above, or of results that may occur in the future.

	For the three months ended		For the nine months ended
	May 31, 2021 Pro Forma	May 31, 2020 Pro Forma	May 31, 2021 Pro Forma	May 31, 2020 Pro forma
Revenue	$1,041,495	$515,808	$1,920,357	$888,297
Operating loss	(1,777,302)	(1,303,011)	(2,122,931)	(2,266,320)
Net loss attributable to common shareholders of Cannabis Global	(3,997,263)	(2,807,892)	(6,781,353)	(4,319,901)
Net loss per common share	$(0.06)	$(0.11)	$(0.12)	$(0.17)

Note 8. Note Payable to Shareholders

On May 25, 2019, we issued two notes payable to Company directors Edward Manolos and Dan Nguyen, each in the amount of $16,666.67. The notes, which do not have a defined due date, outline a 5% per annum interest rate. These notes are additionally described herein in Footnote 5- Notes Payable, Related Party and in the footnote outlining Related Party Transactions. Because of Mr. Manolos’ and Mr. Nguyen’s associations as directors, we consider these transactions with related persons, promoters, and certain control persons.

Note 9. Related Party Transactions

In October 2017 – August 31, 2018, we incurred a related party debt in the amount of $10,000 to an entity related to the legal custodian of the Company for professional fees. As of August 31, 2018, this balance was forgiven and was included as part of the $168,048 Cancellation of Debt Income on the Statement of Operations.

In November 30, 2017 – August 31, 2018, we issued a $35,554 in multiple notes payable to an entity related to the legal custodian of the Company. The notes payable bear interest at an annual rate of 10% and is convertible to common shares of the Company at $0.0001 per share. On May 8, 2018, $13,000 of the principal balance on notes payable were converted to common stock. The remaining principal balance was forgiven and included as Cancellation of Debt Income on the Income Statement for the year ended August 31, 2019.

In March 2018 and May 2018, a legal custodian of the Company funded the Company $600 in advances. On August 31, 2018, this amount was reclassified as a note payable, that bears interest at an annual rate of 10% and is payable upon demand.

F-48

In connection with the above notes, we recognized a beneficial conversion feature of $27,954, representing the intrinsic value of the conversion features at the time of issuance. This beneficial conversion feature was accreted to interest expense during the year ended August 31, 2018.

On May 25, 2019, we issued two notes payable to Company directors Edward Manolos and Dan Nguyen for loans made to the Company, each in the amount of $16,666.67 for a total balance of $33,334. The notes bear interest at 5% per annum and do not have a fixed payment schedule or maturity date. These notes are additionally described herein in Footnote 6 - Notes Payable.

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project. An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee. Because of Mr. Manolos’ association as a director, the Company considers these transactions as transactions with related persons, promoters and certain control persons.

During the three months ended February 29, 2020, we issued two convertible promissory notes having an aggregate principal amount of $133,101 in exchange for accrued expenses owed to related parties, of which $79,333 is payable to the Company’s Chief Executive Officer and $53,768 is payable to our previous Chief Financial Officer, Robert L. Hymers III. The notes mature two years from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. Mr. Hymers has the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price of 50% of the average of the previous twenty (20) trading day closing prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $133,101, which is being amortized to interest expense over the term of the notes. On May 22, 2020, Mr. Hymers converted the principal amount of $79,333 and interest of $2,608, for a total amount of $81,941.55 into 694,902 common shares. As of August 31, 2020, the carrying value of the remaining note with the former chief financial officer was $15,884, net of debt discount of $37,884 and accrued interest was $3,138.

On April 30, 2020, the Company entered into a settlement agreement with Robert L. Hymers III, its then Chief Financial Officer (the “CFO”), whereby Mr. Hymers resigned and we issued a promissory note for $30,000, which represented the remaining amount owed to the CFO for services rendered. The note matures December 31, 2020 and bears interest at the rate of 10% per annum, payable at maturity. Mr. Hymers has the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a fixed conversion price of $0.02 per share, subject to adjustment. As a result of the beneficial conversion price, upon issuance, the Company recognized debt discount of $30,000, which is being amortized to interest expense over the term of the note. As of August 31, 2020, the carrying value of the note was $15,061, net of debt discount of $14,939 and accrued interest was $1,011.

On August 31, 2020, the Company issued a convertible note payable and a note payable to Robert L. Hymers III in connection with the acquisition of an 18.8% equity interest in NPE.

F-49

On November 16, 2020, we entered into a business acquisition agreement with Ethos Technology LLC, dba Comply Bag, a California limited liability company (“Ethos”). Ethos is a development stage business in the process of entering the market for cannabis trackable storage bags. By virtue of the agreement, Ethos sold, assigned, and transferred to the Company all of Ethos’ business, including all of its assets and associated liabilities, in exchange for the Company’s issuance of an aggregate of 6,000,000 common shares. 3,000,000 shares were due at signing, with 1,500,000 shares being issued to Edward Manolos, and 1,500,000 shares being issued to Thang Nguyen. Mr. Manolos is a director of the Company and a related party. Mr. Nguyen is the brother of Dan Van Nguyen, a director of the Company and a related party. After Ethos ships orders for Ethos products equaling $1,000,000 to unaffiliated parties, the Company will issue to Messrs. Manolos and Nguyen an additional 1,500,000 shares of common stock each.

On November 16, 2020, the Company sold an aggregate 3,000,000 shares of Company common stock, par value $0.001, equal in value to $177,000 based on the closing price on November 16, 2020. Of the total sold, 1,500,000 shares of common stock were sold to Edward Manolos and 1,500,000 shares of common stock were sold to Thang Nguyen. The sales were made in regard to the Company’s acquisition of Ethos, and its disclosures under Item 1.01 are incorporated herein by reference. The Company issued the above shares of its common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities. Messrs. Manolos and Nguyen were “accredited investors” and/or “sophisticated investors” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning their qualifications as “sophisticated investors” and/or “accredited investors.” The Company provided and made available to Messrs. Manolos and Nguyen full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Messrs. Manolos and Nguyen acquired the restricted common stock for their own accounts, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless subject to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 27, 2021 Cannabis Global, Inc. (the “Registrant”) closed a material definitive agreement (MDA) with Edward Manolos, a director and related party. Pursuant to the MDA, the Registrant purchased from Mr. Manolos 266,667 shares of common stock in Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. NPE is a privately held corporation. Under the terms of the MDA, the Registrant acquired all beneficial ownership over the NPE shares in exchange for a purchase price of two million forty thousand dollars ($2,040,000). In lieu of a cash payment, the Registrant agreed to issue Mr. Manolos 11,383,929 restricted common shares, valued for purposes of the MDA at $0.1792 per share. In connection with the MDA, the Registrant became a party to a Shareholders Agreement by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. Additionally, the Registrant intends, upon completion of the terms and conditions of the Material Definitive Agreement, to control the production, manufacturing and distribution of both NPE and the Registrant’s products.

F-50

On May 12, 2021, we entered into an agreement to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. Mr. Edward Manolos is a director of both parties to the agreement and this the agreement was an agreement between related parties. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County and the State of California. We own a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of its manufacturing and distribution licenses; access to its Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Ownership of the joint venture was agreed to be 60% in us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture was also agreed to be distributed as 60% in us and 40% to MCOA. Development of the joint venture is ongoing and is considered in the development stage.The joint venture may be terminated by the unanimous election of the board of directors and shareholders; if an unforeseeable event occurs which prevents the joint venture from carrying out its purpose; or, if events otherwise occur which prevents the joint venture from carrying out its purpose, and those events cannot be corrected in a reasonable amount of time.

On May 12, 2021, we entered into a material definitive agreement not made in the ordinary course of its business. The parties to the material definitive agreement are the Registrant and Marijuana Company of America, Inc., a Utah corporation (“MCOA”). Mr. Edward Manolos is a director of both the Company and MCOA, and thus agreement is between related parties. Previously, on September 30, 2020, the Registrant and MCOA entered into a Share Exchange Agreement whereby the Registrant acquired that number of shares of MCOA’s common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date, in exchange for the number of shares of the Registrant’s common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date. For both parties, the Share Exchange Agreement contained a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of the parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

Complementary to the Share Exchange Agreement, Registrant and MCOA entered into a Lock-Up Agreement dated September 30, 2020 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month. On June 9, 2021, the parties amended their securities exchange agreement to delete the lock up leak out agreement, and the requirement to conduct quarterly reviews of each party’s respective stock price for purposes of evaluating whether additional share issuances are required to maintain the value of exchanged common shares equal to $650,000. As consideration for the amendment, we issued MCOA 618,000 shares of restricted common stock. We issued the common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities.

On May 12, 2021, the parties agreed to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County and the State of California. The Registrant owns a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California.

F-51

As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. The Registrant agreed to provide use of its manufacturing and distribution licenses; access to its Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations.

Ownership of the joint venture was agreed to be 60% in us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture was also agreed to be distributed as 60% to us and 40% to MCOA.

Note 10. Notes Payable

On May 25, 2019, we issued two notes payable to Company directors Edward Manolos and Dan Nguyen, each in the amount of $16,666,67. The notes, which do not have a defined due date, outline a 5% per annum interest rate. These notes are additionally described herein in Footnote 7- Notes Payable, Related Party and in Footnote 11 – Related Party Transactions.

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project (see “Related Party Transactions”). An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee.

On February 12, 2020, the Company issued three Sellers Acquisition promissory notes having an aggregate principal amount of $500,000 pursuant to an Acquisition Agreement to acquire Lelantos Biotech. The notes mature May 31, 2020; $450,000 (two tranches of $225,000) and $50,000 of the notes bear interest at the rate of 8% and 5% per annum, respectively. In the event, the notes are not paid within the Cash Repayment Period (prior to the Maturity Date), the notes specify the holder shall have two options for repayment including: [a] an Alternative Payment Stake Option equal to a 6.75%, 6.75% and 1.5% (or a pro-rated amount if the debt has been partially paid) fully diluted ownership position in the Company after August 4, 2020, August 12, 2020 and August 30, 2020, respectively; or [b] a Buy Out Option, any time after the note has been outstanding for at least one year, equal to the total outstanding shares of the Company on the day of election, times 6.75%, 6.75% and 1.5%, respectively, times the average closing price of the Company’s common stock over the preceding 30 trading days, times 40% (due and payable within 90 days). Anti-dilution rights are provided for five years on the Sellers Acquisition notes and for 182 days after conversion to an Alternative Payment Stake. The notes include a Leak Out provision, should the Alternative Payment Stake option be elected, whereby no more than 30% of the holdings may be sold during the first 30 days after clearance for trading and no more than 25% of the remaining shares sold during any subsequent 30-day period. The notes are secured by a Security Agreement, require common shares to be reserved, are transferrable and are Senior to other debt of the Company. At maturity, on May 31, 2020, (i) the Company received forbearance agreements for the two tranches of $225,000 each whereby the maturity date was extended to July 15, 2020 and the interest rate was increased to 9%; and (ii) the $50,000 note and all accrued interest thereon, in the amount of $747, was forgiven. Accordingly, the Company recognized a gain for debt forgiveness of $50,747. On June 15, 2020, the Company entered into a modification agreement relative to the February 12, 2020 issued notes. Pursuant to the modification agreement, the Company issued a promissory note to Lantos in the amount of five hundred thousand dollars ($500,000). The Company may prepay the note in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid. The aggregate unpaid principal amount of the note is paid in monthly payments of seven thousand, five hundred dollars ($7,500) beginning on September 1, 2020, terminating on February 1, 2025. There is no interest on the note or on the unpaid balance. As of May 31, 2021, the carrying value of the notes was $450,000 and accrued interest payable was $46,750. As of August 31, 2020, the carrying value of the notes was $450,000 and accrued interest payable was $19,824.

F-52

On February 12, 2020, the Company entered into an Independent Consulting Agreement with a consultant to provide services from February 12, 2020 through December 14, 2020 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, the Company issued to the consultant a Compensation promissory note having a principal amount of $100,000 for the Deferred Compensation portion of the Consulting Agreement. The note matures August 4, 2020 and bears interest at the rate of 8% per annum. In the event, the note is not paid within the Cash Repayment Period (prior to the Maturity Date), the note specifies the holder shall have two options for repayment including: [a] an Alternative Payment Stake Option equal to a 8.5% (or a pro-rated amount if the debt has been partially paid) fully diluted ownership position in the Company after August 4, 2020; or [b] a Buy Out Option, any time after the note has been outstanding for at least one year, equal to the total outstanding shares of the Company on the day of election, times 8.5% times the average closing price of the Company’s common stock over the preceding 30 trading days, times 40% (due and payable within 90 days). Anti-dilution rights are provided for five years on the Compensation note and for 182 days after conversion to an Alternative Payment Stake. The note includes a Leak Out provision, should the Alternative Payment Stake option be elected, whereby no more than 30% of the holdings may be sold during the first 30 days after clearance for trading and no more than 25% of the remaining shares sold during any subsequent 30-day period. The note is secured by a Security Agreement, requires common shares to be reserved, is transferrable and is Senior to other debt of the Company. As of May 31, 2021, the carrying value of the note was $100,000 and accrued interest payable was $10,389. As of August 31, 2020, the carrying value of the note was $100,000 and accrued interest payable was $4,405.

Note 11. Convertible Notes Payable

On March 19, 2020, we issued a convertible promissory note, payable in tranches, having an aggregate principal amount of $150,000, aggregate original issue discount (OID) of $15,000, and an aggregate of 468,750 three-year warrants exercisable at $0.48/share, which contain certain exercise price reset provisions in the event of dilutive issuances. The notes mature one year from the respective issuance date of each tranche and bear interest at the rate of 10% per annum, payable at maturity. Commencing immediately following the issuances, the noteholder shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price equal to the lower of 60% of the lowest closing trade price of the Company’s common stock, subject to adjustment, during the 25 trading days prior to: (i) the issuance date; or (ii) the conversion date. On March 19, 2020, the first tranche of $50,000, less OID of $5,000, was received, resulting in net proceeds to the Company of $45,000, and the Company issued 156,250 three-year warrants exercisable at $0.48 per share. On May 4, 2020, the second tranche of $25,000, less OID of $2,500, was received, resulting in net proceeds to the Company of $22,500, and the Company issued 78,125 three-year warrants exercisable at $0.48 per share. On July 10, 2020, the third tranche of $25,000, less OID of $2,500 was received, resulting in net proceeds to the Company of $22,500, and the Company issued 78,125 three year warrants exercisable at an initial price of $0.48 per share. As a result of the OID and the variable conversion price, upon issuance, the Company recognized total debt discount of $75,000, which is being amortized to interest expense over the respective term of the tranches. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. During the nine months ended May 31, 2021, the Company repaid all principal and accrued interest in full.

F-53

On July 21, 2020, the Company issued a convertible promissory note with a principal amount of $78,750, with the Company receiving proceeds of $71,250 after original issue discount of $3,750 and deferred finance costs of $3,750. The note matures on July 21, 2021 and bears interest at 6% per annum. Commencing immediately following the issuances, the noteholder shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price equal to the 60% of the lowest closing trade price of the Company’s common stock, subject to adjustment, during the 30 trading days prior to: the conversion date. As a result of the OID and the variable conversion price, upon issuance, the Company recognized total debt discount of $78,750, which is being amortized to interest expense through the maturity date. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. During the nine months ended May 31, 2021, the note and accrued interest were repaid in full.

In August 2020, the Company issued two convertible promissory notes with an aggregate principal amount of $129,250, with the Company receiving proceeds of $117,500 after original issue discount of $11,750. The notes mature in May 2021 and bear interest at 10% per annum. Commencing immediately following the issuances, the noteholder shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a fixed price of $0.1005 per share of common stock. The conversion price may reset to a lower price if the Company issues common stock to any suppliers or vendors. As a result of the OID and the potential result for dilutive issuances, upon issuance, the Company recognized total debt discount of $129,250, which is being amortized to interest expense through the maturity date. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. During the nine months ended May 31, 2021, the two notes and accrued interest were repaid in full.

The Company also entered into common stock subscription agreements with this lender, totaling share issuances of 3,409,221 (of which 510,204 are to be issued as of August 31, 2020), for cash proceeds of $329,613. In connection with these subscriptions, the Company issued a convertible promissory note of $50,000 for no consideration. The note matures on August 7, 2021 and bears interest at 10$% and is convertible at a fixed price of $0.1631 per share, subject to potential rest in the event the Company issues shares to vendors or suppliers. The Company recognized total debt discount of $50,000, which is being amortized to interest expense over the respective term of the tranches. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. During the nine months ended May 31, 2021, the note and accrued interest was repaid in full.

F-54

During the nine months ended May 31, 2021, the Company issued four convertible promissory notes to a lender with an aggregate principal amount of $279,500, with the Company receiving proceeds of $267,000 after deferred finance costs of $12,500. The notes mature in August, September, October and December 2021 and bear interest at 8% per annum. Commencing one hundred eighty (180) days following the issuance date of the note, the noteholder shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion prices of 63% of the two lowest trading prices during previous fifteen (15) trading day of the Company’s common stock, subject to adjustment. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As a result of the variable exercise price and deferred finance costs, the Company recognized total debt discount of $279,500, which is being amortized to interest expense through the maturity date. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. During the nine months ended May 31, 2021, the four notes with principal of $279,500 and accrued interest of $11,007 were repaid in full.

On September 2, 2020, the Company issued a convertible promissory note with an aggregate principal amount of $107,000, with the Company receiving proceeds of $100,000 after original issue discount of $5,000 and deferred finance costs of $2,000. The notes mature in September 2021 and bear interest at 12% per annum. Commencing one hundred eighty (180) days following the issuance date of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion price of 60% of the lowest previous twenty (20) trading day closing trade prices of the Company’s common stock, subject to adjustment. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As a result of the variable exercise price and deferred finance costs, upon issuance, the Company recognized total debt discount of $107,000, which is being amortized to interest expense through the maturity date. This note was repaid in full during the nine months ended May 31, 2021, together with accrued interest of $5,101.

On January 5, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $110,000, with an accredited investor. The note is convertible at a fixed conversion price of $0.005. In the event of default by the Company, or after the public announcement of a change of control transaction as defined in the agreement, the conversion price is $0.001. The Company received net proceeds of $97,500. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $110,000, which is being amortized to interest expense through the maturity date. As of May 31, 2021, the carrying value of the note was $58,828, net of discount of $51,172, and accrued interest was $4,400.

F-55

On January 12, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $115,500, with an accredited investor. The note is convertible beginning 61 days from issuance at a fixed conversion price of $0.10 per share or 60% or the lowest trading price for ten days prior to conversion in the event that the Company’s stock trades at less than $0.10 per share. The Company received net proceeds of $100,000. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $115,500, which is being amortized to interest expense through the maturity date. During the nine months ended May 31, 2021, the lender converted principal and accrued interest of $57,750 and $585 into 583,354 shares of common stock. As of May 31, 2021, the carrying value of the note was $101,735, net of discount of $13,765, and accrued interest was $3,813.

On January 26, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $243,875, with an accredited investor. The note is convertible at 70% of the average of the three lowest trading prices for 20 days prior to conversion. The Company received net proceeds of $215,500. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $243,875, which is being amortized to interest expense through the maturity date. As of May 31, 2021, the carrying value of the note was $55,144, net of discount of $160,356, and accrued interest was $8,352.

On January 26, 2021, the Company entered into a second Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $243,875, with an accredited investor. The note is convertible at 70% of the average of the three lowest trading prices for 20 days prior to conversion. The Company received net proceeds of $215,500. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $243,875, which is being amortized to interest expense through the maturity date. As of May 31, 2021, the carrying value of the note was $55,144, net of discount of $160,356, and accrued interest was $6,102.

On February 28, 2021 the Company filed a Certificate of Designation of Preferences, Rights of Series B Preferred Stock. The Series B Convertible Preferred stock has 1,000,000 shares authorized, has a par value of $0.001 per share and a stated value of $1.00. Each share of Series B Preferred Stock will carry an annual dividend in the amount of eight percent (8%) of the Stated Value (the “Divided Rate”), which shall be cumulative, payable solely upon redemption, liquidation or conversion. Upon the occurrence of an Event of Default (as defined herein), the Dividend Rate shall automatically increase to twenty two percent (22%). Based on the terms of the Series B Preferred Stock Purchase Agreement, and in accordance with ASC 480-10, the instruments are accounted for as a liability. During the nine months ended May 31, 2021, the Company entered into four Series B Preferred Stock Purchase Agreements for an aggregate amount of $329,500, with an accredited investor. As of May 31, 2021, the carrying value of the liability was $60,660, net of discount of $268,840, and accrued interest was $4,852.

On March 8, 2021, the Company entered into a second Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $215,000, with an accredited investor. The note is convertible at 70% of the average of the three lowest trading prices for 20 days prior to conversion. The Company received net proceeds of $191,000. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $215,000, which is being amortized to interest expense through the maturity date. As of May 31, 2021, the carrying value of the notes was $49,479, net of discount of $165,521, and accrued interest was $4,948.

F-56

On March 16, 2021, the Company entered into a second Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $215,000, with an accredited investor. The note is convertible at 70% of the average of the three lowest trading prices for 20 days prior to conversion. The Company received net proceeds of $191,000. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $215,000, which is being amortized to interest expense through the maturity date. As of May 31, 2021, the carrying value of the note was $44,767, net of discount of $170,233, and accrued interest was $4,477.

On May 20, 2021, the Company entered into a second Securities Purchase Agreement in connection with the issuance of an 8% convertible note with the principal amount of $130,000, with an accredited investor. The note is convertible at 60% of the average of the three lowest trading prices for 15 days prior to conversion. The Company received net proceeds of $108,000. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $130,000, which is being amortized to interest expense through the maturity date. As of May 31, 2021, the carrying value of the note was $3,918, net of discount of $126,082, and accrued interest was $313.

Related Parties

During the three months ended February 29, 2020, the Company issued two convertible promissory notes having an aggregate principal amount of $133,101 in exchange for accrued expenses owed to related parties, of which $79,333 is payable to the Company’s Chief Executive Officer and $53,768 is payable to the Robert L. Hymers III. The notes mature two years from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. The noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price of 50% of the average of the previous twenty (20) trading day closing prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $133,101, which is being amortized to interest expense over the term of the notes. On May 22, 2020, the Chief Executive Officer converted $79,333 in principal and $2,608 of accrued interest into 694,902 shares of common stock to be issued having a fair value of $232,792. The conversion resulted in the elimination of $70,313 of remaining debt discount, the elimination of $231,632 of derivative liabilities, and a $10,468 gain on conversion that resulted from a related party and was therefore included in Additional paid-in capital. On December 9, 2020, Mr. Hymers converted all principal of $53,768 and all accrued interest of $4,626 into 878,190 shares of common stock.

On April 30, 2020, the Company entered into a settlement agreement with its former Chief Financial Officer (Robert L. Hymers III, hereinafter referred to as the “CFO”) whereby the CFO resigned and the Company issued a promissory note for $30,000, which represented the remaining amount owed to the CFO for services rendered. The note matures December 31, 2020 and bears interest at the rate of 10% per annum, payable at maturity. The noteholder has the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a fixed conversion price of $0.02 per share, subject to adjustment. As a result of the beneficial conversion price, upon issuance, the Company recognized debt discount of $30,000, which is being amortized to interest expense over the term of the note. On October 9, 2020, Mr. Hymers converted the note payable into 1,500,000 shares of common stock.

F-57

On August 21, 2020 the Company, issued a convertible note pursuant to a Stock Purchase Agreement (the “SPA) to acquire 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. With the exception of the entry into the subject material definitive agreements, no material relationship exists between the Registrant, or any of the Registrant’s affiliates or control persons and Hymers. Under the terms of the SPA, the Registrant acquired all rights and responsibilities of the equity stake for a purchase price of Two Million Forty Thousand United States Dollars ($2,040,000) (the “Purchase Price”). Relative to the payment of the Purchase Price, the registrant agreed to: 1) pay Hymers Twenty Thousand United States Dollars ($20,000) each month for a period of twenty-seven (27) months, with the first payment commencing September 1, 2020 and the remaining payments due and payable on the first day of each subsequent month until Hymers has received Five Hundred Forty Thousand United Stated Dollars ($540,000), and 2) issue Hymers a convertible promissory note in the amount of One Million Five Hundred Thousand United States Dollars ($1,500,000) (the “Note”). The Note bears interest at ten percent (10%) per annum. The Holder shall have the right at any time six (6) months after the Issuance Date to convert all or any part of the outstanding and unpaid principal, interest, fees, or any other obligation owed pursuant to the note. Conversion Price shall be calculated as follows: 60% of the lowest Trading Price of the common shares during the ten (10) days preceding the date the Company receive a notice of conversion. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Registrant issue upon conversion of or otherwise pursuant to the note and the other notes issued more than the maximum number of shares of Common Stock that the Company can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded, which shall be 4.99% of the total shares outstanding at any time. A debt discount of $54,212 on the note payable at issuance was calculated based on the present value of the note using an implied interest rate of 10%. A debt discount of $270,886 was recognized. Accordingly, the Company recorded an initial value of its investment in NPE of $1,714,903. At the time the note becomes convertible, the Company will recognize a derivative liability at fair value related to the embedded conversion option at that time. Prior to these transactions, Robert Hymers III and Alan Tsai each sold equity interest representing a total of 18.8% of the outstanding equity interest of NPE to Edward Manolos, a Director and preferred stockholder of the Company in a private transaction. As a result of these transactions, the Company beneficially controls approximately 56.5% of the equity of NPE. After this transaction, a Better World Ventures LLC controls 40% of the equity interests in NPE and one other entity controls 3.5%. During the three months ended May 31, 2021, Robert Hymers elected to converted $576,000 of the principal on the $1,500,000 note into 9,600,000 shares of common stock in accordance with the terms of the agreement.

As of May 31, 2021, the Company was in default of the $540,000 note payable to Robert Hymers. On January 3, 2021, the Company entered into a settlement agreement with Robert Hymers concerning five delinquent payments totaling $100,000, whereby 1,585,791 shares of common stock were issued in settlement of those payments. As of February 28, 2021, the Company missed five additionally $20,000 payments, and remains in default of this agreement. On June 11, 2021, subsequent to the closing of the reported fiscal period ending on May 31, 2021, the Company entered into an agreement with Robert Hymers. As of the date of the amendment, the Company owed Mr. Hymers $440,000. The parties agreed to exchange the Company’s obligations to make monthly payments under the stock purchase agreement for a Convertible Note for the same amount. See Subsequent Events section.

F-58

Note 12. Derivative Liability and Far Value Measurement

Upon the issuance of the convertible promissory notes with variable conversion prices and fixed conversion prices with reset provisions, the Company determined that the features associated with the embedded conversion option embedded in the debentures should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

At the issuance date of the convertible notes payable during the nine months ended May 31, 2021, the Company estimated the fair value of all embedded derivatives of $6,669,935 using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 318% to 378%, (3) risk-free interest rate of 0.04% to 0.13%, and (4) expected life of 0.75 years to 1.5 years.

On May 31, 2021, the Company estimated the fair value of the embedded derivatives of $3,585,535 using the Black Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 318%, (3) risk-free interest rate of 0.01% to 0.05%, and (4) expected life of 0.3 to 1.25 years.

The Company adopted the provisions of ASC 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value.

•	Level 1 — Observable inputs that reflect quoted market prices (unadjusted) for identical assets and liabilities in active markets;

•	Level 2 — Observable inputs, other than quoted market prices, that are either directly or indirectly observable in the marketplace for identical or similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and

•	Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to the fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon Level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The Company recognizes its derivative liabilities as Level 3 and values its derivatives using the methods discussed below. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed are that of volatility and market price of the underlying common stock of the Company.

As of May 31, 2021, the Company did not have any derivative instruments that were designated as hedges.

F-59

Items recorded or measured at fair value on a recurring basis in the accompanying financial statements consisted of the following items as of May 31, 2021 and August 31, 2020:

	May 31, 2021	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$3,385,535	$—	$—	$3,585,535

	August 31, 2020	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$1,125,803	$—	$—	$1,125,803

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the nine months ended May 31, 2021:

Balance, August 31, 2020	$1,125,803
Transfers in due to issuance of convertible promissory notes	6,669,935
Transfers out due to repayments of convertible promissory notes	(1,721,125)
Transfers out due to conversions of convertible promissory notes	(1,490,962)
Change in derivative liability for the nine months ended May 31, 2021	(998,116)

Balance, May 31, 2021	$3,585,535

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. As the stock price increases for each of the related derivative instruments, the value to the holder of the instrument generally increases, therefore increasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments. The simulated fair value of these liabilities is sensitive to changes in the Company’s expected volatility. Increases in expected volatility would generally result in higher fair value measurement. A 10% change in pricing inputs and changes in volatilities and correlation factors would not result in a material change in our Level 3 fair value.

F-60

Note 13. Common Stock

Subsequent to the closing of the fiscal year ending August 31, 2019, the Company affected a reverse split as of September 30, 2019, which had the effect of reducing the number of outstanding shares from 187,864,600 to 12,524,307. All share and per share amount in this filing have been retrospectively adjusted to reflect the impact of the reverse stock split.

As of May 31, 2021, there were 78,733,317 shares of Common Stock issued and outstanding. As of the date of this filing, July 12, 2021, there were 78,733,317 shares of Common Stock issued and outstanding.

On June 17, 2021, the Company amended its articles of incorporation to increase the number of its authorized shares from 290 million to 500 million shares, par value $0.001 per share.

Note 14. Preferred Stock

There are 10,000,000 shares of preferred stock, par value $0.0001 per share, of the Company Preferred Stock in one or more series, and expressly authorized the Board of Directors of the Company. On December 16, 2019, the Board of Directors authorized the issuance of 8,000,000 preferred shares as “Series A Preferred Stock.” The Series A Preferred Stock is not convertible into any other form of Securities, including common shares, of the Company. Holders of Series A Preferred Stock shall be entitled to 50 votes for every Share of Series A Preferred Stock beneficially owned as of the record date for any shareholder vote or written consent. On May 28, 2020, Mr. Robert L. Hymers III, a former director and former chief financial officer, returned 2,000,000 Series A Preferred shares to the corporate treasury. As of February 28, 2021, there were 6,000,000 Series A Preferred shares issued and outstanding.

On February 28, 2021, the Company designated 1,000,000 shares of Series B Convertible Preferred Stock (“Series B Convertible Preferred Stock”). The Series B Convertible Preferred Stock earns dividends at 8% per year, and is convertible into shares of common stock at a rate of 63% of the market price, based on the average of the two lowest trading prices during the previous 15 days. Additionally, the Series B Convertible Preferred Stock is mandatorily redeemable 16 months from the issuance date in cash. The Company entered into an agreement with an investor for 153,500 shares of Series B Convertible Preferred Stock on February 28, 2021 for a total purchase amount of $153,500, and an agreement with the same investor for 78,500 shares of Series B Convertible Preferred Stock for a purchase amount of $78,500. In March 2021, the Company received proceeds of $225,000.

As of the end of the three-month reporting period ending May 31, 2021, there were 670,750 shares of Series B Convertible Preferred Stock issued and outstanding.

F-61

Note 15. Subsequent Events

Subsequent to May 31, 2021, the Company repaid two convertible notes payable with aggregate principal of $47,009.22.

On June 9, 2021, the Company entered into an amendment of a material definitive agreement previously entered into on September 30, 2020. The parties to the amended agreement are the Registrant and Marijuana Company of America, Inc. There is no material relationship between the Registrant and Marijuana Company of America, Inc. other than with respect to the material definitive agreement. The Registrant and Marijuana Company of America amended the previously disclosed share exchange agreement to:

(i) jointly waive the provisions of a lock up leak out agreement applicable to the share exchange. The lock up leak out agreement prevented sale of the exchanged stock for a period of 12 months following issuance, and limited the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month; and,

(ii) delete Article II, Sections 2.3 and 2.4 providing for quarterly review of each party’s stock price, possibly resulting in additional issuances of shares of common stock to true up the Parties respective holdings of exchanged shares in the event that the Parties price for its respective common stock yielded a value of less than $650,000.

The amended agreement also required the Company to issue an additional 618,000 shares of unregistered common stock to Marijuana Company of America, Inc., in consideration for a release of claims related to the Registrant’s failure to conduct quarterly reviews pursuant to Article II, Sections 2.3 and 2.4.

On June 11, 2021, the Registrant and Robert L. Hymers, III amended a material definitive agreement originally entered into on August 31, 2020, previously reported on Form 8-K on September 1, 2020. The August 31, 2020 agreement obligated the Registrant to pay Mr. Hymers $20,000 per month, to retire a $540,000 debt connected to a stock purchase agreement, whereby the Registrant acquired 266,667 shares of common stock of Natural Plant Extract of California Inc. As of the date of the amendment, the Registrant owed Mr. Hymers $440,000. The parties agreed to exchange the Registrant’s obligations to make monthly payments under the stock purchase agreement for a Convertible Note for the same amount with a conversion price of $0.04 per share.

On June 11, 2021, director Jim Riley resigned. Mr. Riley did not hold any other positions with the Registrant, and did not participate in any committee of the board. Mr. Riley’s decision to resign as director was not due to any disagreement with the Registrant.

On June 16, 2021, the Company sold a convertible note to an accredited investor for proceeds of $135,000 at 8% per annum with a maturity date of June 16, 2022 with a Variable Conversion Price at a discount rate of 35% for the average of the two (2) lowest Trading Prices for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

On June 17, 2021, the Company amended its articles of incorporation to increase the number of its authorized shares from 290 million to 500 million shares, par value $0.001 per share.

F-62

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits. Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended August 31, 2020 and periodic reports on Form 10-Q during that period. We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the common stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Arman Tabatabaei our Chief Executive Officer.

PROSPECTUS

Cannabis Global, Inc.

520 S. Grand Avenue

Suite 320

Los Angeles, CA 90071

(310) 986-4929

35,000,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

November 4, 2021

75

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC registration fees.

Item	Amount to be paid

SEC registration fee	$65.46
Legal fees and expenses	$4,000.00
Accounting fees and expenses	$1,000.00
Miscellaneous fees and expenses	$1,000.00
Total	$6,065.46

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Company or its shareholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

●	under Nevada General Corporation Law for the unlawful payment of dividends; or

●	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

To the extent that our directors and officers are indemnified under the provisions contained in our bylaws, Nevada law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Except as otherwise noted, the securities in the following transactions were sold in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act for transactions not involving any public offering. Each of the persons acquiring the foregoing securities was an accredited investor (as defined in Rule 501(a) of Regulation D) and confirmed the foregoing and acknowledged, in writing, that the securities must be acquired and held for investment. All certificates evidencing the shares sold bore a restrictive legend. The Company took reasonable steps to verify that the investors were accredited investors. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

We plan to use the proceeds from sales of the Offering to partially finance our business operations. We also intend to utilize cash on hand, loans, and other forms of financing such as the sale of additional equity and debt securities and other credit facilities to conduct our ongoing business, and to also conduct strategic business development and implementation of our business plans generally. We are not intending to use any off-balance sheet financing arrangements.

 On July 3, 2019, we sold 2,000,000 restricted shares at $0.025 a share for $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 2,000,000 shares at a price of $0.15 per share. The warrants expire on July 3, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

II-1

On July 10, 2019, we sold 1,000,000 restricted shares at $0.025 a share for $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on July 10, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 16, 2019, we sold 1,400,000 restricted shares at $0.025 a share for $35,000 to an accredited investor. The investor also received 1,400,000 warrants to purchase 1,400,000 shares at a price of $0.15 per share. The warrants expire on July 16, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 19, 2019, we sold 1,000,000 restricted shares at $0.025 a share for $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on July 19, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On August 15, 2019, we sold 2,000,000 restricted shares at $0.025 a share for $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 2,000,000 shares at a price of $0.15 per share. The warrants expire on August 15, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On August 19, 2019, we sold 1,000,000 restricted shares at $0.025 a share for $50,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on August 19, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On August 27, 2019, we sold 1,000,000 restricted shares at $0.025 a share for $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on August 27, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings. As of the date of this filing, these shares have not yet been issued to the purchaser.

On November 6, 2019, we sold a convertible not to an accredited investor for $20,000. The terms of the six months note allow 7% annual interest and for the conversion into common shares at $0.75. Additionally, the investor received a warrant providing the investor the right to purchase 26,666 common shares at a price of $3.50.

On December 30, 2019, The Company sold a convertible note to an accredited investor. The $63,000 note calls for annualized interest of 10% and is due on December 20, 2020. The note converts in common shares at 40% discount. This note is attached as an exhibit hereto.

II-2

During the quarterly period ended February 29, 2020, the Company issued four convertible promissory notes having an aggregate principal amount of $256,500, aggregate original issue discount (OID) of $10,500, and aggregate legal fees of $11,000, resulting in aggregate net proceeds to the Company of $235,000. The notes mature in one year from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. Commencing one hundred eighty (180) days following the issuance date of $198,750 of the notes and commencing immediately following the issuance of $57,750 of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion prices ranging from 50% - 60% of the lowest previous fifteen (15) to twenty (20) trading day closing trade prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $256,500, which is being amortized to interest expense over the term of the notes. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

On March 19, 2020, the Company entered into a Securities Purchases Agreement and Convertible Promissory Note in the principal amount of $150,000. The note, which is payable one year after issuance, carries interest at 10% per annum. On March 19, 2020, the Company received its first disbursement under this agreement in the amount of $50,000. Less an original discount and other certain fees, the Company netted $43,000. The note converts to common shares at a 40% discount to the lowest traded price during the 25 days prior to conversion. Additionally, the issuer was granted three-year warrant coverage at $0.48. The note shall not be able to be converted in an amount that would result in the beneficial ownership of more than 4.99% of the Company outstanding common stock.

On May 4, 2020, the Company received its Second disbursement under this agreement win the amount of $25,000. Less an original discount and other certain fees, the Company netted $21,000. This note converts to common shares at a 40% discount to the lowest traded price during the 25 days prior to conversion.

On May 28, 2020, Mr. Robert L. Hymers III, a former director and former chief financial officer, returned 2,000,000 Series A Preferred shares to the corporate treasury. As of the date of this filing, there were 6,000,000 Series A Preferred shares issued and outstanding.

On July 10, 2020, the Company receives a $25,000 disbursement from a previously signed convertible note. On March 19, 2020, the Company entered into a Securities Purchases Agreement and Convertible Promissory Note in the principal amount of $150,000. The note, which is payable one year after issuance, carries interest at 10% per annum. On March 19, 2020, the Company received its first disbursement under this agreement in the amount of $50,000. Less an original discount and other certain fees, the Company netted $43,000. The note converts to common shares at a 40% discount to the lowest traded price during the 25 days prior to conversion. Additionally, the issuer was granted three-year warrant coverage at $0.48. The note shall not be able to be converted in an amount that would result in the beneficial ownership of more than 4.99% of the Company outstanding common stock.

On July 21, 2020, the Company entered into a Securities Purchases Agreement and Convertible Promissory Note in the principal amount of $78,750. The note, which is payable one year after issuance, carries interest at 6% per annum. The note converts to common shares at a 60% discount to the lowest traded price during the 30 days prior to conversion.

II-3

On August 12, 2020, The Company sold a convertible note to an accredited investor. The $55,000 note calls for annualized interest of 10% and is due on May 21, 2021. The note converts into common shares at a fixed price of $0.1005.

On August 14, 2020, The Company sold a convertible note to an accredited investor. The $50,000 note calls for annualized interest of 10% and is due on May 14, 2021. The note converts into common shares at a fixed price of $0.1005.

On August 28, 2020, the Company sold a convertible note to an accredited investor. The $113,000 note calls for annualized interest of 8% and is due on August 28, 2021. The note converts to common shares at a 37% discount to the lowest traded price during the 15 days prior to conversion.

On September 2, 2020, the Company issued two convertible promissory notes with an aggregate principal amount of $107,000, with the Company receiving proceeds of $100,000 after original issue discount of $5,000 and deferred finance costs of $2,000. The notes mature in September 2021 and bear interest at 12% per annum. Commencing one hundred eighty (180) days following the issuance date of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion price of 60% of the lowest previous twenty (20) trading day closing trade prices of the Company’s common stock, subject to adjustment. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

On September 22, 2020, the Company issued a convertible note in the amount of $78,000. The note matures on September 22, 2021 and bears 8% interest rate per annum. The note is convertible into common shares at 37% discount for the average of the two lowest trading price of the common stock during the 15 trading day period ending on the latest complete trading day prior to the conversion date.

On September 24, 2020, the Company issued a convertible note in the amount of $78,000. The note matures on June 24, 2021 and bears 10% interest rate per annum. The note is convertible into common shares at a fixed conversion price of $0.06 or a conversion discount at rate of 30% to the lowest trading price during the previous twenty (20) trading days to the date of a conversion notice; whichever is lower.

On September 30, 2020, the Company entered into a securities exchange agreement with Marijuana Company of America, Inc., a Utah corporation (“MCOA”). By virtue of the agreement, the Company issued 7,222,222 shares of its restricted common stock to MCOA in exchange for 650,000,000 shares of MCOA restricted common stock. The Company and MCOA also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold.

On November 16, 2020, the Company sold an aggregate 3,000,000 shares of Company common stock, par value $0.001, equal in value to $177,000 based on the closing price on November 16, 2020. Of the total sold, 1,500,000 shares of common stock were sold to Edward Manolos and 1,500,000 shares of common stock were sold to Thang Nguyen. The sales were made in regard to the Company’s acquisition of Ethos, and its disclosures under Item 1.01 are incorporated herein by reference. The Company issued the above shares of its common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities. Messrs. Manolos and Nguyen were “accredited investors” and/or “sophisticated investors” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning their qualifications as “sophisticated investors” and/or “accredited investors.” The Company provided and made available to Messrs. Manolos and Nguyen full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Messrs. Manolos and Nguyen acquired the restricted common stock for their own accounts, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless subject to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

II-4

On December 1, 2020, the Company entered into a Securities Purchase Agreement in connection with the issuance of an 8% convertible note with the principal amount of $33,500, with an accredited investor. The note is convertible any time after 180 days of issuance at a variable conversion price of 63% of the Market Price at time of conversion. Market Price is defined as the average of the two lowest trading prices during the fifteen (15) days prior to conversion. The Note and Purchase Agreement are attached to this filing. The Company received net cash proceeds of $30,000.

On December 1, 2020, the Company entered into an additional Securities Purchase Agreement in connection with the issuance of an 8% convertible note with the principal amount of $33,500, with an accredited investor. The note is convertible any time after 180 days of issuance at a variable conversion price of 63% of the Market Price at time of conversion. Market Price is defined as the average of the two lowest trading prices during the fifteen (15) days prior to conversion. The Company received net cash proceeds of $30,000.

On January 3, 2021, we entered into a settlement agreement with Robert L. Hymers, III (“Hymers”) concerning five delinquent payments totaling $100,000 due under the stock purchase agreement whereby the Company purchased 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), The Company was required to make $20,000 monthly for a period of twenty-seven (27) months to Hymers, with the first payment commencing September 1, 2020 and the remaining payments due and payable on the first day of each subsequent month until Hymers received $540,000. On January 3, 2021, we entered into a settlement concerning the outstanding payments by agreeing to issue to Hymers a total of 1,585,791 shares of registered common stock from our S-1 registration statement made effective during February 2021.

On January 5, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of an 10% convertible note with the principal amount of $110,000, with an accredited investor. The note is convertible at a fixed conversion price of $0.005. In the event of default by the Company, or after the public announcement of a change of control transaction as defined in the agreement, the conversion price is $0.001. The Company received net proceeds of $97,500.

On January 5, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of an 10% convertible note with the principal amount of $110,000, with an accredited investor. The note is convertible at a fixed conversion price of $0.05. In the event of default by the Company, or after the public announcement of a change of control transaction as defined in the agreement, the conversion price is $0.01. The Company received net proceeds of $97,500.

On January 12, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of an 10% convertible note with the principal amount of $115,500, with an accredited investor. The note is convertible beginning 61 days from issuance at a fixed conversion price of $0.10 per share or 60% or the lowest trading price for ten days prior to conversion in the event that the Company’s stock trades at less than $0.10 per share. The Company received net proceeds of $100,000.

On January 26, 2021, the Company entered into two Securities Purchase Agreements in connection with the issuance of two 10% convertible note with the principal amount of $487,750, with an accredited investor. The note is convertible at 70% of the average of the three lowest trading prices for 20 days prior to conversion. The Company received net proceeds of $431,000.

II-5

On February 3, 2021, the Registrant completed the sale of an aggregate of 4,700,000 registered shares of common stock registered on Form S-1 (File No. 333-250038) in two transactions in exchange for a total purchase price of $282,000. The parties to the transactions were the Registrant and BHP Capital NY, Inc., and Platinum Point Capital, LLC. There was no material relationship, other than in respect of the transactions, between BHP Capital NY, Inc., Platinum Point Capital, LLC and the Registrant or any of its affiliates, or any director or officer of the Registrant, or any associate of any such director or officer. BHP Capital NY, Inc. purchased 2,350,000 registered common shares in exchange for $141,000. Platinum Point Capital, LLC purchased 2,350,000 registered common shares in exchange for $141,000.

On January 27, 2021, Cannabis Global, Inc. (the “Registrant”) closed a material definitive agreement (MDA) with Edward Manolos, a director and related party. Pursuant to the MDA, the Registrant purchased from Mr. Manolos 266,667 shares of common stock in Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. NPE is a privately held corporation. Under the terms of the MDA, the Registrant acquired all beneficial ownership over the NPE shares in exchange for a purchase price of two million forty thousand dollars ($2,040,000). In lieu of a cash payment, the Registrant agreed to issue Mr. Manolos 11,383,929 restricted common shares, valued for purposes of the MDA at $0.1792 per share. In connection with the MDA, the Registrant became a party to a Shareholders Agreement by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. Additionally, the Registrant intends, upon completion of the terms and conditions of the Material Definitive Agreement, to control the production, manufacturing and distribution of both NPE and the Registrant’s products.

On February 16, 2021, we purchased 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), from Alan Tsai, in exchange for the issuance of 1,436,368 common shares. Other than with respect to the transaction, there was no material relationship between Mr. Tsai and the Registrant. By virtue of the transaction, the Registrant acquired 18.8% of the outstanding capital stock of NPE, bringing its total beneficial ownership in NPE to 56.5%. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. By virtue of its 56.5% ownership over NPE, the Company will control production, manufacturing and distribution of both NPE and Company products. In connection with the MDA, the Registrant became a party to a Shareholders Agreement by and among Edward Manolos, a director of the Company, Robert L. Hymers III, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations concerning operations, management, including restrictions on the transfer of the Shares.

On February 28, 2021, the Company sold 153,000 Preferred Series B shares to an accredited investor, realizing proceeds of $153,000. The proceeds were not received until March 2021, and the agreement was accounted for as a liability based on the terms of the Preferred Series B designation.

On March 19, 2021, the Company sold 78,500 Preferred Series B shares to an accredited investor, realizing gross proceeds of $78,500, and the agreement was accounted for as a liability based on the terms of the Preferred Series B designation.

II-6

On April 22, 2021, the Company sold 53,750 Preferred Series B shares to an accredited investor, realizing gross proceeds of $53,750, and the agreement was accounted for as a liability based on the terms of the Preferred Series B designation.

On May 27, 2021, the Company sold 43,500 Preferred Series B shares to an accredited investor, realizing gross proceeds of $43,500, and the agreement was accounted for as a liability based on the terms of the Preferred Series B designation.

On March 8, 2021, the Company sold a convertible note with a face value of $215,000. The note carries interest at 10% annually with a maturity date of March 8, 2022, with a Conversion Price that shall be equal to the lesser of $0.10 per share (the “Fixed Conversion Price”), or seventy percent (70%) of the average the three (3) lowest traded prices during the twenty (20) consecutive trading day period ending on the trading day immediately prior to the applicable conversion date.

On March 16, 2021, the Company sold a convertible note with a face value of $215,000. The note carries interest at 10% annually with a maturity date of March 16, 2022, with a Conversion Price that shall be equal to the lesser of $0.10 per share (the “Fixed Conversion Price”), or seventy percent (70%) of the average the three (3) lowest traded prices during the twenty (20) consecutive trading day period ending on the trading day immediately prior to the applicable conversion date.

On May 20, 2021, the Company sold a convertible note to an accredited investor for proceeds of $130,000 at 8% per annum with a maturity date of May 20, 2022, with a Conversion Price of Common Stock equal to 60% of the lowest trading price of the Common Stock which the Company’s shares are traded for the fifteen prior trading days of Notice of Conversion.

On June 16, 2021, the Company sold a convertible note to an accredited investor for proceeds of $135,000 at 8% per annum with a maturity date of June 16, 2022 with a Variable Conversion Price at a discount rate of 35% for the average of the two  (2) lowest Trading Prices for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

II-7

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1.) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i.) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii.) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii.) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2.) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3.) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4.) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5.) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i.) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii.) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii.) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

II-8

(iv.) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Corporate Documents Section

3	Certificate of Incorporation	Incorporated by reference to the Company’s Form S-1 filed on August 26, 2019.

3i	Amendment to Certificate of Incorporation	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

3.ii	Amendment to Certificate of Incorporation Increasing Authorized Shares.	Incorporated by reference from the Company’s Form 8-K filed on June 23, 2021.

3.iii	By Laws	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

3.iv	Aidan & Co. Inc. Formation	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

3.v	Hemp You Can Feel, Inc. Formation	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

3.vi	Articles of Domestications Nevada	Incorporated by reference from the Company’s Current Report on Form 8-K filed on April 3, 2020.

3.vii	Certificate of Conversion Delaware	Incorporated by reference from the Company’s Current Report on Form 8-K filed on April 3, 2020.

3.viii	Certificates of Designation Series A Preferred Stock	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

4a.	Convertible Promissory Note	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

Legal and Consents

5.1	Opinion of Mailander Law Office, Inc. regarding the legality of the securities being registered	Filed herewith

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith

Material Contracts and Other

10.1	Executive Employment Agreement CEO Arman Tabatabaei	Incorporated by reference from the Company’s Form S-1 filed on August 26, 2019

10.2	Change of Control Stock Purchase Agreement	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.3	Director Agreement – Robert L. Hymers III	Incorporated by reference from the Company’s Form S-1 filed on August 26, 2019

10.4	Director Agreement - Dan Van Nguyen	Incorporated by reference from the Company’s Form S-1 filed on August 26, 2019.

10.5	Director Agreement – Edward Manolos	Incorporated by reference from the Company’s Form S-1 filed on August 26, 2019

10.6	Director Agreement – Mellissa Riddell	Incorporated by reference from the Company’s Form 8-K filed February 7, 2020

10.7	Director Agreement – Jim Riley	Incorporated by reference from the Company’s Form 8-K filed November 3, 2020 .

II-9

10.8	Private Placement Memorandum – July 3, 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.9	Private Placement Memorandum – July 10, 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.10	Private Placement Memorandum – July 16, 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.11	Private Placement Memorandum – July 19, 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.12	Private Placement Memorandum – August 15, 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.13	Private Placement Memorandum – August 19, 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.14	Property Lease 520 Grand Ave, Suite 320 Los Angeles, CA 90071	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.15	Property Lease 6130 S Avalon Ave Los Angeles, CA	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.16	Resignation of Former CEO Garry McHenry	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.17	Settlement Agreement BOD Resolution Manolos/Nguyen/Others	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.18	Riddell/Kirby Agreements BOD Resolutions	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.19	Paladin Advisors SPA	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.20	Costello SPA	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.21	K&J SPA November 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.22	K&J SPA April 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.23	K&J SPA May 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.24	Eagle Note January 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.25	Crown Bridge Note March 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.26	GW Holdings Note January 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.27	Power Up Note December 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

II-10

10.28	Power Up Note February 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.29	BOD Action Acquisition of Action Nutraceuticals July 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.30	Hymers Note January 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.31	Tabatabaei Note February 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.32	Tabatabaei Note Conversion	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.33	Pinnacle Consulting Agreement	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.34	Tabular Consulting Agreement	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.35	Crown Bridge Note 2nd tranche May 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.36	Lelantos Convertible Notes	Incorporated by reference from the Company’s Form 8-K filed on February 20, 2020.

10.37	Modification Agreement; Lelantos Convertible Notes	Incorporated by reference from the Company’s Form 8-K filed on June 18, 2020.

10.38	Management Agreement; Whisper Weed.	Incorporated by reference from the Company’s Form 8-K filed on July 24, 2020.

10.39	Stock Purchase Agreement; GHS Investments, LLC	Incorporated by reference from the Company’s Form 8-K filed on August 13, 2020.

10.40	Stock Purchase Agreement and Form of Convertible Promissory Note; Natural Plant Extract	Incorporated by reference from the Company’s Form 8-K filed September 1, 2020.

10.41	Share Exchange Agreement; Marijuana Company of America, Inc.	Incorporated by reference from the Company’s Form 8-K filed October 2, 2020.

10.42	Securities Purchase Agreement with Redstart Holdings Corp dated September 22, 2020	Incorporated by reference from the Company’s Form 10-Q filed on January 13, 2021

10.43	Convertible Promissory Note with Redstart Holdings Corp. dated September 22, 2020	Incorporated by reference from the Company’s Form 10-Q filed on January 13, 2021

II-11

10.44	Securities Purchase Agreement with Redstart Holdings Corp. dated October 30, 2020	Incorporated by reference from the Company’s Form 10-Q filed on January 13, 2021

10.45	Convertible Promissory Note with Redstart Holdings Corp. dated October 30, 2020	Incorporated by reference from the Company’s Form 10-Q filed on January 13, 2021

10.46	Ethos Technology Acquisition Agreement dated November 16, 2020	Incorporated by reference from the Company’s Form 10-Q filed on January 13, 2021

10.47	Securities Purchase Agreement with GW Holdings Group, LLC dated January 12, 2021	Incorporated by reference from the Company’s Form 10-Q filed on January 13, 2021

10.48	Convertible Promissory Note with GW Holdings Group, LLC dated January 12, 2021	Incorporated by reference from the Company’s Form 10-Q filed on January 13, 2021

10.49	Riddell Independent Director Agreement dated February 18, 2021	Incorporated by reference from the Company’s Form S-1 filed on February 26, 2021

10.50	Securities Subscription and Purchase Agreement between Registrant and BHP Capital NY, Inc.	Incorporated by reference from the Company’s Form 8-K filed on February 4, 2021

10.51	Securities Subscription and Purchase Agreement between Registrant and Platinum Point Capital, LLC.	Incorporated by reference from the Company’s Form 8-K filed on February 4, 2021

10.52	Stock Purchase Agreement with Edward Manolos dated January 27, 2021	Incorporated by reference from the Company’s Form 8-K filed on February 2, 2021

10.53	NPE Shareholder Agreement June 5, 2020	Incorporated by reference from the Company’s Form 8-K filed on June 15, 202

10.54	Exchange Agreement and Convertible Note - Robert Hymers	Incorporated by reference from the Company’s Form 8-K filed on June 15, 2021

10.55	Jim Riley Director Resignation Letter	Incorporated by reference from the Company’s Form 8-K filed on June 15, 202

10.56	Amendment to Exchange Agreement - Marijuana Company of America	Incorporated by reference from the Company’s Form 8-K filed on June 11, 2021

10.57	Joint Venture Agreement - MCOA	Incorporated by reference from the Company’s Form 8-K filed on May 18, 2021

10.58	Lease between Valwood Group, LLC and Lynwood Roads Delivery dated July 1, 2020	Incorporated by reference from the Company’s Form 10-Q filed on July 12, 2021

II-12

10.59	Assignment and Amendment of Commercial Lease Agreement between Imperial Diversified Holdings, LLC, Valwood Group, LLC and Natural Plant Extract of California, Inc.	Incorporated by reference from the Company’s Form 10-Q filed on July 12, 2021

10.60	Convertible Promissory Note dated March 8, 2021	Incorporated by reference from the Company’s Form 10-Q filed on July 12, 2021

10.61	Convertible Promissory Note dated March 16, 2021	Incorporated by reference from the Company’s Form 10-Q filed on July 12, 2021

10.62	Securities Purchase Agreement dated March 25, 2021	Incorporated by reference from the Company’s Form 10-Q filed on July 12, 2021

10.63	Convertible Promissory Note dated June 16, 2021	Incorporated by reference from the Company’s Form 10-Q filed on July 12, 2021

10.64	Convertible Promissory Note dated July 8, 2021 (Edward Manolos)	Incorporated by reference from the Company’s Form S-1 filed on August 27, 2021

10.65	Convertible Promissory Note dated July 8, 2021 (Dan Van Nguyen)	Incorporated by reference from the Company’s Form S-1 filed on August 27, 2021

10.66	Common Stock Purchase Agreement dated August 23, 2021 with Dutchess Capital Growth Fund, LP	Incorporated by reference from the Company’s Form 8-K filed August 26, 2021.

10.67	Registration Rights Agreement dated August 23, 2021 with Dutchess Capital Growth Fund, LP	Incorporated by reference from the Company’s Form 8-K filed August 26, 2021.

101.INS	XBRL Instance Document	Filed Herewith
101.PRE	XBRL Taxonomy Extension Presentation Linkbase	Filed Herewith
101.LAB	XBRL Taxonomy Extension Label Linkbase	Filed Herewith
101.DEF	XBRL Taxonomy Extension Definition Linkbase	Filed Herewith
101.CAL	XBRL Taxonomy Extension Calculation Linkbase	Filed Herewith
101.SCH	XBRL Taxonomy Extension Schema	Filed Herewith

*	Filed herewith.

**	In accordance with Rule 406T of Regulation S-T, this information is deemed not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

II-13

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 4, 2021.

Cannabis Global, Inc.
By: /s/ Arman Tabatabaei
Arman Tabatabaei Chief Executive Officer and Chief Financial Officer (Principal Executive and Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Arman Tabatabaei , as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arman Tabatabaei	Chief Executive Officer,	November 4, 2021
Chief Financial Officer and Chairman
(Principal Executive and Financial Officer)

/s/ Dan Van Nguyen	Director	November 4, 2021

/s/ Edward Manolos	Director	November 4, 2021

II-14

Exhibits List

Corporate Documents Section

3	Certificate of Incorporation	Incorporated by reference to the Company’s Form S-1 filed on August 26, 2019.

3i	Amendment to Certificate of Incorporation	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

3.ii	Amendment to Certificate of Incorporation Increasing Authorized Shares.	Incorporated by reference from the Company’s Form 8-K filed on June 23, 2021.

3.iii	By Laws	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

3.iv	Aidan & Co. Inc. Formation	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

3.v	Hemp You Can Feel, Inc. Formation	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

3.vi	Articles of Domestications Nevada	Incorporated by reference from the Company’s Current Report on Form 8-K filed on April 3, 2020.

3.vii	Certificate of Conversion Delaware	Incorporated by reference from the Company’s Current Report on Form 8-K filed on April 3, 2020.

3.viii	Certificates of Designation Series A Preferred Stock	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

4a.	Convertible Promissory Note	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

Legal and Consents

5.1	Opinion of Mailander Law Office, Inc. regarding the legality of the securities being registered	Filed herewith

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith

Material Contracts and Other

10.1	Executive Employment Agreement CEO Arman Tabatabaei	Incorporated by reference from the Company’s Form S-1 filed on August 26, 2019

10.2	Change of Control Stock Purchase Agreement	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.3	Director Agreement – Robert L. Hymers III	Incorporated by reference from the Company’s Form S-1 filed on August 26, 2019

10.4	Director Agreement - Dan Van Nguyen	Incorporated by reference from the Company’s Form S-1 filed on August 26, 2019.

10.5	Director Agreement – Edward Manolos	Incorporated by reference from the Company’s Form S-1 filed on August 26, 2019

10.6	Director Agreement – Mellissa Riddell	Incorporated by reference from the Company’s Form 8-K filed February 7, 2020

10.7	Director Agreement – Jim Riley	Incorporated by reference from the Company’s Form 8-K filed November 3, 2020 .

II-15

10.8	Private Placement Memorandum – July 3, 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.9	Private Placement Memorandum – July 10, 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.10	Private Placement Memorandum – July 16, 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.11	Private Placement Memorandum – July 19, 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.12	Private Placement Memorandum – August 15, 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.13	Private Placement Memorandum – August 19, 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.14	Property Lease 520 Grand Ave, Suite 320 Los Angeles, CA 90071	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.15	Property Lease 6130 S Avalon Ave Los Angeles, CA	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.16	Resignation of Former CEO Garry McHenry	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.17	Settlement Agreement BOD Resolution Manolos/Nguyen/Others	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.18	Riddell/Kirby Agreements BOD Resolutions	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.19	Paladin Advisors SPA	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.20	Costello SPA	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.21	K&J SPA November 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.22	K&J SPA April 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.23	K&J SPA May 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.24	Eagle Note January 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.25	Crown Bridge Note March 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.26	GW Holdings Note January 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.27	Power Up Note December 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

II-16

10.28	Power Up Note February 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.29	BOD Action Acquisition of Action Nutraceuticals July 2019	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.30	Hymers Note January 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.31	Tabatabaei Note February 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.32	Tabatabaei Note Conversion	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.33	Pinnacle Consulting Agreement	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.34	Tabular Consulting Agreement	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.35	Crown Bridge Note 2nd tranche May 2020	Incorporated by reference from the Company’s Form S-1 filed on June 5, 2020

10.36	Lelantos Convertible Notes	Incorporated by reference from the Company’s Form 8-K filed on February 20, 2020.

10.37	Modification Agreement; Lelantos Convertible Notes	Incorporated by reference from the Company’s Form 8-K filed on June 18, 2020.

10.38	Management Agreement; Whisper Weed.	Incorporated by reference from the Company’s Form 8-K filed on July 24, 2020.

10.39	Stock Purchase Agreement; GHS Investments, LLC	Incorporated by reference from the Company’s Form 8-K filed on August 13, 2020.

10.40	Stock Purchase Agreement and Form of Convertible Promissory Note; Natural Plant Extract	Incorporated by reference from the Company’s Form 8-K filed September 1, 2020.

10.41	Share Exchange Agreement; Marijuana Company of America, Inc.	Incorporated by reference from the Company’s Form 8-K filed October 2, 2020.

10.42	Securities Purchase Agreement with Redstart Holdings Corp dated September 22, 2020	Incorporated by reference from the Company’s Form 10-Q filed on January 13, 2021

10.43	Convertible Promissory Note with Redstart Holdings Corp. dated September 22, 2020	Incorporated by reference from the Company’s Form 10-Q filed on January 13, 2021

II-17

10.44	Securities Purchase Agreement with Redstart Holdings Corp. dated October 30, 2020	Incorporated by reference from the Company’s Form 10-Q filed on January 13, 2021

10.45	Convertible Promissory Note with Redstart Holdings Corp. dated October 30, 2020	Incorporated by reference from the Company’s Form 10-Q filed on January 13, 2021

10.46	Ethos Technology Acquisition Agreement dated November 16, 2020	Incorporated by reference from the Company’s Form 10-Q filed on January 13, 2021

10.47	Securities Purchase Agreement with GW Holdings Group, LLC dated January 12, 2021	Incorporated by reference from the Company’s Form 10-Q filed on January 13, 2021

10.48	Convertible Promissory Note with GW Holdings Group, LLC dated January 12, 2021	Incorporated by reference from the Company’s Form 10-Q filed on January 13, 2021

10.49	Riddell Independent Director Agreement dated February 18, 2021	Incorporated by reference from the Company’s Form S-1 filed on February 26, 2021

10.50	Securities Subscription and Purchase Agreement between Registrant and BHP Capital NY, Inc.	Incorporated by reference from the Company’s Form 8-K filed on February 4, 2021

10.51	Securities Subscription and Purchase Agreement between Registrant and Platinum Point Capital, LLC.	Incorporated by reference from the Company’s Form 8-K filed on February 4, 2021

10.52	Stock Purchase Agreement with Edward Manolos dated January 27, 2021	Incorporated by reference from the Company’s Form 8-K filed on February 2, 2021

10.53	NPE Shareholder Agreement June 5, 2020	Incorporated by reference from the Company’s Form 8-K filed on June 15, 202

10.54	Exchange Agreement and Convertible Note - Robert Hymers	Incorporated by reference from the Company’s Form 8-K filed on June 15, 2021

10.55	Jim Riley Director Resignation Letter	Incorporated by reference from the Company’s Form 8-K filed on June 15, 202

10.56	Amendment to Exchange Agreement - Marijuana Company of America	Incorporated by reference from the Company’s Form 8-K filed on June 11, 2021

10.57	Joint Venture Agreement - MCOA	Incorporated by reference from the Company’s Form 8-K filed on May 18, 2021

10.58	Lease between Valwood Group, LLC and Lynwood Roads Delivery dated July 1, 2020	Incorporated by reference from the Company’s Form 10-Q filed on July 12, 2021

II-18

10.59	Assignment and Amendment of Commercial Lease Agreement between Imperial Diversified Holdings, LLC, Valwood Group, LLC and Natural Plant Extract of California, Inc.	Incorporated by reference from the Company’s Form 10-Q filed on July 12, 2021

10.60	Convertible Promissory Note dated March 8, 2021	Incorporated by reference from the Company’s Form 10-Q filed on July 12, 2021

10.61	Convertible Promissory Note dated March 16, 2021	Incorporated by reference from the Company’s Form 10-Q filed on July 12, 2021

10.62	Securities Purchase Agreement dated March 25, 2021	Incorporated by reference from the Company’s Form 10-Q filed on July 12, 2021

10.63	Convertible Promissory Note dated June 16, 2021	Incorporated by reference from the Company’s Form 10-Q filed on July 12, 2021

10.64	Convertible Promissory Note dated July 8, 2021 (Edward Manolos)	Incorporated by reference from the Company’s Form S-1 filed on August 27, 2021

10.65	Convertible Promissory Note dated July 8, 2021 (Dan Van Nguyen)	Incorporated by reference from the Company’s Form S-1 filed on August 27, 2021

10.66	Common Stock Purchase Agreement dated August 23, 2021 with Dutchess Capital Growth Fund, LP	Incorporated by reference from the Company’s Form 8-K filed August 26, 2021.

10.67	Registration Rights Agreement dated August 23, 2021 with Dutchess Capital Growth Fund, LP	Incorporated by reference from the Company’s Form 8-K filed August 26, 2021.

101.INS	XBRL Instance Document	Filed Herewith
101.PRE	XBRL Taxonomy Extension Presentation Linkbase	Filed Herewith
101.LAB	XBRL Taxonomy Extension Label Linkbase	Filed Herewith
101.DEF	XBRL Taxonomy Extension Definition Linkbase	Filed Herewith
101.CAL	XBRL Taxonomy Extension Calculation Linkbase	Filed Herewith
101.SCH	XBRL Taxonomy Extension Schema	Filed Herewith

*	Filed herewith.

**	In accordance with Rule 406T of Regulation S-T, this information is deemed not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

II-19